Exhibit 4.10

THE LACLEDE GAS LIGHT COMPANY

TO

MISSISSIPPI VALLEY TRUST COMPANY,

                                                                                                  TRUSTEE

Mortgage and Deed of Trust

Dated as of February 1, 1945

Printed in U.S.A.	Browne & Co., Inc., New York

TABLE OF CONTENTS

PAGE
Parties	1
Recitals	1
Description of bond issue	1
General form of coupon bond	1
General form of coupon	4
General form of fully registered bond	5
Form of Trustee’s Certificate	8
Compliance with legal requirements	8
Granting clauses	8
Description of property	8
No. 1—First and Mullanphy Streets	8
No. 2—Sarah Street and Evans Avenue	10
No. 3—Second and Rutger Streets	10
No. 4—Piedmont Avenue and Gasconade Street	11
No. 5—Fourteenth and Gratiot Streets	12
No. 6—Spruce Street	12
No. 7—California and Gravois Avenues	12
No. 8—Forest Park Boulevard	13
No. 9—Switch Track Right-of-Way	13
No. 10—Duncan Avenue	13
No. 11—Chevrolet Avenue	14
No. 12—Broadway and River Des Peres	15
No. 13—Chouteau and Newstead Avenues	17
No. 14—Leasehold—Eleventh and Olive Streets	17
General and after-acquired property clauses	18
Appurtenances, etc.	18
Agreement as to after-acquired property	19
Properties excepted from lien of Indenture	19
Habendum	19
Exceptions, reservations, etc.	20
Grant in trust	20
Defeasance clause	20
Covenant clause	21

ARTICLE I
DEFINITIONS
SEC. 1.01—Explanatory statement	21
SEC. 1.02—“the Company”, “the Trustee”, “this Indenture”, “the lien hereof”, ”the lien of this Indenture”, “the mortgaged and pledged property”, “outstanding”, bonds owned by the Company and certain others not to be counted for purposes of certain sections, “daily newspaper”	21

SEC. 1.03—“resolution”, “engineer”, “independent engineer”, “accountant”, ”Treasurer’s certificate”, “engineer’s certificate”, “independent engineer’s certificate”, “opinion of counsel”, “independent”, “control”, “person”, “affiliate”	23
SEC. 1.04—I “property additions”	25
II Deductions from and additions to property additions	27
III Retirement of property	29
SEC. 1.05—“funded property”, “funded cash”	29
SEC. 1.06—“excepted encumbrances”, “prior lien”, “prior lien bonds”, “outstanding” with respect to prior lien bonds	31
SEC. 1.07—“net earnings certificate”	33

ARTICLE II
FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS
SEC. 2.01—Series and form of bonds	36
Form of each series must specify the descriptive title of the bonds, designation of series, date of coupon bonds, rate of interest, date of maturity, dates of interest and place of payment of principal and interest and for registration and transfer of bonds	36
Optional provisions:
(a) Additional places for payments, registration or transfer	36
(b) Payment of taxes, creation of sinking fund, conversion of bonds into stock	37
(c) Exchange of bonds	37
(d) Redemption	37
(e) Other terms and conditions	37
SEC. 2.02—Kinds and denominations of bonds on original issuance	38
SEC. 2.03—Dates of registered bonds and coupon bonds	38
SEC. 2.04—Legends on bonds	38
SEC. 2.05—Procedure for exchange of bonds	38
Charges	39
SEC. 2.06—Registration and transfer of bonds	39
SEC. 2.07—Execution of bonds	40
Execution by former officers	40
Matured coupons to be detached	40
SEC. 2.08—Temporary bonds	40
SEC. 2.09—Bonds in lieu of lost, destroyed or mutilated bonds	41
SEC. 2.10—Trustee’s certificate	42
SEC. 2.11—Payment of bonds in foreign countries	42
SEC. 2.12—Bonds of the % Series due 1965	42
Unlimited	43
Maturity date	43
Denominations	43
Interest rate	43
Paying Agent	43
Date of issue	43

Redemption	43
Premiums	43
Exchangeability	45
Registration	45
SEC. 2.13— Sinking fund for bonds of 1965 Series	46

ARTICLE III
GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS

SEC. 3.01—Required statements	47

ARTICLE IV
INITIAL ISSUE OF BONDS

SEC. 4.01—$19,000,000 of 1965 Series Bonds to be issued forthwith	48

ARTICLE V
GENERAL PROVISIONS AS TO ISSUE OF BONDS

SEC. 5.01—Amount of bonds which may be secured hereby	48
Board of Directors may fix terms of issue of bonds	48

ARTICLE VI
ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS

SEC. 6.01—Bonds issuable upon basis of property additions	49
SEC. 6.02—No bonds issuable upon basis of funded property	49
SEC. 6.03—60% of cost or fair value of property additions basis of issuing bonds	49
Method of determining cost	49
SEC. 6.04—Conditions of issuing bonds, etc., upon basis of property additions subject to prior liens	50
SEC. 6.05—Net earnings requirements	51
SEC. 6.06—Requirements for issuance by Trustee of bonds upon basis of property additions	51
(1) Resolution	51
(2) Treasurer’s certificate	51
(3) Engineer’s certificate	52
(4) Independent engineer’s certificate in certain cases	53
(5) Written appraisal in certain cases	54
(6) Net earnings certificate	55
(7) Opinion of counsel	55
(8) Instruments of conveyance, other documents	56
(9) Deposit of prior lien bonds and/or cash	56

SEC. 6.07—Issuance of bonds upon acquisition of St. Louis County Gas Company	57
“cost”	57
“fair value”	58
Value of securities	58
Section is optional	58

ARTICLE VII
ISSUANCE OF BONDS UPON RETIREMENT OF BONDS
PREVIOUSLY OUTSTANDING HEREUNDER

SEC. 7.01—Requirements	58
(1) Resolution	59
(2) Treasurer’s certificate	59
(3) Opinion of counsel	60
(4) Certificates or documents specified by counsel	60
Net earnings certificate required in certain cases	60

ARTICLE VIII
ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE

SEC. 8.01—Requirements	61
(1) Resolution	61
(2) Treasurer’s certificate	61
(3) Net earnings certificate	61
(4) Opinion of counsel	61
(5) Certificates or documents specified by counsel	62
SEC. 8.02—Withdrawal of cash in lieu of issuance of bonds	62
SEC. 8.03—Application of deposited cash to purchase, payment or redemption of bonds	62

ARTICLE IX
PARTICULAR COVENANTS OF THE COMPANY

SEC. 9.01—Lawful possession; Maintenance of lien; Right to mortgage	63
SEC. 9.02—Payment of principal and interest	64
SEC. 9.03—Maintenance of office or agency for payments, etc.	64
SEC. 9.04—Duties of paying agent other than Trustee	64
SEC. 9.05—Payment of taxes and assessments	65
Discharge of liens	65
Payment of judgments in installments	66
SEC. 9.06—Insurance on property	66
Application of insurance proceeds received by Company	67
Application of insurance proceeds received by Trustee	67
SEC. 9.07—I Covenants as to maintenance	68
Annual payments to Maintenance and Improvement Fund	69
Credits	69
Annual Treasurer’s certificate; contents thereof	71
Application of cash in Maintenance and Improvement Fund	73

Opinion of counsel for credit under subdivision (b)	73
Requirements for credit under subdivision (c)	74
II “Gross operating revenue of the Company” for Section 9.07	74
III “Average amount of gross property account” and “amount of the gross property account” for Section 9.07	75
SEC. 9.08—Maintenance of corporate existence and franchises	75
SEC. 9.09—Advances by Trustee	75
SEC. 9.10—Recording, filing of this Indenture	76
(1) Initial opinion of counsel	76
(2) Annual opinion of counsel	76
SEC. 9.11—Instruments of further assurance	77
SEC. 9.12—Books and records; inspection thereof	77
SEC. 9.13—Observance of covenants	77
SEC. 9.14—I Limitations on withdrawal of cash deposited with trustee under a prior lien	77
II Requirements on discharge of any prior lien	78
III Limitations on increase of prior lien bonds	79
SEC. 9.15—Company not to pay dividends, etc., unless certain conditions met Company to notify Trustee of declaration of dividend or acquisition, etc., of capital stock and deliver Treasurer’s certificate	80
“Net Income”	80
SEC. 9.16—Restrictions on Capital Surplus	81

ARTICLE X
BONDHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SEC. 10.01—Company to furnish bondholders’ lists to Trustee	81
SEC. 10.02—Preservation of information by Trustee	82
Destruction of information by Trustee; conditions thereof	82
Access of bondholders to list; conditions thereof	82
Alternatives of Trustee to granting access to bondholders’ list	83
SEC. 10.03—Company to file with Trustee copies of reports filed with Securities and Exchange Commission	84
Filing of additional reports, etc., may be required	84
Summaries of reports, etc., to be sent to bondholders	85
SEC. 10.04—Annual information to be furnished to bondholders by Trustee	85
(1) Eligibility of Trustee	85
(2) Advances made by Trustee	85
(3) Particulars of indebtedness of the Company to Trustee individually	85
(4) Property in possession of Trustee as such	86
(5) Releases of property	86
(6) Additional issues of bonds	86
(7) Performance of Trustee’s duties	86
Additional reports	86
(1) Releases of property	86
(2) Advances made by Trustee	87

v

Bondholders entitled to reports	87
Reports to be filed with Securities and Exchange Commission and Stock Exchanges	88

ARTICLE XI
CONCERNING PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE

SEC. 11.01—Requirements for deposit of prior lien bonds	88
SEC. 11.02—Deposited prior lien bonds to be held as part of pledged property	88
SEC. 11.03—Right of Trustee to cancel prior lien bonds	89
SEC. 11.04—Rights of Trustee to enforce prior lien bonds	90

ARTICLE XII
REDEMPTION OR PURCHASE OF BONDS

SEC. 12.01—What bonds redeemable	90
SEC. 12.02—Redemption of part of series	91
Selection by lot	91
Notice	91
SEC. 12.03—Deposit of redemption price with Trustee	92
SEC. 12.04—Redemption of moneys held in trust	92
Payment to bondholders	93
Bonds cease to bear interest	93
Partial redemption of a registered bond	93
SEC. 12.05—Purchase of bonds by Trustee	93
Price	94
Procedure	94
Interest paid by Company	95
“Current redemption price”	95
SEC. 12.06—Redeemed and purchased bonds to be canceled	95

ARTICLE XIII
POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY

SEC. 13.01—Right of Company to possess and enjoy mortgaged and pledged property	95
SEC. 13.02—What Company may do without release by or consent of Trustee	96
(1) Sale of obsolete, etc., property	96
(2) Abandonment	96
(3) Cancellation, alteration of contracts	97
(4) Surrender or modification of franchises; conditions thereof	97
SEC. 13.03—Release of property by Trustee	97
Requirements	97
(1) Resolution	97
(2) Treasurer’s certificate	97
(3) Engineer’s or independent engineer’s certificate	97
(4) Opinion of counsel	98
(5) Consideration; computation thereof	98

(6) Opinion of counsel in certain cases	100
Additional requirements in certain cases	100
Disposition of bonds, prior lien bonds, cash, etc., deposited with Trustee	101
SEC. 13.04—Release of certain unimproved real estate	102
Resolution	102
Engineer’s or independent engineer’s certificate	102
Deposit of consideration	102
SEC. 13.05—I Withdrawal, use or application of money received by Trustee for release of property	103
Requirements	104
II Disposition of money not so withdrawn, used or applied within three years	105
Purchase money mortgages on released property	105
Substituted property subjected to the lien hereof	106
Disposition of deposited bonds and prior lien bonds	106
SEC. 13.06—A. Release of property taken by eminent domain or purchased by governmental body	106
Opinion of counsel	107
Application of proceeds	107
B. Redemption of bonds where substantially all mortgaged property taken by exercise of eminent domain or sold to governmental body	107
Deposit of redemption moneys with Trustee	107
SEC. 13.07—Rights of receiver or trustee in possession to releases	108
Release by Trustee after default	108
SEC. 13.08—Purchaser in good faith of released property protected	108

ARTICLE XIV
REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT
SEC. 14.01—What constitutes “completed default”	109
Declaration of principal and interest due upon completed default	110
Holders of majority in amount of bonds may annul declaration	110
SEC. 14.02—Trustee to notify bondholders of known defaults; exceptions	111
SEC. 14.03—Trustee may take possession	111
Application of income	111
When Trustee shall surrender possession to Company	112
SEC. 14.04—Power to sell mortgaged and pledged property	112
Notice of sale	112
SEC. 14.05—Judicial proceedings	112
General Remedies	112
When action by Trustee obligatory	113
Remedies cumulative	113
Delay, etc., no waiver of rights	113
Waiver of default not to extend to subsequent default	113

SEC. 14.06—Holders of a majority in amount of bonds may direct time, method and place of proceedings	113
SEC. 14.07—Appointment of a receiver	114
SEC. 14.08—All bonds to become due and payable on sale of property	114
SEC. 14.09—Property may be purchased by bondholders	114
SEC. 14.10—Receipt of Trustee or sale officer as discharge of purchaser	114
SEC. 14.11—Sale to bar company forever	115
SEC. 14.12—Disposition of proceeds of sale	115
(1) Taxes, costs of sale, compensation of Trustee	115
(2) Principal and interest on bonds secured hereby	116
(3) Surplus to Company	116
SEC. 14.13—Waiver of advantage of any appraisement, valuation, stay, extension or redemption laws, and right to marshal assets	116
SEC. 14.14—Right of Trustee to sue for principal and interest as trustee of an express trust	117
Right of Trustee to recover judgment regardless of other proceedings	117
Lien of Indenture not affected by such judgment or levy of execution thereon	118
Application of moneys so collected	118
Powers of Trustee in reorganization, bankruptcy, etc. proceedings	118
Trustee irrevocably appointed attorney-in-fact of bondholders	118
Exception	119
SEC. 14.15—Possession of bonds unnecessary to action by Trustee	119
SEC. 14.16—Limitations on rights of bondholders to avail of remedies provided by Indenture	120
Right to enforce payment of principal and interest absolute	120
SEC. 14.17—Court may require undertaking for costs in certain cases	120
SEC. 14.18—Waiver of periods of grace	121
Effect of abandonment, etc., of proceedings hereunder	121

ARTICLE XV
EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

SEC. 15.01—Execution of instruments by bondholders	121
Proof of execution thereof	121
(a) Notary’s certificate	122
Certificate of Bank, etc.	122
Request, consent, etc., binding future bondholders	122
SEC. 15.02—Ownership of temporary or coupon bonds	122
Ownership of registered bonds	122
Submission of bonds for inspection	123

ARTICLE XVI
IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK,
STOCKHOLDERS, OFFICERS AND DIRECTORS

SEC. 16.01—No recourse clause	123

ARTICLE XVII
EFFECT OF MERGER, CONSOLIDATION, ETC.
SEC. 17.01—Right of Company to merge, consolidate, sell or lease all assets	124
No impairment of lien	124
Lease subject to termination	124
Assumption of obligation	125
SEC. 17.02—Rights of successor corporation	125
Execution of Indenture	125
Rights of successor corporation to issue bonds and take other action on basis of property additions	126
Conditions precedent	126
Opinion of counsel	127
SEC. 17.03—Extent of lien in case of consolidation, etc.	127

ARTICLE XVIII
CONCERNING THE TRUSTEE
SEC. 18.01—Eligibility requirements	128
Office of Trustee not to be vacant	129
SEC. 18.02—Acceptance of Trust	129
Degree of care to be exercised by Trustee	129
SEC. 18.03—Limitations on liability of Trustee	129
SEC. 18.04—Recitals are by Company	130
SEC. 18.05—Limitation on personal liability of Trustee after entry	130
SEC. 18.06—Notice by Trustee to Company	130
SEC. 18.07—When Trustee protected in relying on statements of others	131
SEC. 18.08—Trustee not responsible for selection of experts; exceptions	131
SEC. 18.09—Trustee may own bonds as individual	131
SEC. 18.10—Moneys received by Trustee hereunder to be held in trust	131
SEC. 18.11—Compensation of Trustee	132
Indemnity of’ Trustee	132
SEC. 18.12—Proof of matters by certificate	132
SEC. 18.13—Incidental powers of Trustee	133
SEC. 18.14—Trustee may not have a conflicting interest	133
When Trustee deemed to have a conflicting interest	134
Definition of terms used in Section 18.14(d)	137
“security”	137
“securities”	137
“voting security”	137
“director”	137
“executive officer”	138
“underwriter”	138
“Company”	138
Computation of percentages under subsection (d)	138
Application of this section to separate or co-trustee	140
SEC. 18.15—Obligation of Trustee as creditor of Company to account	140
Exceptions to obligation to account	141

Disposition of special account	142
This section binding on Trustee who has resigned; exceptions	143
Definitions	143
“default”	143
“other indenture securities”	143
Creditor relationships excluded from this section in certain cases	143
Definition of terms in this section	145
“cash transaction”	145
“self-liquidating paper”	145
“Trustee”	145
“Company”	145
SEC. 18.16—Trustee may resign; procedure	145
SEC. 18.17—Trustee may be removed; procedure	146
SEC. 18.18—Appointment of successor Trustee; procedure	146
Lien of Trustee after resignation or removal	147
SEC. 18.19—Appointment of separate or co-trustees	147
Conditions subject to which separate or co-trustee is to be appointed	148
(1) Rights, etc., to be exercised jointly	148
(2) Authentication, etc., of bonds	148
(3) Removal or resignation of separate or co-trustee; appointment of successor	148
(4) No personal liability for acts of other trustees	149
Notices to trustees	149
Contents, filing, etc., of instrument appointing trustee	149
Separate or co-trustee may appoint Trustee as agent	149
Effect of resignation, incapacity, etc., of separate or co-trustee	149
Application of Sections 10.04, 14.02, 18.02 and 18.03 to separate or co-trustee	150
SEC. 18.20—Instruments to be executed by successor trustee	150
Requirements of predecessor on retiring	150
SEC. 18.21—Effect of merger or consolidation of Trustee	150

ARTICLE XIX
DISCHARGE OF MORTGAGE

SEC. 19.01—Discharge of mortgage by Trustee	151
When bonds deemed paid	152

ARTICLE XX
MEETINGS OF BONDHOLDERS

SEC. 20.01—Modification of Indenture	152
SEC. 20.02—Call of meeting by Trustee	152
Call of meeting by bondholders	152
Place, when called by Trustee	153
Written notice	153
Published notice	153
Place, when called by Company or bondholders; notice	153

x

When notice not required	153
SEC. 20.03—Attendance at meetings	154
Certificate in lieu of production of unregistered bonds	154
SEC. 20.04—Persons entitled to vote at meetings	154
Further conditions of voting	155
Proxies	155
SEC. 20.05—Temporary chairman and secretary	155
Permanent chairman and secretary	155
Inspectors of votes	155
SEC. 20.06—Quorum	156
Notice of adjournment	156
SEC. 20.07—Vote required for modification, alteration, etc., of Indenture and/or rights thereunder; limitations thereon	157
Opinion of counsel	158
SEC. 20.08—Record of meetings	158
Conclusiveness of record	158
Copy of resolutions to be mailed to bondholders	158
Necessity of approval of resolutions by Company	159
When Company, Trustee and bondholders bound	159
Proviso	159
SEC. 20.09—Notation on bonds of action taken	159
New bonds may be issued	159
Supplemental indentures may be executed; compliance with Trust Indenture Act	160
SEC. 20.10—Company may stipulate that provisions of this article shall be of no effect in certain cases	160

ARTICLE XXI
MISCELLANEOUS
SEC. 21.01—Limitation of rights hereunder	160
SEC. 21.02—Investment of cash by Trustee in certain securities	161
Investments part of pledged property	161
SEC. 21.03—Deposit with Trustee of funds to pay overdue bonds and coupons	161
When Trustee to pay over to Company amount unclaimed	162
SEC. 21.04—Rights hereunder may be waived by Company	162
Company may make further covenants	162
Correction of ambiguities, etc.	162
Supplemental instruments	162
SEC. 21.05—Successors and assigns	163
SEC. 21.06—Due date of Indenture	163
SEC. 21.07—Trust Indenture Act requirements control	163
SEC. 21.08—“Trust Indenture Act” defined	163
SEC. 21.09—Titles of articles, marginal notations and table of contents not a part hereof	164
SEC. 21.10—Execution in counterparts	164
Testimonium	164
Signatures and seals	164
Acknowledgments	165

Indenture, made as of the first day of February, 1945 between THE LACLEDE GAS LIGHT COMPANY, a corporation of the State of Missouri, hereinafter sometimes called the Company, party of the first part, and MISSISSIPPI VALLEY TRUST COMPANY, a corporation of the State of Missouri, hereinafter sometimes called the Trustee, party of the second part;

WHEREAS, the Company desires to borrow money for its corporate purposes and to issue its bonds therefor from time to time in one or more series, and to mortgage and pledge its property hereinafter described or mentioned, to secure the payment of the same, such bonds to be coupon bonds and/or fully registered bonds, authenticated by the certificate of the Trustee and issuable as in this Indenture hereinafter provided, such coupon bonds, coupons, fully registered bonds and Trustee’s certificate to be substantially in the forms following, respectively, with such insertions, omissions and variations as the Board of Directors of the Company may determine in accordance with the provisions of this Indenture:

[GENERAL FORM OF COUPON BOND]

THE LACLEDE GAS LIGHT COMPANY

FIRST MORTGAGE BOND

No                                                                       Series                          $

THE LACLEDE GAS LIGHT COMPANY, a corporation of the State of Missouri (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, on                                          ,                     , at the office or agency of the Company in                                              ,                                  Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon from the date

hereof at the rate of                              per centum per annum in like coin or currency, at said office or agency on                              and                          in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged, but only, in the case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached, as they severally mature.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds,                          Series                         , all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein called the Mortgage), dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, as Trustee, to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2⁄3%) in principal amount of the bonds affected by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the holder hereof of a lien upon such property without the consent of the holder hereof except that the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding may consent on behalf of the holders of all bonds at the time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is negotiable and shall pass by delivery unless registered as to principal in the owner’s name at the office or agency of the Company in                             , and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer, be treated as negotiable and be transferable by delivery. The Company and the Trustee may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name the same is registered, and the bearer of any coupon hereto appertaining, as the absolute owner for the purpose of receiving payment and for all other purposes.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

Neither this bond nor the coupons hereto attached shall become obligatory until Mississippi Valley Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, THE LACLEDE GAS LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice-Presidents and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto.

Dated,

THE LACLEDE GASLIGHT COMPANY,

By:
President.

Attest:

Secretary.

[GENERAL FORM OF COUPON]

No.                                                       Series                              $

On                                     ,                  , THE LACLEDE GAS LIGHT COMPANY will pay to bearer at its office or agency in                         ,                                           Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, as specified in its First Mortgage Bond,                  Series                  No                 , being six months’ interest then due on said bond.

This coupon shall be treated as negotiable. It will not be payable if said bond shall have previously become payable or been called for previous redemption and payment duly provided for.

Treasurer.

[GENERAL FORM OF FULLY REGISTERED BOND]

THE LACLEDE GAS LIGHT COMPANY

FIRST MORTGAGE BOND

No.                                                   Series                              $

THE LACLEDE GAS LIGHT COMPANY, a corporation, of the State of Missouri (hereinafter called the Company), for value received, hereby promises to pay to                                                           or registered assigns, on                             ,                      at the office or agency of the Company in                                                      ,                                                       Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from the                                               or                                               next preceding the date of this bond, at the rate of                                      per centum (    %) per annum in like coin or currency, at said office or agency on                          and                          in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds,                      Series                     , all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein called the Mortgage), dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, as Trustee, to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2⁄3%) in principal amount of the bonds affected by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the holder hereof of a lien upon such property without the consent of the holder hereof except that the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding may consent on behalf of the holders of all bonds at the time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in                                     , upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Mississippi Valley Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, THE LACLEDE GAS LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice-Presidents and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries.

Dated,

THE LACLEDE GAS LIGHT COMPANY,

By
President.

Attest:

Secretary.

[FORM OF TRUSTEE’S CERTIFICATE ON AI.L BONDS]

This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage.

MISSISSIPPI VALLEY TRUST·COMPANY,
TRUSTEE

By
Authorized Officer.

and

WHEREAS, all things necessary to make said bonds when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid, binding and legal instrument for the security thereof, have been performed, and the issue of said bonds as in this Indenture provided has been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That The Laclede Gas Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued hereunder, according to their tenor and effect and the performance of all the provisions hereof (including any instrument supplemental hereto and any modification or alteration made as in this Indenture provided) and of said bonds, hath granted, bargained and sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain and sell, release, convey, assign transfer, mortgage, pledge, set over and confirm unto Mississippi Valley Trust Company, as Trustee, and to its successor or successors in said trust and its and their assigns forever, all the following described properties of the Company, that is to say:

NO. 1 — FIRST AND MULLANPHY STREETS

The following described property situated in the City of St. Louis and State of Missouri, to-wit: A parcel of land in and immediately east of City Block 234, (formerly City Blocks 234 and 235) of the City of St. Louis: Beginning at the southeast corner of First (or Main) Street and Mound Street, thence east along the south line of Mound Street 337 feet 6 inches to the east line of said City Block 234, thence south along the east line of said City Block 147 feet 6 inches, more or less, to the north line of a tract of land acquired by The Laclede Gas Light Company by deed recorded in Book 437 on Page 417 in the Office of the Recorder of Deeds for the City of St. Louis, thence east along the north line of said tract 250 feet, more or less, to the Mississippi River, thence south along the Mississippi River to the north line of Mullanphy Street produced eastwardly, thence west along said prolonged north line of Mullanphy Street and the north line of Mullanphy Street as now established, 500 feet, more or less, to a point 90 feet east of First Street, thence north and parallel to First Street 60 feet, thence west and parallel to Mullanphy Street 90 feet to the east line of First Street, and thence north along that line 525 feet 6 inches to the point of beginning; excepting therefrom the following tracts designated as (a), (b), (c) and (d):

(a) Beginning at a point in the northeast corner of said City Block 234, thence west along the south line of Mound Street 169.5 feet to a point, thence south and at right angles with said Mound Street 138 feet, thence east and parallel with Mound Street 77.5 feet, thence south and at right angles with Mound Street 109 feet, thence east and parallel with Mound Street 101.94 feet to the east line of said City Block 234, and thence north 247.2 feet to the initial point.

(b) Beginning at a point 65.8 feet east of the east line of said City Block 234 and 147.5 feet south of the south line of Mound Street, extended eastwardly, said beginning point being in the north line of property acquired by The Laclede Gas Light Company by deed recorded in Book 437 on Page 417 and in the east line of the right-of-way of the Wabash Railroad Company, thence south with the railroad-right-of-way 77 feet, thence east and parallel with Mound Street, extended, 45 feet, thence north and parallel with said railroad right-of-way 17 feet, thence east and parallel with Mound Street, extended, 110 feet, thence south and parallel with said railroad right-of-way 61 feet, thence east to the Mississippi River, thence northwardly along and with said River 121 feet, more or less, to the north line of property acquired by The Laclede Gas Light Company by deed recorded in Book 437 on Page 417, and thence west with said property line to the initial point.

(c) The railroad rights-of-way as now located running across said property from north to south.

(d) A strip of land bounded on the east by the Mississippi River, on the west by the east line of said City Block 234, on the south by the north line of Mullanphy Street, extended eastwardly, and on the north by a line parallel with and distant 137.5 feet north of the north line of Mullanphy Street extended.

NO. 2 — SARAH STREET AND EVANS AVENUE

The Western 23 feet of lot 26, all of lots 27, 28, 29 and 30 in Block 11 of Evans Place and in Block 3732 of the City of St. Louis, beginning at the point of intersection of the North line of Evans Avenue with the East line of Sarah Street; thence northwardly along the East line of Sarah Street 165 feet 10 inches, more or less, to the North line of said lot 30; thence eastwardly along the North line of said lots 30, 29, 28 and 27 and the Western 23 feet of lot 26, 205 feet, more or less, to a point; thence southwardly and parallel with the east line of Sarah Street, a distance of 165 feet 10 inches, more or less, to the North line of Evans Avenue; thence west along the north line of Evans Avenue 205 feet to the point of beginning.

NO. 3 — SECOND AND RUTGER STREETS

1. All of Block 197 of the City of St. Louis; bounded west by Second Street, north by Convent Street, east by First Street, and south by Rutger Street.

2. A parcel of land in Blocks 199 and 200 of the City of St. Louis, and described as follows:—Beginning at the point of intersection of the south line of Rutger Street and the west line of First Street, thence southwardly along the west line of First Street, a distance of 437 feet 5 inches, more or less, to the north line of Park Avenue; thence westwardly along the north line of Park Avenue, a distance of 506 feet 5 inches, more or less, to the east line of the north and south alley in

City Block 200; thence northwardly along the east line of said alley, a distance of 425 feet 2 inches, more or less, to the south line of Rutger Street; thence eastwardly along the south line of Rutger Street, a distance of 514 feet 2 1⁄2 inches, more or less, to the point of beginning: EXCEPTING therefrom a north and south alley, 20 feet wide, in City Block 199; and that part of Kosciusko Street lying north of Park Avenue, and which separates City Block 199 from City Block 200.

3. Lots 13, 14, 15 and 16 of School Land Subdivision and in block 200 of the City of St. Louis, having an aggregate front of 111 feet 6 inches on the east line of Second Street, by a depth eastwardly of 111 feet 10 inches on the north line of lot 16, and of 114 feet 10 1⁄2 inches on the south line of lot 13, to an alley; bounded on the north by Rutger Street.

NO. 4 — PIEDMONT AVENUE AND GASCONADE STREET

A parcel of land in Blocks 2617 and 2618 of the City of St. Louis, and described as follows:—Beginning at the point of intersection of the east line of Piedmont Avenue, 80 feet wide, and the south line of Gasconade Street; thence eastwardly along the south line of Gasconade Street, a distance of 269 feet 6 inches, more or less, to the west line of lot 32 of Ormston Place; thence southwardly along the said west line of lot 32, a distance of 123 feet 6 inches, more or less, to the south line of lots 32, 31, 30 and 29 of Ormston Place; thence along the said south line of lots 32, 31, 30 and 29, a distance of 104 feet, more or less, to the western end of a public alley; thence southwardly along the western end of said public alley, the west line of lot 13 of Ormston Place, and the western end of Hickman Street, a distance of 178 feet 6 inches to the south line of Hickman Street; thence continuing southwardly on a line at right angles to the north line of Meramec Street, prior to vacation thereof by Ordinance No. 41764, a distance of 48 feet, more or less, to a point in a line 250 feet north of and parallel with the north line of Meramec Street, prior to vacation thereof; thence westwardly along said line 250 feet north of said Meramec Street, a distance of 370 feet, more or less, to the east line of Piedmont Avenue, thence northwardly along the east line of Piedmont Avenue a distance of 350 feet, more or less, to the point of beginning. Said parcel being bounded on the north partly by Gasconade Street, and partly by lots 29, 30, 31 and 32 of Ormston Place; on the east partly by lots 32 and 13 of Ormston Place, and partly by a public alley, Hickman Street and land conveyed by The Laclede Gas Light Company to the City of St. Louis by deed recorded in book 5785 page 272; on the south by land conveyed by The Laclede Gas Light Company of the City of St. Louis by said deed recorded in book 5785 page 272, and on the west by Piedmont Avenue.

NO. 5 — FOURTEENTH AND GRATIOT STREETS

All of Block 446 of the City of St. Louis; bounded east by 14th Street, south by Singleton Street, west by 15th Street, and north by Gratiot Street.

NO. 6 — SPRUCE STREET

Lots 15 to 25, both inclusive, and a strip off the east side of lot 26, all in Block 5 of Adam’s Addition, and in Block 1724 of the City of St. Louis, having an aggregate front of 275 feet 11 1⁄2 inches on the north line of Spruce Street, by a depth northwardly of 114 feet 9 inches, more or less, to an alley, on which there is an aggregate width of 275 feet 1 1⁄2 inches; bounded on the east by lot 14 of said Block and Addition and on the west by the remaining portion of lot 26, owned now or formerly by John Lynn.

NO. 7 — CALIFORNIA AND GRAVOIS AVENUES

Lots 2 to 8, both inclusive, in Block 13 of Durand Tract, and in Block 1425 north of the City of St. Louis, having an aggregate front of 189 feet 6 inches on the west line of California Avenue, by an irregular depth westwardly to an alley; bounded on the north by an alley and on the south by Gravois Avenue: EXCEPTING therefrom the triangular southeast part of lot 2, at the intersection of Gravois and California Avenues, dedicated to public use by plat recorded in Plat book 16 page 123.

NO. 8 — FOREST PARK BOULEVARD

A parcel of ground in block 26 of Peter Lindell’s Second Addition, and lots 7 to 14, both inclusive, of Forest Park Boulevard Subdivision by John Jackson, all in Block 3918 west of the City of St. Louis, having an aggregate front of 765 feet 6 3⁄8 inches on the south line of Forest Park Avenue, by a depth southwardly of 200 feet to an alley, on which there is an aggregate width of 765 feet 6 7⁄8 inches, more or less; bounded on the east by a line 300 feet west of the west line of Vandeventer Avenue, and on the west by lots 6 of Forest Park Boulevard Subdivision by John Jackson.

NO. 9— SWITCH TRACK RIGHT-OF-WAY

Undivided one-third interest in right-of-way for switch track over two parcels of land, (1) in City Block 3918-W and (2) in City Block 3953, both of the City of St. Louis, Missouri.

1. A strip of land 14.0 feet wide whose center line intersects the south line of a public alley in City Block 3918-W, 408 feet 4 1⁄2 inches west of the west line of Vandeventer Avenue and thence in a south-eastwardly direction to the north line of Duncan Avenue, which it intersects at a point 176 feet 5 inches west of the west line of Vandeventer Avenue.

2. A strip of land of varying width, whose west line begins at a point in the south line of Duncan Avenue and thence southwestwardly 521.3 feet where it terminates in a point 492.1 feet, more or less, south of south line of Duncan Avenue and 262.2 feet, more or less, west of the west line of Vandeventer Avenue.

Said parcels (1) and (2) being the same parcels conveyed to The Laclede Gas Light Company by deed recorded in Book 5900, page 335.

NO. 10 — DUNCAN AVENUE

Lots 15, to 28, both inclusive, of Forest Park Boulevard Subdivision of Block 27 of P. Lindell’s Second Addition by John Jackson, and in

Block 3918 west of the City of St. Louis, having an aggregate front of 682 feet 8 inches on the north line of Duncan Avenue, by a depth northwardly along the east line of lot 15 of 194 feet 8 inches, and along the west line of lot 28 of 191 feet 3 inches, to the south line of an alley, on which there is an aggregate width of 682 feet 8 1⁄2 inches; bounded on the east by property now or formerly of Granite Bituminous Paving Company and on the west by Sarah Street.

NO. 11 — CHEVROLET AVENUE

Lots 7 to 19 and part of lot 20 in block 1 of General Motors Park and in block 5733 of the City of St. Louis, also lots 10 to 21 and part of lot 22, part of lots 26 and 27, all of lots 28 to 37 in block 2 of General Motors Park and in block 5734 of the City of St. Louis, also part of lot “K” of the Subdivision of Alice E. Davis Estate, according to plat filed in Plat book 8 page 96 of the St. Louis County Recorder’s Office, U.S. Survey 1913, and in Out lot 102 of the City of St. Louis, also part of Lexington Avenue, vacated by Ordinance No. 30973 and North and South alley in block 5733 of the City of St. Louis, conditionally vacated by Ordinance No. 38229; Beginning at a point in the west line of Hamilton Avenue 136 feet 9 3⁄8 inches south of the south line of Natural Bridge Avenue, as widened pursuant to the provisions of Ordinance No. 30828, being also the south line of an alley 15 feet wide dedicated on the plat of block 2 of General Motors Park, according to plat recorded in Plat book 20 page 26, thence west and parallel with the south line of Natural Bridge Avenue, and along the south line of said alley as shown on plat of blocks 1 and 2 of General Motors Park, according to plat recorded in Plat book 20 page 26 and south line of an alley 15 feet wide as shown on the plat of blocks 1 and 2 of Natural Bridge Terminal Loop Subdivision, according to plat recorded in Plat book 20 page 55, a distance of 1041 feet, more or less, to property of Florissant Construction Real Estate and Investment Company, being also the west line of said lot “K”, Davis Estate; thence south along the east line of property of Florissant Construction Real Estate and Investment Company 630 feet, more or less, to a point, being the southeast corner of property of Florissant Construction Real Estate and Investment Company; thence east 928 feet, more or less, to the west line of Hamilton Avenue at a point 325 feet south of the south line of point of beginning; thence north along the west line of Hamilton Avenue 325 feet to the south line of an alley and point of beginning. (EXCLUSIVE of Chevrolet Avenue and alley in City block 5734 dedicated to public use as shown on the plats of blocks 1 and 2 of General Motors Park, according to plat recorded in Plat book 20 page 26 and East and West alley on south side of City block 5733, according to plat recorded in Plat book 24 page 16).

NO. 12 — BROADWAY AND RIVER DES PERES

1. A parcel of land in St. Louis County, situated immediately east of Broadway and immediately South of the Southern City Limits and described as follows: Beginning at a point on the East line of Broadway at its intersection with the Southern City Limits of the City of St. Louis; thence running eastwardly along said City Limits Line, about 1800 feet to its intersection with the West line of property now or formerly of Missouri Pacific Railroad Company; thence Southwardly along the West line of property of said Railroad Company about 2468 feet to a point 226 feet North of the South line of Allen’s Subdivision in the Chouquette Tract; thence Westwardly and parallel with said South line of said Subdivision about 106.9 feet to the Northeast corner of Lot 7 in Block 4 of said Allen’s Subdivision in the Chouquette Tract; thence Southwardly along the East line of said Lot 7 in Block 4 of said Subdivision 226 feet to the South line of said Allen’s Subdivision in the Chouquette Tract; thence Westwardly along said line about 2317 feet to its intersection with the east line of Broadway and thence northwardly along the east line of Broadway about 2519 feet 8 inches to the place of beginning.

2. A parcel of land in the City of St. Louis, Missouri, lying immediately north of the Southern City Limits and east of Broadway, and described as follows: Beginning at a point on the east line of Broadway 60 feet wide at its intersection with the Southern City Limits of the

City of St. Louis; thence running northwardly along the east line of Broadway about 187 feet 2 3⁄4 inches to the center line of River des Peres; thence eastwardly along said center line of River des Peres about 10 feet to the east line of Broadway now widened to a width of 80 feet; thence northwardly along the east line of Broadway about 457 feet to the South line of Lorentz Street; thence eastwardly along the south line of Lorentz Street about 352 feet 3 1⁄2 inches to the east line of Water Street; thence northwardly along the East line of Water Street about 373 feet 8 inches to a point 20 feet south of the north line of Lot 64 of Ivory’s Subdivision in Block 3250 of the City of St. Louis; thence eastwardly along a line parallel to the south line of Catalan Street 155 feet 4 3⁄4 inches to a point on the east line of an alley in said Block; thence north along the east line of said alley about 292 feet 6 inches to the south line of Catalan Street; thence eastwardly on the south line of Catalan Street about 2140 feet to the Mississippi River; thence southwardly along said River about 900 feet to the center line of the River des Peres, thence westwardly and southwestwardly along center line of said River des Peres, about 1472 feet to its intersection with the west line of property now or formerly of Missouri Pacific Railroad Company; thence southwardly along the west line of property of Missouri Pacific Railroad Company about 260 feet to its intersection with the Southern City Limits of the City of St. Louis; thence westwardly along the Southern City Limits of the City of St. Louis, about 1800 feet to the place of beginning; EXCEPTING therefrom however the following described parcels of land: (a), (b), (c), and (d).

(a) A certain strip of land 50 feet wide and about 928 feet 4 1⁄2 inches long being the right-of-way of the Missouri Pacific Railroad Company and more particularly described as follows: A strip of land 25 feet wide on each side of a center line beginning at a point on the South line of Catalan Street 600 feet 3 1⁄2 inches east of the east line of Polk Street; thence running southwardly at an angle of 88 degrees 28 7⁄8 minutes with the south line of Catalan Street a distance of about 928 feet 4 1⁄2 inches to the left hand or North boundary line of Right-of-Way of River des Peres Drainage Works as described in Ordinance No. 32986 of the City of St. Louis, approved April 16, 1924.

(b) A strip of land 280 feet wide between Broadway and the Mississippi River and being the right-of-way of the River des Peres Drainage Works and more particularly described in said Ordinance No. 32986.

(c) A strip of land 20 feet wide and about 1860 feet long fronting on the east line of Broadway and lying south of, parallel to and abutting on the said Right-of-Way of said River des Peres Drainage Works, and extending from Broadway eastwardly to the center line of the River des Peres, said center line of River des Peres being also the western line of property now or formerly of Missouri Pacific Railroad Company.

(d) A parcel of land bounded on the west by the original east lines of Blocks 78 and 87 of Survey 3 of the Carondelet Commons North of the River des Peres, on the east by the Mississippi River, on the north by the south line of Catalan Street extended east to the Mississippi River and on the south by the center line of the River des Peres.

NO. 13 — CHOUTEAU AND NEWSTEAD AVENUES

A tract of land in United States Survey 3307 and in block 4807 of the City of St. Louis, fronting 621 feet 4 1⁄4 inches, more or less, on the north line of Chouteau Avenue, by a depth northwardly of 250 feet, more or less, to an alley; bounded on the east by Newstead Avenue, and on the west by property now or formerly of Walter Freund Bread Company.

NO. 14— LEASEHOLD — ELEVENTH AND OLIVE STREETS

A leasehold expiring March 30, 2005, in a tract of land in Block 280 of the City of St. Louis, having a front of ninety-eight (98) feet eight (8) inches on the north side of Olive Street by a depth northwardly to an alley, bounded west by Eleventh Street and east by property now or formerly of Rebecca W. Sire; the said tract of land is improved by a modern ten (10) story office building which was erected in 1913.

Whenever any reference is hereinabove made to any deed or deeds, conveyance or conveyances, or other documents, such reference shall in no way be in limitation of the properties granted or mortgaged herein but shall be deemed to have been inserted to aid in identifying the premises therein mentioned and described.

All other property, whether real, personal or mixed (except any hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all real estate, lands, leases, leaseholds (except the last day of the term of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads; all gas plants, gas containers, buildings and other structures and all offices, buildings and the contents thereof; all machinery, engines, boilers, gas machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, gas and mechanical appliances, conduits, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits; all lines for the distribution of gas for any purpose including pipes, conduits and all apparatus for use in connection therewith and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 hereof, hereinafter contained), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the

Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

IT IS HEREBY AGREED by the Company that all the property, rights and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall be as fully embraced within the lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and specifically conveyed hereby;

Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Indenture, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered hereunder or hereinafter covenanted so to be; and (2) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; construction equipment acquired for temporary use; vehicles and automobiles; and (3) all judgments, accounts and choses-in-action, the proceeds of which the Company is not obligated as hereinafter provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from the lien and operation of this Indenture in the foregoing subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged and pledged property by reason of the occurrence of a completed default as defined in said Article XIV;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

Subject, however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions herein specifically set forth; and

Subject further, with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to excepted encumbrances defined in Section 1.06 hereof, and subject, with respect to property hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued hereunder, or any of them, in accordance with the terms of this Indenture without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest hereinafter set forth; it being intended that the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of this Indenture, and that the lien and security of this Indenture shall take effect from the date of execution and delivery hereof as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date;

PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on the bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, docs hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01. The terms specified in the next succeeding six Sections hereof, numbered from 1.02 to 1.07, both inclusive, shall (except as herein otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture, and of any indenture supplemental hereto, have the meanings in such Sections specified. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, (except as herein otherwise expressly provided) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force on the date of the execution of this Indenture.

SECTION 1.02. The term “the Company” shall mean the party of the first part hereto, THE LACLEDE GAS LIGHT COMPANY, and subject to the provisions of Article XVII hereof, shall also include its successors and assigns.

The term “the Trustee” shall mean the party of the second part hereto, MISSISSIPPI VALLEY TRUST COMPANY, and, subject to the provisions of Article XVIII hereof, shall also include its successors and assigns.

The term “this Indenture” shall mean this instrument of mortgage and deed of trust, either as originally executed or as the same may from time to time be supplemented, modified, altered or amended by any supplemental indenture entered into pursuant to the provisions hereof.

The terms “the lien hereof” and “the lien of this Indenture” shall mean the lien created by these presents (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance or delivery to or pledge with the Trustee hereunder (whether made by the Company or any other corporation or any individual or copartnership) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the covenants, conditions and uses specified in this Indenture.

The term “the mortgaged and pledged property” shall mean as of any particular time the property which at said time is covered or intended to be covered by the lien of this Indenture whether such lien be created by these presents (including the after-acquired property clauses hereof) or by subsequent conveyance or delivery to or pledge with the Trustee hereunder or otherwise; property of the character described in clauses (2) and (3) of the proviso in the granting clauses of this Indenture which expressly excepts certain property from the lien and operation of this Indenture shall not be deemed to be included in the term “mortgaged and pledged property,” unless and until and then only so long as such excepted property shall cease to be so excepted as set forth in said proviso.

The term “outstanding”, subject to the provisions of the next succeeding paragraph hereof, shall mean as of any particular time with respect to bonds issued or issuable under this Indenture all bonds which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (a) bonds theretofore paid, retired, redeemed or canceled and/or for the payment and/or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same, (b) bonds deposited with or held in pledge by the Trustee under any of the provisions of this Indenture, and (c) bonds authenticated and delivered hereunder, upon transfer of which or in exchange or substitution for and/or in lieu of which other bonds have been authenticated and delivered under any of the provisions of this Indenture.

For the purposes of Sections 9.09, 9.12, 14.01, 14.05, 14.06, 14.16, 18.03, 18.17, 18.18, 18.20, 20.02, and 20.07 hereof, in determining the percentage of the principal amount of bonds outstanding (or of bonds of a particular series outstanding) entitling the holders thereof to take any action hereunder, or in determining whether the holders of the required percentage of the principal amount of bonds outstanding (or of bonds of a particular series outstanding) have concurred in any direction to the Trustee or in any consent, or in determining a quorum under Section 20.06 hereof, bonds owned by the Company or by any other obligor on the bonds, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction or consent, only bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

The term “daily newspaper” shall mean a newspaper customarily published at least six days a week, exclusive of holidays.

SECTION 1.03. The term “resolution” shall mean a resolution certified under the corporate seal of the Company by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company.

The term “engineer” shall mean an individual who is an engineer (who may be an employee of the Company) or a partnership or a corporation, engaged in an engineering business, appointed by the Board of Directors or Executive Committee or President of the Company and satisfactory to the Trustee.

The term “independent engineer” shall mean an engineer, who is independent, as that term is hereinafter’ in this Section defined, and who is selected by the Trustee in the exercise of reasonable care and approved by the Board of Directors or Executive Committee of the Company.

The term “accountant” shall mean any person actively engaged in accounting work and practicing accountancy, who need not be certified or licensed or public, and who may be in the regular employ of the Company. A regular employee of the Company who is principally engaged in accounting work shall be deemed to be an accountant.

The term “Treasurer’s certificate” shall mean a certificate signed and verified by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company. Each such certificate shall include the statements required by Section 3.01 hereof.

The term “engineer’s certificate” shall mean a certificate signed and verified by the President or a Vice-President or the Treasurer of the Company and by an engineer. Each such certificate shall include the statements required by Section 3.01 hereof.

The term “independent engineer’s certificate” shall mean a certificate signed and verified by an independent engineer. Each such certificate shall include the statements required by Section 3.01 hereof.

The term “opinion of counsel” shall mean an opinion in writing signed by counsel (who may be of counsel to the Company) appointed by the Board of Directors or Executive Committee of the Company and satisfactory to the Trustee. Each such opinion shall include the statements required by Section 3.01 hereof. ‘

The term “independent”, when applied to any accountant, engineer, appraiser or other expert, shall mean such a person who (a) is in fact independent; (b) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the bonds issued hereunder; and (c) is not connected with the Company or any other obligor upon the bonds issued hereunder as an officer, employee, trustee, partner, director, or person performing similar functions.

The term “control” shall mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

The term “person” shall have the meaning assigned to such term in the Securities Act of 1933, as approved May 27, 1933 and amended June 6, 1934.

The term “affiliate” shall mean a person controlling, controlled by, or under common control with, another person.

The acceptance by the Trustee of a certificate, opinion or appraisal shall be sufficient evidence of its appointment, selection or approval of the signer or signers within the meaning of this Indenture.

SECTION 1.04. (I) The term “property additions” shall mean plants, systems, lines, machinery, distribution, service and supply systems, property, real or personal, and permanent improvements, extensions or additions acquired by purchase, consolidation, merger, donation or in any way whatsoever subsequent to August 31, 1942, or made or constructed subsequent to August 31, 1942, or in the process of construction or erection in so far as actually constructed or erected subsequent to August 31, 1942, and used or useful or to be used in the business of manufacturing, distributing, transmitting or supplying gas, or any substitute therefor, for light, heat, power or other purposes, (including any property acquired from St. Louis County Gas Company, or any successor thereto) and properly chargeable to fixed capital account in accordance with the Classification of Accounts of the Missouri Public Service Commission. Without enlarging the definition of property additions above set forth or the purposes for which such property shall be used or useful, the term “property additions” shall not, however, include (1) any shares of stock or obligations (including bonds, notes and other securities), or (2) any leasehold estates (other than estates for twenty (20) years or more) or any improvements, extensions or additions thereon, or (3) except as herein otherwise specifically provided, going value, good will, franchises or governmental permits granted to or acquired by the Company, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or (4) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company, or construction equipment acquired for temporary use, or vehicles or automobiles, or judgments, accounts or choses-in-action, or (5) any property the cost of acquiring, making or constructing which is chargeable to operating expenses in accordance with the Classification of Accounts of the Missouri Public Service Commission, or (6) any property located outside of the states of Missouri or Illinois, or (7) any improvements, extensions or additions to or upon the property, whether real, personal or mixed, described in contract dated August 12, 1942 entitled “Agreement for the Sale of Electrical Properties by and between Laclede Power & Light Company, The Laclede Gas Light Company and Phoenix Light, Heat and Power Company, Sellers, and Union Electric Company of Missouri, Buyer,” which said property is to be sold, conveyed, assigned and delivered prior to the delivery of this Indenture.

Any property (other than property of the character described in clauses (1) to (3) inclusive of the proviso in the granting clauses of this Indenture which expressly excepts certain property from the lien and operation of this Indenture and other than any property the cost of acquiring, making or constructing which is chargeable to operating expenses in accordance with the Classification of Accounts of the Missouri Public Service Commission) acquired by the Company subsequent to August 31, 1942, or made or constructed subsequent to August 31, 1942, or in the process of construction or erection in so far as actually constructed or erected subsequent to August 31, 1942, may, however, be deemed to be and treated as property additions for the following limited purposes:

(i) as a basis for the release from the lien of this Indenture of (x) any property owned by the Company on August 31, 1942 which is of such character as would not have been included within the term “property additions” (as hereinabove defined in the first paragraph of this Section 1.04) if it had been acquired or made or constructed subsequent to August 31, 1942, or (y) any property acquired or made or constructed subsequent to August 31, 1942 which is of such character as not to be included within the term “property additions” (as hereinabove defined in the first paragraph of this Section 1.04); property of the character described in subdivisions (x) and (y) of this clause (i) being hereinafter in this Indenture referred to as “unfundable property”;

(ii) as a basis for the withdrawal of the proceeds of insurance on, the consideration for the release of or the proceeds of the disposal of, any unfundable property;

(iii) as the basis of a credit under subdivision (b) of Section 9.07 hereof against retirements of unfundable property; and

(iv) for inclusion in the additions under the provisions of clause (B) of subdivision (II) of this Section 1.04 to such extent as may be necessary to equal the deductions under clause (A) of subdivision (II) of this Section 1.04 with respect to such unfundable property retired.

(II) When any property additions are certified to the Trustee in any certificate under any of the provisions of this Indenture as the basis either of the right to the authentication and delivery of bonds which are being applied for or of the right to the authentication and delivery of bonds which is being waived pursuant to the provisions of this Indenture, or as the basis of a credit under the provisions of Section 2.13 hereof, (A) there shall be deducted, except (if the Company shall so elect) in the case of property additions which consist of assets acquired from St. Louis County Gas Company, or any successor thereto, as provided in Section 6.07 hereof, from the cost or fair value thereof to the Company, as the case may be, an amount equal to the cost (or as to property additions the fair value of which at the time the same became funded property was less than the cost as determined pursuant to this Section, then such fair value in lieu of cost) of all funded property previously retired (other than the funded property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the cost or fair value to the Company of property additions theretofore certified to the Trustee and (B) there shall be added to such cost or fair value to the Company of property additions as the case may be, the sum of

(a) the principal amount of all obligations secured by purchase money mortgage and all cash (other than proceeds of such purchase money obligations) received by the Trustee or the trustee or other holder of any prior lien, in either case representing the proceeds of insurance on, the consideration for the release of or the proceeds of the disposal of, such funded property retired;

(b) the principal amount of any bond or fraction of a bond, the right to the authentication and delivery of which under the provisions of Section 7.01 hereof shall have been waived as the basis of the release of such funded property retired;

(c) ten-sixths (10/6ths) of the principal amount of each bond or fraction of a bond, the right to the authentication and delivery of which upon the basis of property additions shall have been waived as the basis of the release of such funded property retired; and

(d) the amount of the proceeds of insurance on or of the disposal of such funded property retired which shall have been applied by the Company to the acquisition or construction of property in substitution therefor or replacement thereof in the exercise by the Company of any right so to apply such proceeds without depositing such proceeds with the Trustee hereunder or with the trustee or other holder of a prior lien as hereinafter defined;

provided, however, that the aggregate of the amounts added under clause (B) above shall in no event exceed the amounts deducted under clause (A) above. For the purposes of the deductions required by this subdivision (II) of Section 1.04, the cost and/or the fair value of funded-property retired shall be determined as follows: (1) in the case of property which was owned by The Laclede Gas Light Company on August 31, 1942, the cost shall be the amount at which such property was carried in the fixed capital account on the books of the Company on August 31, 1942, or, if such amount shall subsequent to August 31, 1942 be adjusted on the books of the Company pursuant to any order, rule, regulation or recommendation of any governmental commission or other public authority having or assuming jurisdiction over the Company or over any of its property or business, then such adjusted amount; provided, however, that if any item of property retired is not separately carried on the books of the Company the amount shall be such amount, as shown on the books of the Company, as shall be allocated by the Company to such property retired; and (2) in the case of property additions retired, the cost and the fair value thereof, respectively, shall be the cost and the fair value thereof respectively, to the Company, as shown by the engineer’s certificate or independent engineer’s certificate furnished to the Trustee at the time such property additions became funded property, or, if not so separately shown, shall be such portion of the cost and/or the fair value to the Company of property additions properly allocable thereto, and in case such property additions shall not have been included in any engineer’s certificate or independent engineer’s certificate theretofore furnished to the Trustee, the cost and fair value thereof shall be as shown, as of the time when they became funded property, in an engineer’s certificate then delivered to the Trustee.

(III) The Company covenants that it will promptly retire or treat as retired for the purpose of this Indenture (1) such of the mortgaged and pledged property which at or subsequent to the date it became mortgaged and pledged property was or became used or useful in the Company’s business and thereafter ceased to be used or useful in the Company’s business; and (2) all mortgaged and pledged property that has been sold or disposed of by the Company.

SECTION 1.05. The term “funded property” shall mean:

(1) All property owned by The Laclede Gas Light Company on August 31, 1942 (other than property of the character described in clauses (1) to (3) inclusive of the proviso in the granting clauses hereof which expressly excepts certain property from the lien and operation of this Indenture and other than the property, whether real, personal or mixed, described in contract dated August 12, 1942 entitled “Agreement for the Sale of Electrical Properties by and between Laclede Power & Light Company, The Laclede Gas Light Company and Phoenix Light, Heat and Power Company, Sellers, and Union Electric Company of Missouri, Buyer,” which said property is to be sold, conveyed, assigned and delivered prior to the delivery of this Indenture and also other than any property retired subsequent to August 31, 1942 and prior to the delivery of this Indenture);

(2) All property additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture or the waiver of the right to such authentication and delivery;

(3) All property additions to the extent that the same shall have been made the basis of the release from the lien of this Indenture of funded property, as defined in this Section;

(4) All property to the extent that the same shall have been substituted for or shall have replaced funded property, as defined in this Section, in the exercise by the Company of any right to apply the proceeds of insurance on, or of the disposal of, such funded property to the acquisition or construction of such substituted or replaced property without depositing such proceeds with the Trustee hereunder or with the trustee or other holder of a prior lien as hereinafter defined;

(5) All property additions to the extent that the same shall have been made the basis of the withdrawal of any funded cash, as hereinafter defined in this Section, held by the Trustee hereunder or by the trustee or other holder of a prior lien as hereinafter defined;

(6) All property additions to the extent that the same shall have been made the basis of a credit under the provisions of Section 2.13 hereof or under other similar devices for the retirement of bonds of one or more series issued hereunder;

(7) All property additions to the extent that the same shall have been made the basis of a credit under the provisions of subdivision (c) of Section 9.07 hereof.

If any funded property shall be released from the lien hereof as hereinafter in Article XIII provided, the property so released shall thereupon cease to be funded property but may at any time thereafter again become funded property.

The term “funded cash” shall mean:

(a) cash (held by the Trustee hereunder or by the trustee or other holder of a prior lien as hereinafter defined in Section 1.06 hereof) to the extent that it represents the proceeds of insurance on or the release of or the taking by eminent domain of funded property;

(b) cash held at any time in any sinking fund or other like device for the retirement of bonds of one or more series issued hereunder; but when all bonds of such one or more series shall have ceased to be outstanding hereunder, such cash shall no longer be deemed to be or to have been funded cash; or

(c) any cash deposited with the Trustee under Sections 2.13, 8.01 and/or 9.07 hereof.

SECTION 1.06. The term “excepted encumbrances” shall mean as of any particular time any of the following:

(a) liens for taxes, assessments or governmental charges not then delinquent;

(b) any liens or other encumbrances, neither assumed by the Company nor on which it customarily pays interest charges, existing upon real estate, or rights in or relating to real estate, acquired by the Company for sub-station, distribution line or right-of-way purposes, or gas purification purposes;

(c) rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, permit, or by any provision of law to terminate such franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of the Company;

(d) rights reserved to or vested in others to take or receive any part of the gas, or any substitute therefor, manufactured on or the power developed or generated by or distributed from any property of the Company;

(e) easements, rights-of-way, reservations, restrictions, covenants (other than for the payment of money), party wall agreements, conditions of record, landlords’ rights of restraint, and other similar encumbrances on any property of the Company, provided that none of the items mentioned in this subdivision (e) materially impairs the use by the Company of the affected property in the operation of the business of the Company;

(f) rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company or to erect structures thereon; or

(g) any obligations or duties affecting the property of the Company to any municipality or public authority with respect to any franchise, grant, license or permit.

For the purposes of subdivision (e) of this Section 1.06, the absence of any material impairment of the use of property of the Company for the purposes for which it is held, subject to the provisions of Sections 18.02 and 18.03 hereof, may be conclusively established by an engineer’s certificate.

The term “prior lien” shall mean mortgage or other lien (not including excepted encumbrances as defined in this Section) prior to the lien of this Indenture, existing at any particular time upon any property additions (so long as such property additions remain subject to the lien hereof), then or theretofore made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the release of property or the basis of a credit under the provisions of Section 2.13 or subdivision (c) of Section 9.07 hereof.

The term “prior lien bonds” shall mean bonds, obligations or principal indebtedness secured by prior liens.

The term “outstanding” with respect to prior lien bonds shall mean as of any particular time all prior lien bonds theretofore authenticated and delivered by the trustee or other holder of the prior lien securing the same and/or, if there be no such trustee or other holder, all prior lien bonds theretofore made and delivered by the maker (or his successor) of such prior lien and secured thereby and all other prior lien bonds otherwise secured, except (a) prior lien bonds theretofore paid, retired, redeemed, discharged or canceled, (b) prior lien bonds held in pledge hereunder, (c) prior lien bonds for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held, with irrevocable direction so to apply, by the Trustee hereunder or by the trustee or other holder of such prior lien, and (d) prior lien bonds upon transfer of which or in exchange or substitution for and/or in lieu of which other prior lien bonds have been authenticated and delivered or made and delivered under any of the provisions of the prior lien securing such prior lien bonds.

SECTION 1.07. The term “net earnings certificate” shall mean a certificate signed and verified by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, (which Treasurer or Assistant Treasurer shall be an accountant) stating (A) the net earnings of the Company for a period of any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of bonds then applied for is made, showing how the same have been calculated, and to that end specifying the total operating revenues of the Company, with the principal divisions thereof, and the net non-operating income of the Company, and deducting from the total thereof the total of the operating expenses (including (a) taxes—other than in-come taxes, profits taxes and other taxes measured by, or dependent on, net income after deduction of interest, (b) rentals and insurance, (c) expenses for ordinary maintenance and repairs, and provision for retirements and/or depreciation, the total of which shall be in no event less than the amount (prior to any deductions therefrom or credits thereagainst) of the Maintenance and Improvement Fund requirement specified in Section 9.07 hereof, but not including any expenses or provisions for interest on any of the indebtedness of the Company or the amortization of debt discount and expense or for any sinking fund or other like device for the retirement of indebtedness or the amortization of utility plant adjustment or acquisition accounts or other intangibles, or the amortization of the book values of gas manufacturing and storage facilities owned by the Company on August 31, 1942, which shall hereafter become no longer used or useful by reason of the substitution of natural gas), and further deducting from such balance of earnings –the amount by which the aggregate of (1) net non-operating income and (2) net income which in the opinion of the signers is directly derived from the operation of property not subject to the lien of this Indenture at the date of such certificate, exceeds ten per centum, 10% of such balance of earnings; the amount so arrived at being for all purposes of this Indenture the net earnings of the Company for such period; and (B) the annual interest requirements upon, and the principal amount of, (1) all bonds outstanding hereunder at the date of such certificate, except any which are then being made the basis, pursuant to the provisions of Article VII, for the authentication and delivery of bonds, (2) those then applied for in the application in connection with which such certificate is made and those applied for in any other pending application, and (3) all other indebtedness (except indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior hereto with irrevocable direction so to apply the same) outstanding in the hands of the public on the date of such certificate and secured by lien prior to the lien of this Indenture upon property of the Company subject to the lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof. In determining net non-operating income there shall not be included profits realized or losses sustained from the sale or other disposition of capital assets or profits or losses on retirements of bonds secured hereby or Debentures issued under Debenture Agreement dated as of March 1, 1945 between the Company and Manufacturers Trust Company, as trustee.

If any of the property of the Company owned by it at the time of the making of any net earnings certificate shall have been acquired during or after any period for which net earnings are to be computed, the net earnings of such property (computed in the manner specified in this Section for the computation of the net earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included, and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, shall be included in the net earnings of the Company for all purposes of this Indenture unless in the opinion of the Company, evidenced by a Treasurer’s certificate delivered to the Trustee, it is impracticable to determine such net earnings without unreasonable effort or expense; in like manner, the net earnings of any property to be acquired through the issue of bonds applied for in the application in connection with which such net earnings certificate is made shall be included in the net earnings of the Company unless it is impracticable to determine such net earnings as aforesaid.

In any application for the authentication and delivery of bonds where a net earnings certificate is required, if (1) the twelve months’ period covered by the net earnings certificate is covered by the annual reports of the Company which the Company has filed or is at the date of the net earnings certificate required to file with the Trustee pursuant to subdivision (1) of Section 10.03 hereof, and (2) the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required or with respect to which a net earnings certificate signed by an independent public accountant appointed by the Company and approved by the Trustee in the exercise of reasonable care, has previously been furnished) is ten per centum (10%) or more of the aggregate amount of the bonds at the time outstanding hereunder, such net earnings certificate shall be made and signed by an independent public accountant appointed by the Company and approved by the Trustee in the exercise of reasonable care, in addition to being signed and verified by such officers of the Company.

Each such certificate shall include the statements required by Section 3.01 hereof.

ARTICLE II.

FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS.

SECTION 2.01. At the option of the Company, the bonds issued hereunder may be issued in one or more series, the bonds of each series (other than the 3 1⁄2% Series due 1965, hereinafter in Sections 2.12 and 2.13 described) maturing on such date or dates and bearing interest at such rate or rates as the Board of Directors of the Company prior to the authentication thereof may determine. Subject to the provisions of Sections 2.12 and 2.13 hereof with respect to the 3 1⁄2% Series due 1965, the form of each series of bonds issued hereunder and of the coupons to be attached to the coupon bonds of such series shall be established by resolution of the Board of Directors of the Company. The bonds and coupons of any one or more series may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute but a single obligation. The English text of the coupon bonds, coupons, fully registered bonds and the Trustee’s certificate shall be respectively substantially of the tenor and purport above recited, provided, however, that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds (which shall contain the words “First Mortgage Bond”), the designation of the series, the date of the coupon bonds of that series, the rate or rates of interest to be borne by the bonds of that series, the date or dates of maturity, the dates for the payment of interest, and a place for the payment of principal and interest and for the registration and transfer of the bonds. Subject to the provisions of Sections 2.12 and 2.13 hereof with respect to the 3 1⁄2% Series due 1965, any series of bonds may also contain such provisions as the Board of Directors may, in its discretion, cause to be inserted therein:

(a) specifying any additional place or places, either in the United States of America or, subject to the provisions of Section

2.11 hereof, elsewhere, for the payment of principal and/or interest and/or for the registration and/or the transfer of bonds;

(b) expressing any obligation of the Company for the payment of the principal of the bonds of that series or the interest thereon, or both, without deduction for taxes and/or for the reimbursement of taxes in case of payment by the bondholders, which obligation may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation or be limited to any specified tax or taxes or any portion thereof; and/or expressing any obligation of the Company for the creation of a sinking fund or other similar device for the retirement of bonds of that series, and/or expressing any obligation of the Company to permit the conversion of bonds of that series into capital stock of the Company of any designated class or classes;

(c) permitting the bondholders to make, at a specified place or places, any or all of the following exchanges, viz., exchanges of coupon bonds for fully registered bonds; exchanges of fully registered bonds for coupon bonds; exchanges of coupon bonds for coupon bonds of other denominations; exchanges of fully registered bonds for fully registered bonds of other denominations; and exchanges of bonds of one series for bonds of another series; and such privilege of exchange may in any case be made subject to such conditions, limitations or restrictions as the Board of Directors may determine and the privilege of exchange may in any case be conferred upon the holders of bonds of one or more denominations and withheld from the holders of bonds of other denominations of the same series and may in any case be conferred on the holders of fully registered bonds and withheld from the holders of coupon bonds or vice versa;

(d) reserving to the Company the right to redeem all or any part of the bonds of that series before maturity at a time or times and at a redemption price or prices to be specified in the form of bond; and/or

(e) in any other respect expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under this Indenture or any indenture supplemental hereto.

SECTION 2.02. Any series of bonds may be executed, authenticated and delivered originally as coupon bonds and/or as fully registered bonds, of such denomination or denominations as the Board of Directors of the Company may from time to time authorize.

SECTION 2.03. Every fully registered bond of any series shall be dated as of the date of authentication (except that if any fully registered bond of any series shall be authenticated upon any interest payment date for that series, it shall be dated as of the day following) and shall bear interest from the beginning of the current interest period for that series, provided, however, that if any fully registered bond shall be authenticated and delivered upon a transfer of or in exchange for any bond or bonds upon which interest is in default, it shall be dated so that no gain or loss of interest shall result therefrom. The coupon bonds of each series of bonds issued hereunder shall be dated as of such date as may be determined by the Board of Directors of the Company and designated in the form established for such series.

SECTION 2.04. Any bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage, and the Board of Directors of the Company by resolution may at any time amend any legend on bonds then outstanding so as to comply with any such law, rule or regulation, or so as to conform to usage.

SECTION 2.05. In all cases in which the privilege of exchanging bonds exists and is exercised, the bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board of Directors of the Company for the purpose, with all unmatured coupons appertaining thereto (in the case of coupon bonds) and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the bond or bonds which the bondholder making the exchange shall be entitled to receive, having attached thereto, in the ease of coupon bonds, all unmatured coupons appertaining thereto. In case at the time of any such exchange interest on the bonds of such series is in default, all coupon bonds of such series surrendered for exchange and all coupon bonds of such series delivered in exchange shall have attached thereto all matured coupons in default. All bonds so surrendered for exchange shall be in bearer form or if registered, accompanied by a written instrument or instruments of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney. All bonds, and the coupons appertaining thereto so surrendered for exchange shall be canceled by the Trustee and upon the request of the Company may be cremated by the Trustee and a certificate evidencing the cremation thereof delivered to the Company. Upon every transfer of bonds as permitted by the next succeeding Section, and upon every exchange of bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company and in addition may charge a sum not exceeding two dollars ($2) for each bond delivered upon any such transfer or exchange which shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date of said series.

SECTION 2.06. The Company shall keep at such place or places as shall be designated by it for the purpose, books for the registration and transfer of bonds issued hereunder, which, at all reasonable times, shall be open for inspection by the Trustee; and upon the presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the registration of any coupon bond as to principal, the fact of such registration shall be noted on such bond. Upon the transfer of any fully registered bond the Company shall issue in the name of the transferee or transferees a new fully registered bond or new fully registered bonds of the same series for a like principal amount and the Trustee shall authenticate and deliver the same to him or them. All fully registered bonds so surrendered for transfer shall be canceled by the Trustee and upon the request of the Company may be cremated by the Trustee and a certificate evidencing the cremation thereof delivered to the Company.

SECTION 2.07. All bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or one of its Vice-Presidents and its corporate seal shall be thereunto affixed or a facsimile thereof imprinted thereon and attested by its Secretary or one of its Assistant Secretaries. The coupons to be attached to coupon bonds shall bear the facsimile signature of the present or any future Treasurer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon or whose facsimile signature appears on any coupons, shall cease to be such officers of the Company before the bonds so signed and/or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such bonds nevertheless may be authenticated, delivered and/or issued with the same force and effect as though the person or persons who signed such bonds or attested the seal thereon or whose facsimile signature appears on any coupons had not ceased to be such officer or officers of the Company. Before authenticating any coupon bonds the Trustee shall cut off, cancel and cremate all matured coupons thereto attached (except as otherwise provided in Sections 2.05 and 2.09 hereof), and shall deliver to the Company a certificate evidencing the cremation thereof.

SECTION 2.08. There may be authenticated and delivered and issued from time to time in lieu of (or in exchange for) any definitive bond or bonds under this Indenture one or more temporary typewritten, printed, lithographed or engraved bonds substantially of the tenor of the bonds hereinbefore described, with or without one or more coupons, and with or without the privilege of registration as to principal only, or as to both principal and interest, and such temporary bond or bonds may be in such denomination or denominations as the officers of the Company executing the same may determine. Until a definitive bond or bonds secured hereby are issued in exchange therefor, each such temporary bond or bonds shall be entitled to the lien and benefit of this Indenture. Upon the exchange by the Company of definitive coupon bonds or definitive fully registered bonds for temporary bonds (which exchange the Company shall make on request of, and without charge to, the holder, when definitive bonds are ready for delivery) such temporary bond or bonds and any unmatured coupons appertaining thereto shall be canceled by the Trustee and upon the request of the Company may be cremated by the Trustee and a certificate evidencing such cremation delivered to the Company. When and as interest is paid upon any unregistered temporary bond without coupons, the fact of such payment shall be noted thereon and interest due on any temporary bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation. Temporary bonds without coupons of any series shall bear interest from the beginning of the current interest period for bonds of such series in which such temporary bonds without coupons shall be authenticated. The holder of one or more temporary bonds may exchange the same on the surrender thereof in bearer form or, if registered, accompanied by a written instrument or instruments of transfer in form approved by the Company, duly executed by the registered holder or by his duly authorized attorney, with all unmatured coupons, if any, appertaining thereto, to the Trustee for cancellation, and shall be entitled to receive a temporary bond or bonds of the same series of like aggregate principal amount of such other denominations as the Board of Directors or Executive Committee of the Company may determine to issue in exchange.

SECTION 2.09. Upon receipt by the Company and the Trustee of evidence satisfactory to them, of the loss, destruction or mutilation of any bond outstanding hereunder and the coupons appertaining thereto, and of indemnity satisfactory to them, and upon payment, if the Company shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee may authenticate and deliver, a new bond of like tenor and of the same series with corresponding coupons in the appropriate case, in lieu of such lost, destroyed or mutilated bond and coupons, if any.

Any duplicate bonds and/or coupons issued pursuant to this Section shall constitute original additional contractual obligations on the part of the Company, whether or not the lost, destroyed or mutilated bonds or coupons, be at any time found by anyone, and shall be equally secured and entitled to equal and proportionate benefits with all other bonds and coupons issued hereunder in any moneys or property at any time held by the Trustee for the benefit of the bondholders.

SECTION 2.10. No bond shall be secured hereby unless there shall be endorsed thereon the certificate of the Trustee, substantially in the form hereinabove recited, that it is one of the bonds (or temporary bonds), of the series designated therein, herein provided for; and such certificate on any such bond shall be conclusive evidence that such bond has been duly authenticated and delivered and when issued will be secured hereby.

SECTION 2.11. The Company may provide for effecting payment of the principal of or interest on bonds of any series at one or more places in foreign countries, provided that such payment shall be only the stated amount of such principal and/or interest in such coin or currency of the United States of America as at the time of payment is legal tender for public or private debts, or the equivalent thereof in the appropriate local foreign currency at the buying rate at the time of such payment at such place or places for sight drafts on New York.

SECTION 2.12. Notwithstanding any of the provisions hereinbefore in this Article II contained to the contrary, which said contrary provisions shall not be applicable to the bonds in this Section described, there shall be a series of bonds designated “3 1⁄2% Series due 1965” (herein sometimes referred to as the “1965 Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form’ thereof and of the appurtenant coupons, which shall be established by resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the 1965 Series shall be unlimited as to amount, shall mature on February 1, 1965, and shall be issued as coupon bonds in the denomination of One thousand dollars, registerable as to principal, and as fully registered bonds in denominations of One thousand dollars and Five thousand dollars and, at the option of the Company, in any multiple or multiples of Five thousand dollars; they shall bear interest at the rate of three and one-half per centum (3 1⁄2%) per annum, payable semi-annually on February 1 and August 1 of each year; and the principal of and interest on each said bond shall be payable at the office or agency of the Company, in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public or private debts.

Coupon bonds of the 1965 Series shall be dated as of February 1, 1945, and fully registered bonds of the 1965 Series shall be dated as in Section 2.03 hereof provided.

Bonds of the 1965 Series shall be redeemable at the option of the Company in whole or in part at any time, prior to maturity, upon at least thirty (30) days’ published notice, such publication to be made at least once in each of four (4) successive calendar weeks upon any secular day of each such calendar week which need not be the same day in each week (provided, however, that if all the bonds of the 1965 Series at the time outstanding shall be fully registered bonds or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice shall be given by mailing the same to each such registered holder directed to his registered address not less than thirty (30) days before the date fixed for redemption), at the principal amount thereof and accrued interest to such date of redemption, together, if redeemed otherwise than by the application of cash deposited with the Trustee pursuant to Sections 2.13 or 9.07 hereof and otherwise than pursuant to the provisions of paragraph B of

Section 13.06 hereof, with a premium equal to a percentage of the principal amount thereof as set forth in the tabulation below under the heading “Regular Redemption Premium,” and, if redeemed by the application of cash deposited with the Trustee pursuant to Sections 2.13 or 9.07 hereof or pursuant to the provisions of paragraph B of Section 13.06 hereof, with a premium equal to a percentage of the principal amount thereof as set forth in the tabulation below under the heading “Special Redemption Premium”:

	Regular Redemption Premium	Special Redemption Premium
Year	(If redeemed prior to February 1 of the calendar year stated and subsequent to the last day of January of the calendar year next preceding such year)
1946	5 1⁄8%	2 1⁄8%
1947	5%	2%
1948	4 3⁄4%	2%
1949	4 5⁄8%	1 7⁄8%
1950	4 3⁄8%	1 3⁄4%
1951	4 1⁄4%	1 3⁄4%
1952	4%	1 5⁄8%
1953	3 3⁄4%	1 1⁄2%
1954	3 1⁄2%	1 3⁄8%
1955	3 1⁄4%	1 3⁄8%
1956	3%	1 1⁄4%
1957	2 3⁄4%	1 1⁄8%
1958	2 1⁄2%	1%
1959	2 1⁄4%	7⁄8%
1960	2%	7⁄8%
1961	1 5⁄8%	3⁄4%
1962	l3⁄8%	5⁄8%
1963	1%	1⁄2%
1964	3⁄4%	3⁄8%

and without premium in either case if redeemed on or after February 1, 1964.

At the option of the holder, any coupon bonds of the 1965 Series, upon surrender thereof with all unmatured coupons appertaining thereto at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations. At the option of the registered holder, any fully registered bonds of the 1965 Series, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized de-nominations.

The holder of any coupon bond of the 1965 Series may have the ownership thereof registered as to principal on the books of the Company at the office or agency of the Company, in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, and such registration noted on such bond. After such registration no transfer of such bond shall be valid unless made at said office or agency by the registered holder in person or by his duly authorized attorney and similarly noted on such bond; but the same may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered or transferred to bearer in accordance with the above procedure. Such registration, however, shall not affect the negotiability of the coupons appertaining to such bonds, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer. Fully registered bonds of the 1965 Series shall also be transferable on the books of the Company at said office or agency of the Company by the registered holder thereof, in person or by his duly authorized attorney, upon surrender for cancellation thereof.

SECTION 2.13. The Company covenants that, so long as any of the bonds of the 1965 Series issued under this Indenture shall remain outstanding, it will, on or before the 1st day of April of each year, beginning with the year 1957, deliver to the Trustee for the benefit of the holders or the registered owners of all bonds of the 1965 Series:

An amount in cash and/or principal amount of bonds of the 1965 Series equivalent to one percentum (1%) of the greatest principal amount of bonds of the 1965 Series theretofore at any one time outstanding; provided, however, that there shall be credited against the amount of cash or bonds payable or deliverable pursuant to this Section sixty percentum (60%) of the cost or fair value to the Company (whichever is less) of any property additions which are not then funded property and which the Company elects to make the basis of a credit under this Section. Any property additions which the Company elects to make the basis of a credit under this Section shall, to the extent of the cost or fair value thereof to the Company (whichever is less) made the basis of such credit, have the status of funded property.

For all purposes of this Section bonds held in the treasury (other than bonds sold and reacquired) shall not be deemed to be outstanding.

All cash deposited by the Company with the Trustee pursuant to the provisions of this Section shall be applied by the Trustee from time to time and as rapidly as may be practicable to the purchase of bonds of the 1965 Series then outstanding, at public or private sale, at the lowest prices at which such bonds can be obtained, not exceeding, however, the redemption prices specified in Section 2.12 hereof for redemption by the application of cash deposited pursuant to this Section and accrued interest to the date of purchase, or, if the Company shall so request, the Trustee shall apply any cash then held by it under this Section to the redemption of bonds of the 1965 Series as soon as may be practicable after such request. In case the balance of such cash remaining with the Trustee on the fifteenth day of August next following the deposit thereof shall aggregate $50,000 or more, the Trustee shall apply the same to the redemption of bonds of the 1965 Series on the next succeeding October 1st, such redemption to be at the redemption prices specified in Section 2.12 hereof for redemption by the application of cash deposited pursuant to this Section and in the manner provided in Article XII hereof. The Company shall have the right to tender bonds of the 1965 Series for sale by it to the Trustee under the provisions of this Section.

Any bonds deposited with the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee, and upon the request of the Company, the Trustee may cremate the same and deliver to the Company a certificate of such cremation.

If the Company elects to make property additions the basis of a credit under this Section, in whole or in part, as above provided, the Company shall deliver to the Trustee the certificates, instruments and opinions of the kind described in, and setting forth the facts, in so far as applicable, with respect to such property additions, specified in subdivisions (2), (3), (4), (5), (7), (8) and (9) of Section 6.06 hereof.

ARTICLE III.

GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS.

SECTION 3.01. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

ARTICLE IV.

INITIAL ISSUE OF BONDS.

SECTION 4.01. Bonds of the 1965 Series for the aggregate principal amount of Nineteen million Dollars ($19,000,000) shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (whether before or after the filing or recording hereof) from time to time, in accordance with the order or orders of the Company, evidenced by a writing or writings signed by the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers.

ARTICLE V.

GENERAL PROVISIONS AS TO ISSUE OF BONDS.

SECTION 5.01. The aggregate principal amount of bonds which may be secured by this Indenture shall be such aggregate principal amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof.

Nothing in this Indenture contained shall limit the power of the Board of Directors of the Company to fix the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold or disposed of, but in so far as permitted by law (and subject to the valid regulation of any public authority) any or all of said bonds may be issued, exchanged, sold or disposed of upon such terms and for such considerations as the Board of Directors of the Company may deem fit.

ARTICLE VI.

ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS.

SECTION 6.01. Bonds in addition to those provided for in Article IV hereof and of any one or more series may from time to time be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered from time to time in accordance with the order or orders of the Company, evidenced by a writing or writings signed by the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers upon the basis of property additions, but only in accordance with and subject to the conditions, provisions and limitations set forth in the next succeeding six Sections of this Indenture, numbered from 6.02 to 6.07, both inclusive.

SECTION 6.02. No bonds shall be authenticated and delivered at any time under the provisions of this Article VI upon the basis of funded property.

SECTION 6.03. Bonds of any one or more series shall be authenticated and delivered under the provisions of this Article VI upon the basis of property additions for a principal amount not exceeding sixty per centum (60%) of the balance of the cost or of the fair value thereof to the Company (whichever is less) after making any deductions and any additions required by subdivision (II) of Section 1.04 hereof. The cost of any such property additions (except as otherwise provided in the next succeeding sentence) shall be deemed to be the sum of (1) any cash forming a part of such cost, which, for all purposes of this Indenture, shall include amounts payable in cash, liability for which has actually been incurred by the Company, (2) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities delivered in payment therefor or for the acquisition thereof and (3) the principal amount of any prior lien bonds secured by lien upon such property additions at the time of their acquisition unless the engineer’s certificate hereinafter in subdivision (3) of Section 6.06 hereof provided for shall state that the principal amount of such prior lien bonds has theretofore been included in cost when other property additions subject to the same prior liens shall have been made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the release of property or a credit under the provisions of Section 2.13 or subdivision (c) of Section 9.07 hereof. The cost of any such property additions received or to be received by the Company, in whole or in part, as consideration in exchange for property released or to be released shall be determined in the manner provided in Section 13.03 hereof. The amount of the cost of any property additions and the then fair value thereof to the Company and the fair market value in cash of any securities so delivered in payment therefor and the amount of any deductions and any additions required to be made by subdivision (II) of Section 1.04 hereof shall be determined for the purposes of this Article VI by the appropriate certificates provided for in Section 6.06 hereof.

SECTION 6.04. No bonds shall be authenticated and delivered under the provisions of this Article VI nor funded cash withdrawn nor funded property released under any of the provisions of this Indenture nor a credit taken under the provisions of Section 2.13 or subdivision (c) of Section 9.07 hereof, upon the basis of any property additions subject to any prior lien unless, previous to or concurrently with the making of the application for the authentication and delivery of bonds, the withdrawal of funded cash, the release of funded property, or a credit under the provisions of Section 2.13 or subdivision (c) of Section 9.07 hereof, cash and/or prior lien bonds have been or are deposited with the trustee or other holder of the prior lien securing such prior lien bonds and/or with the Trustee, in such manner that immediately after such deposit and the granting of such application all prior lien bonds secured by such prior lien outstanding immediately prior to such deposit and the granting of such application will cease to be outstanding under the provisions of Section 1.06 hereof. Prior lien bonds so delivered to the trustee or other holder of the prior lien securing the same shall be surrendered for cancellation, and prior lien bonds so deposited with the Trustee shall be held under the provisions of Article XI hereof.

SECTION 6.05. No bonds shall be authenticated and delivered upon the basis of property additions unless, as shown by a net earnings certificate, the net earnings of the Company for the period referred to in such certificate shall have been in the aggregate at least equivalent to twice the annual interest requirements as shown by such net earnings certificate.

SECTION 6.06. No application by the Company to the Trustee for the authentication and delivery of bonds hereunder upon the basis of property additions shall be granted by the Trustee, until the Trustee shall have received:

(1) a resolution requesting the Trustee to authenticate and deliver bonds, (a) specifying the principal amount of bonds called for, the series thereof and any other matters with respect thereto required by this Indenture, and (b) specifying the officer or officers of the Company to whom, or upon whose written order, such bonds shall be delivered;

(2) a Treasurer’s certificate made and dated as of the date of such application stating that the Company is not, and by the authentication and delivery of such bonds will not be, in default under any of the provisions of this Indenture and that all conditions precedent, specified in this Indenture to the authentication and delivery of the bonds, which are the subject of the application, have been complied with;

(3) an engineer’s certificate made and dated not more than ninety (90) days prior to the date of such application, describing the property additions made the basis of the application in reasonable detail; stating that they are property additions as defined in Section 1.04 hereof, that such property additions are desirable for use in the proper conduct of the Company’s business, and that such property additions, to the extent of the cost or fair value thereof to the Company (whichever is less) made the basis of the application, do not consist of funded property; stating, except as to property additions acquired, made or constructed wholly through the delivery of securities, that the amount of cash forming all or part of the cost thereof was equal to or more than an amount to be stated therein; briefly describing with respect to any property additions acquired, made or constructed in whole or in part through the delivery of securities, the securities so delivered and stating the date of such delivery; stating, as to property additions received or to be received by the Company, in whole or in part, as consideration in exchange for property released, or to be released, the cost as determined pursuant to the provisions of Section 13.03; stating, except as to property additions in respect to the fair value to the Company of which a statement is to be made in an independent engineer’s certificate as provided for in subdivision (4) of this Section, that the fair value to the Company of such property additions at the date of such engineer’s certificate is equal to or more than an amount therein to be stated; stating the amounts required to be deducted and added under the provisions of subdivision (II) of Section 1.04 hereof; specifying the nature and extent of any prior liens (and the principal amount of all outstanding prior lien bonds secured thereby) existing upon any of such property additions and whether or not other property additions subject to the same prior liens have theretofore been made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the release of property or the basis of a credit under the provisions of Section 2.13 or subdivision (c) of Section 9.07 hereof, specifying the principal amount of such prior lien bonds and/or cash deposited or to be deposited concurrently with the Trustee or with the trustee or other holder of any prior lien securing such prior lien bonds in compliance with Section 6.04 hereof; and also stating (a) what part, if any, of such property additions includes property which has been used or operated in the public utility business by others than the Company within six months prior to the date of the acquisition thereof by the Company and (b) the fair value to the Company of the property referred to in the foregoing clause (a) if, and only if, in the opinion of the signers such fair value is less than the greater of the two following amounts: (i) Twenty-five thousand Dollars ($25,000); (ii) one per centum (1%) of the aggregate principal amount of bonds at the time outstanding hereunder. If any such property additions have been used or operated in the public utility business by others than the Company, the amount of cash stated to be all or any part of the cost thereof may include the amount of cash forming all or any part of the cost of any rights and intangible property simultaneously acquired with the same for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property additions as defined herein may include such rights and intangible property;

(4) in case any property additions are shown by the engineer’s certificate provided for in subdivision (3) above to include property which has been used or operated in the public utility business by others than the Company within six months prior to the date of the acquisition thereof by the Company and such engineer’s certificate does not show the fair value of such property to the Company to be less than the greater of the two following amounts: (i) Twenty-five thousand Dollars ($25,000); (ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding hereunder, a further and independent engineer’s certificate stating as to such property additions which have been so used or operated and (at the option of the Company) as to any other property additions included in the engineer’s certificate provided for in subdivision (3) of this Section, that the aggregate fair value thereof to the Company at the date of the engineer’s certificate provided for in subdivision (3) above, in the opinion of the signer, is an amount to be stated therein, together with the signer’s report thereon which shall contain a brief statement of the conditions governing the signer’s determination of such fair value and a brief statement of the condition, serviceability and location of such property additions; in case the independent engineer’s certificate provided for by this subdivision (4) is delivered in connection with the authentication and delivery of bonds hereunder, such independent engineer’s certificate shall also state the fair value (which may be the fair value as of the date that the property was previously certified to the Trustee) to the Company of any other property which (a) has been used or operated in the public utility business by others than the Company within six months prior to the date of the acquisition thereof by the Company, and (b) has been subjected to the lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of bonds, the withdrawal of cash or the release of property pursuant to the provisions of this Indenture and (c) as to which a certificate or opinion of an independent engineer has not previously been furnished to the Trustee;

(5) in case any property additions are shown by the engineer’s certificate provided for in subdivision (3) above to have been acquired, made or constructed in whole or in part through the delivery of securities, a written appraisal (containing the statements required by Section 3.01 hereof) of an appraiser or other competent person, firm or corporation to be selected by the Trustee and approved by the Board of Directors of the Company, stating in the opinion of the signer the fair market value in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such property additions. If any such property additions are shown by such engineer’s certificate to include property which has been used or operated in the public utility business by others than the Company, the appraised value of the securities stated to have been delivered in payment therefor or for the acquisition thereof may include the value of any portion of the securities delivered for any rights and intangible property simultaneously acquired with the same, for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property additions as defined herein may include such rights and intangible property;

(6) a net earnings certificate showing the net earnings of the Company to be as required by Section 6.05 hereof;

(7) an opinion of counsel stating the signer’s opinion to the effect (a) that the Company has, or upon delivery of the instruments of conveyance, transfer or assignment, if any, specified in such opinion, will have good title to the property additions made the basis of such application, free and clear of any lien or encumbrance prior to the lien of this Indenture, except prior liens securing prior lien bonds which have ceased to be outstanding under the provisions of Section 1.06 hereof and excepted encumbrances; and/or (b) if such property additions include easements or rights of way over private property used for pipe line, distribution line or other right of way purposes, that the Company has good title to such rights of way or easements, free and clear of any lien or encumbrance prior to the lien of this Indenture, except prior liens securing prior lien bonds which have ceased to be outstanding under the provisions of Section 1.06 hereof and excepted encumbrances, and that the Company has power under eminent domain or similar statutes to protect its uninterrupted enjoyment of such easements or rights of way against any claim held or asserted under any lien or other encumbrance upon the real estate with respect to which such easements or rights of way are held by the Company; and/or (c) if such property additions include any property additions located, under the terms of a law or a permit or franchise granted by a governmental body, on property not owned by the Company, that such law, permit or franchise is adequate for the operation of such property additions by the Company for the period, if any, specified therein, and that the terms of such law or of such permit or franchise or the law under which such permit or franchise is held do not contain any provisions giving to any party authority or right to take over such property additions without the payment of fair consideration therefor; and (d) that this Indenture is, or upon the delivery of the instruments of conveyance, transfer or assignment, if any, specified in such opinion, will be a lien upon all the right, title and interest of the Company in and to all property additions made the basis of such application, free and clear of any lien or encumbrance prior to the lien of this Indenture, except prior liens securing prior lien bonds which have ceased to be outstanding under the provisions of Section 1.06 hereof and excepted encumbrances; (e) that in the signer’s opinion the issue of the bonds, the authentication and delivery of which are being applied for, has been duly authorized by the Company and by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite; (f) that the general nature, extent and amount of prior liens, and the principal amount of the then outstanding prior lien bonds secured thereby, if any, mentioned in the accompanying engineer’s certificate, are correctly stated; (g) that the Company has corporate authority and all necessary permission from governmental authorities to own and operate the property additions in respect of which such application is made; and (h) that all conditions precedent, specified in this Indenture, to the authentication and delivery of the bonds, which are the subject of the application, have been complied with;

(8) the instruments of conveyance, assignment and transfer, if any, and the officially authenticated certificates or other documents, if any, specified in the opinion of counsel provided for in subdivision (7) above; and

(9) the prior lien bonds and/or the cash, if any, to be deposited with the Trustee in accordance with the provisions of Section 6.04 hereof, as specified in the engineer’s certificate provided for in subdivision (3) above; and/or a certificate of the trustee or other holder of a prior lien as to the principal amount of prior lien bonds and/or cash, if any, deposited with such trustee or other holder in accordance with the provisions of said Section 6.04, as specified in said engineer’s certificate.

SECTION 6.07. Anything in this Indenture to the contrary notwithstanding, if the Company shall acquire as a going concern all or substantially all of the assets of St. Louis County Gas Company, a Missouri corporation, or of any successor thereto, then and in that event, such assets shall be considered property additions as defined herein and bonds of any one or more series shall be authenticated and delivered as provided by this Article VI upon the basis of such property additions so acquired, for a principal amount not exceeding sixty per centum (60%) of the cost or of the fair value thereof to the Company (whichever is less) without making any deductions therefrom or additions thereto which otherwise would be required by subdivision (II) of Section 1.04 hereof, and notwithstanding the fact that at the time such property additions so acquired from St. Louis County Gas Company, or any successor thereto, are certified to the Trustee (or so much thereof as the Company shall desire to use for that purpose) the cost or fair value to the Company, as the case may be, of all funded property previously retired since August 31, 1942 shall exceed the cost or fair value to the Company, as the case may be, of all property additions acquired, made or constructed since that date. The cost of any such property additions so acquired from St. Louis County Gas Company, or any successor thereto, and the fair value thereof to the Company, and the fair market value in cash of any securities delivered in payment therefor shall be determined for the purposes of this Article VI as provided in Section 6.03 hereof and by the appropriate certificates provided for in Section 6.06 hereof subject to the following specific provisions:

(a) with respect to the engineer’s certificate provided for in subdivision (3) of Section 6.06 hereof, the amount of cash stated to be all or any part of the cost of such property additions shall include the amount of cash forming all or any part of the cost of any rights and intangible property simultaneously acquired with such property additions for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property additions as defined herein shall include such rights and intangible property;

(b) with respect to the independent engineer’s certificate provided for in subdivision (4) of Section 6.06 hereof, the fair value of such property additions to be set forth in said certificate shall be determined after consideration has been given by the independent engineer, in so far as deemed reasonable and proper, to all the elements of value of such property additions to the Company, including any such rights and intangible property; and

(c) with respect to the written appraisal of the fair market value in cash of securities provided for in subdivision (5) of Section 6.06 hereof, the appraised value of any securities stated to have been delivered in payment for such property additions shall include the value of any portion of the securities delivered for any rights and intangible property simultaneously acquired with such property additions, for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property additions as defined herein shall include such rights and intangible property.

Nothing in this Indenture contained shall be deemed to require the Company to comply with or take advantage of the provisions of this Section 6.07 if it shall acquire as a going concern all or substantially all of the assets of St. Louis County Gas Company, the rights afforded by this Section being optional with the Company and not in limitation of its right to deem and treat such property so acquired as any other property additions and without reference to this Section.

ARTICLE VII.

ISSUANCE OF BONDS UPON RETIREMENT OF BONDS PREVIOUSLY OUTSTANDING HEREUNDER.

SECTION 7.01. The Trustee shall from time to time upon the request of the Company authenticate and deliver bonds hereunder of a principal amount equal to the principal amount of any bonds theretofore authenticated and delivered under this Indenture that shall have been paid, retired, redeemed or canceled or surrendered to the Trustee for cancellation or for the purchase, retirement, payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee, with irrevocable direction so to apply the same, but only after the Trustee shall have received:

(1) a resolution such as is described in subdivision (1) of Section 6.06 hereof;

(2) a Treasurer’s certificate stating (a) that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture; (b) that bonds theretofore authenticated and delivered under this Indenture of a specified principal amount and series (not less than the principal amount of bonds for which such request for authentication and delivery is made under this Section) have been paid, retired, redeemed or canceled or concurrently with the authentication and delivery of the bonds requested will be surrendered to the Trustee for cancellation (otherwise than upon exchanges or transfers of bonds) and/or that moneys in the necessary amount for the purchase, retirement, payment or redemption thereof are then held by or will be deposited (with irrevocable direction so to apply the same) with the Trustee prior to or concurrently with the authentication and delivery of the bonds so requested, and further stating that no part of such principal amount of bonds has been theretofore made the basis under any provision of this Indenture for the authentication and delivery of bonds or the basis of the right to the authentication and delivery of bonds which right has been waived or the basis of a credit under subdivision (d) of Section 9.07 or deposited under the provisions of Section 2.13 hereof and that none of such bonds has been paid, purchased, redeemed or otherwise retired by the use of funded cash, and further stating the aggregate principal amount of all such bonds canceled or so to be surrendered for cancellation that have not theretofore been issued by the Company and the interest rate borne by each thereof not so issued; and (c) that all conditions precedent, specified in this Indenture, to the authentication and delivery of the bonds, which are the subject of the application, have been complied with;

(3) an opinion of counsel stating the signer’s opinion to the effect (a) that the issue of the bonds, the authentication and delivery of which are requested in the resolution provided for under subdivision (1) of this Section, has been duly authorized by the Company and by any and all governmental authorities, the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates or other documents by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite; and (b) that all conditions precedent, specified in this Indenture, to the authentication and delivery of the bonds, which are the subject of the application, have been complied with; and

(4) the officially authenticated certificates, or other documents, if any, specified in the opinion of counsel provided for in subdivision (3) of this Section.

In case a net earnings certificate, subsequent to such payment, retirement, redemption, cancellation or surrender for cancellation of such bonds or such deposit of money, shall have been delivered to the Trustee pursuant to any provision of this Indenture, in which the annual interest requirements on such bonds shall not have been included, or in case the interest rate borne by any bonds theretofore authenticated by the Trustee but not issued by the Company (which are being so canceled or surrendered for cancellation) shall have been shown by the Treasurer’s certificate provided for in subdivision (2) of this Section to be less than the interest rate to be borne by the bonds the authentication and delivery of which are applied for, the Trustee shall also receive a net earnings certificate, showing the net earnings of the Company to be as required by Section 6.05 hereof. Bonds issued merely by way of pledge shall not be deemed to have been issued for the purposes of this Section.

Any and all coupon bonds delivered to the Trustee pursuant to this Article shall have attached thereto all unmatured coupons appertaining thereto.

ARTICLE VIII.

ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE.

SECTION 8.01. The Trustee shall from time to time upon the request of the Company authenticate and deliver bonds upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered but only after the Trustee shall have received:

(1) a resolution such as is described in subdivision (1) of Section 6.06 hereof;

(2) a Treasurer’s certificate stating that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture, and that all conditions precedent, specified in this Indenture, to the authentication and delivery of the bonds, which are the subject of the application, have been complied with;

(3) a net earnings certificate showing the net earnings of the Company to be as required by Section 6.05 hereof;

(4) an opinion of counsel to the effect (a) that the issue of the bonds, the authentication and delivery of which are requested in such resolution, has been duly authorized by the Company and by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite and (b) that all conditions precedent, specified in this Indenture, to the authentication and delivery of the bonds, which are the subject of the application, have been complied with; and

(5) the officially authenticated certificates, or other documents, if any, specified in the opinion of counsel provided for in subdivision (4) of this Section.

SECTION 8.02. All cash deposited with the Trustee under the provisions of the next preceding Section hereof shall be held by the Trustee as a part of the mortgaged and pledged property, but whenever the Company shall become entitled to the authentication and delivery of bonds under any of the provisions of this Indenture (other than those contained in the next preceding Section) the Trustee, upon the application of the Company evidenced by a resolution, shall pay over to the Company or upon its order, in lieu of each bond or fraction thereof to the authentication and delivery of which the Company shall then be so entitled, a sum in cash equal to the principal amount of each such bond or fraction thereof; provided, however, that for the purpose of withdrawing cash pursuant to the provisions of this Section, it shall in no case be necessary for the Company to. deliver to the Trustee any resolution or document such as are described in subdivisions (1) and (6) of Section 6.06 hereof, or such parts of the opinion of counsel described in subdivision (7) of said Section 6.06 as relate solely to the authorization of the issuance of bonds of the Company by governmental authorities or by the Company or to comply with the provisions of Section 6.05 hereof. The granting of any such application shall operate as a waiver of the right to the authentication and delivery of bonds thereafter on such basis.

SECTION 8.03. If, at any time within three (3) years from the date of deposit thereof with the Trustee, the Company shall so direct, any cash deposited with the Trustee under the provisions of Section 8.01 hereof may be used or applied to the purchase, payment or redemption of bonds in the manner and subject to the conditions provided in subdivisions (2) and (3) of Section 13.05 hereof.

Any cash deposited with the Trustee under the provisions of Section 8.01 hereof, which shall not have been paid out pursuant to Section 8.02 hereof or used or applied pursuant to the foregoing provisions of this Section 8.03 within three (3) years from the date of deposit thereof with the Trustee, shall be used or applied by the Trustee (unless the

Company is in default in the payment of interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing), as promptly as the Trustee shall deem reasonable or desirable, to the purchase, payment or redemption of bonds in the manner provided in subdivisions (2) and (3) of Section 13.05 hereof, except that (a) the Trustee, in its sole discretion, shall determine whether and at what time or times bonds shall be purchased, paid or redeemed, (b) the request by the Company referred to in said subdivisions (2) and (3) shall not be required, and (c) if more than one series of bonds issued hereunder shall at the time be outstanding, the Trustee, in its sole discretion, shall determine the amount of such cash which shall be so used or applied to the purchase, payment or redemption of the bonds of each such series. The Company hereby authorizes the Trustee on its behalf to give notice of intention to redeem any bonds which are to be redeemed pursuant to the foregoing provisions, in the manner provided by Section 12.02 hereof.

The Company shall pay to the Trustee, on demand, the amount of accrued and unpaid interest, and premiums paid, if any, upon all bonds purchased or redeemed pursuant to this Section.

ARTICLE IX.

PARTICULAR COVENANTS OF THE COMPANY.

The Company hereby covenants as follows:

SECTION 9.01. That it is lawfully possessed of all the aforesaid mortgaged and pledged property; that it will maintain and preserve the lien of this Indenture so long as any of the bonds issued hereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the mortgaged and pledged property, as provided in and by this Indenture and that the mortgaged and pledged property is at the date of the delivery hereof free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to this Indenture other than as set forth in the granting clauses hereof and other than excepted encumbrances.

SECTION 9.02. That it will duly and punctually pay the principal of and interest, and premium, if any, on all the bonds outstanding hereunder, according to the terms thereof. As the coupons appertaining to said bonds are paid they shall be canceled.

SECTION 9.03. That it will keep an office or agency, while any of the bonds issued hereunder are outstanding, at any and all places at which the principal of or interest on any of said bonds shall be payable, where notices, presentations and demands to or upon the Company in respect of such bonds or coupons as may be payable at such places or in respect of this Indenture may be given or made, and for the payment of the principal thereof and interest thereon. The Company will from time to time give the Trustee written notice of the location of such office or offices or agency or agencies, and in case the Company shall fail to maintain such office or offices or agency or agencies or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of said bonds or coupons or of this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its principal office in the City of St. Louis, State of Missouri, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in either of such events and the principal of and interest on said bonds shall in such event be payable at said office of the Trustee.

SECTION 9.04. (a) That, subject to the provisions of subsection (c) of this Section, if the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest on the bonds and premium, if any; and (2) that such paying agent shall give the Trustee notice of any default by the Company or any other obligor on the bonds in the making of any deposit with it for the payment of the principal of or interest on the bonds and premium, if any, and of any default by the Company or any other obligor on the bonds in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law.

(b) That if the Company acts as its own paying agent it will, on or before each due date of each instalment of principal or interest on the bonds, set aside and segregate and hold in trust for the benefit of the bondholders or the Trustee a sum sufficient to pay such principal or interest so becoming due on the bonds and premium, if any, and will notify the Trustee of such action or of any failure to take such action.

(c) Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust, as provided in this Section, is subject to the provisions of Section 21.03 hereof.

SECTION 9.05. That it will pay all taxes and assessments lawfully levied or assessed upon the mortgaged and pledged property, or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the mortgaged and pledged property before the same shall become delinquent, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged and pledged property, and all covenants, terms and conditions upon or under which any of the mortgaged and pledged property is held; that it will not suffer any lien to be hereafter created upon the mortgaged and pledged property, or any part thereof, or the income therefrom, prior to the lien of these presents, other than excepted encumbrances, and, in the case of property hereafter acquired, vendors’ liens, purchase money mortgages and any lien thereon at the time of the acquisition thereof, and that within four months after the accruing of any lawful claims or demands for labor, materials, supplies or other objects, which if unpaid might by law be given precedence over the lien of this Indenture as a lien or charge upon any of the mortgaged and pledged property or the income thereof, it will pay or cause to be discharged or make adequate provision to satisfy and discharge the same; provided, however, that nothing in this Section or elsewhere in this Indenture contained shall require the Company to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings and the security afforded by this Indenture shall not be endangered by any sale or otherwise on account thereof; and that, save as aforesaid, it will not suffer any matter or thing whereby the lien hereof might or could be impaired.

Anything in this Section 9.05 or elsewhere in this Indenture contained to the contrary notwithstanding, in the event that any judgment is obtained against the Company, and the person holding such judgment shall agree that the amount of such judgment shall be payable over a period of time rather than immediately, then and in that event, irrespective of the fact that such judgment shall be a lien, the Company shall not be in default hereunder if it pays the amount of such judgment at such time or times as may have been agreed upon between the Company and the holder of such judgment.

SECTION 9.06. That it will keep all the mortgaged and pledged property insured against loss by fire, in the manner and to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by insurance companies believed by the Company to be financially responsible, any loss, except as to materials and supplies and except any particular loss less than Twenty-five thousand dollars ($25,000), to be made payable to the Trustee as its interest may appear, or to the trustee or other holder of any mortgage or other lien constituting a prior lien or a lien prior hereto, if the terms thereof require losses so to be made payable. There shall be deposited with the Trustee annually a detailed statement signed by the Treasurer or an Assistant Treasurer of the Company of any fire insurance policies then outstanding and in force upon the aforesaid property, or any part thereof, including the names of the insurance companies which have issued the policies, and the maturities and amounts thereof. Subject to the provisions of Sections 18.02 and 18.03 hereof, the Trustee shall be entitled to accept such detailed statement as satisfactory evidence of compliance by the Company with the provisions of this Section 9.06.

Any insurance moneys paid in respect of any particular loss of less than $25,000 or for any loss of materials and supplies or for any other reason received by the Company and not by the Trustee shall, subject to the requirements of any mortgage constituting a prior lien or a lien prior hereto, be applied by the Company to the rebuilding or restoring of the property destroyed or damaged or to the acquisition or construction of other property subject to the lien hereof. Any such moneys not so used at the end of twelve months from the receipt thereof shall be paid over to the Trustee.

All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance against loss or damage by fire shall, subject to the requirements of any mortgage constituting a prior lien or a lien prior hereto, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount spent in the rebuilding or restoring of the property destroyed or damaged or to the acquisition or construction of other property subject to the lien hereof, upon receipt by the Trustee of a resolution requesting such reimbursement, a Treasurer’s certificate stating the amount so expended and the nature of such restoring or rebuilding and an engineer’s certificate stating the fair value to the Company of such restoring or rebuilding and of any other property so acquired or constructed. If the property acquired by the Company in the course of such restoring, rebuilding, acquisition or construction shall include property which has been used or operated in the public utility business by others than the Company within six months prior to the date of acquisition thereof by the Company and such engineer’s certificate does not show the fair value of such property to the Company to be less than the greater of the two following amounts: (i) Twenty-five thousand dollars ($25,000); (ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding hereunder, a further and independent engineer’s certificate stating as to such property additions which have been so used and operated and (at the option of the Company) as to any other property included in the said engineer’s certificate provided for in the preceding sentence, that the aggregate fair value to the Company at the date of the engineer’s certificate provided for in the preceding sentence, in the opinion of the signer, is an amount to be stated therein, together with the signer’s report thereon which shall contain a brief statement of the conditions governing the signer’s determination of such fair value and a brief statement of the condition, serviceability and location of such property.

Any such moneys not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, restoring or constructing then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 13.05 hereof.

SECTION 9.07. (I) That it will at all times make or cause to be made such expenditures by means of repairs and. maintenance and substitutions, renewals and replacements of property or otherwise as shall be necessary to maintain the mortgaged and pledged property as an operating system or systems in good repair, working order and condition, provided, however, that nothing in this Section 9.07 or elsewhere in this Indenture contained shall be construed to prevent the Company from ceasing to operate or from abandoning any of its plants or any other property, if, in the judgment of the Company, it is advisable not to operate or to, abandon the same and the operation or maintenance thereof shall not be essential to the maintenance and continued operation of the remainder of the mortgaged and pledged property and the security afforded by this Indenture will not be materially impaired by the termination of such operation or by such abandonment.

In furtherance but not in limitation thereof, the Company covenants that while any bonds of the 1965 Series are outstanding it will, for the period beginning with the date of this Indenture and ending December 31, 1945 and for the calendar year 1946 and for each calendar year thereafter, pay to the Trustee on or before May 1, 1946 and on or before each first day of May thereafter, as and for a Maintenance and Improvement Fund, a sum in cash equal to fifteen per centum (15%) of the gross operating revenue of the Company, as defined in subdivision (II) of this Section 9.07, for said period ending December 31, 1945 or such calendar year, as the case may be, less, however, the cost to the Company of gas purchased, including the cost or demand charge for any standby service (provided, however, that if in any calendar year subsequent to December 31, 1945, the send-out of oven gas in therms from the present by-product coke plant of the Company or from any other coke plant hereafter acquired by the Company, or both, shall constitute less than 5% of the total gas in therms sent out by the Company during such calendar year, then, and in that event, instead of the foregoing percentage of gross operating revenue the Company shall pay to the Trustee as above provided a sum in cash equal to two and three-quarters per centum (2 3⁄4%) of the average amount of the gross property account of the Company, as defined in Subdivision (III) of this Section 9.07, for such calendar year) and also less, in either case, to the extent that the Company desires to include the same, the following credits against such Fund:

(a) All expenditures of the Company during said period ending December 31, 1945 or such calendar year, as the case may be, for ordinary maintenance and repairs of the mortgaged and pledged property which have not theretofore been made the basis of a credit under this Section;

(b) The amount of all expenditures of the Company subsequent to August 31, 1942 for property of the character of property additions (other than property described in subdivision (7) of Section 1.04 hereof) after deducting therefrom the sum of (1) all amounts theretofore made the basis of a credit under this subdivision (b), (2) an amount equivalent to ten-sixths (10/6ths) of the principal amount of all bonds either (i) authenticated and delivered under the provisions of Article VI hereof, or (ii) the right to the authentication and delivery of which has been waived under the provisions of Section 8.02 hereof, and (3) an amount equivalent to ten-sixths (10/6ths) of the amount of any credit taken under Section 2.13 hereof upon the basis of property additions as therein provided; provided, however, that any such expenditures, set forth as a basis of a credit in the Treasurer’s certificate provided for in this Section, shall have been made with respect to property additions constituting part of the mortgaged and pledged property at the date of such Treasurer’s certificate; and provided further, that the aggregate of all amounts then and theretofore made the basis of a credit under this subdivision (b) shall not exceed the aggregate of the costs of all mortgaged and pledged property retired subsequent to August 31, 1942. Such costs shall be determined in the manner provided for the determination of the cost of funded property retired in connection with the deductions required by subdivision (II) of Section 1.04 hereof;

(c) An amount equal to ten-sixths (10/6ths) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company would then be entitled on the basis of property additions by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this Section provided) relating to such authentication and delivery but which have not been authenticated and delivered;

(d) The principal amount of any outstanding bonds, with all unmatured coupons, secured hereby, then surrendered to the Trustee, which bonds and coupons shall forthwith be canceled by the Trustee and, upon request of the Company, the Trustee shall cremate the same and deliver to the Company a certificate of such cremation; and

(e) The principal amount of any Debentures issued under Debenture Agreement dated as of March 1, 1945, between the Company and the Manufacturers Trust Company, as trustee (or any debenture, note, bond or other evidence of indebtedness issued upon the refunding, replacement, renewal or extension of all or any part of said Debentures or other evidences of indebtedness, all of which are included in the term “Debentures” as used herein) which shall have been purchased, paid, retired or redeemed by the Company, upon certification to the Trustee as hereinafter provided; provided, however, that the amount of the credit which may be taken under this subdivision (e) shall not exceed Two hundred thousand Dollars ($200,000) for the calendar year 1945, and a like amount for each calendar year thereafter, plus, for each such calendar year, the principal amount of any Debentures not made the basis of a credit as permitted by this subdivision (e) in the period ending December 31, 1945, or in any preceding calendar year or years subsequent to December 31, 1945, as the case may be; and provided further that the maximum principal amount of Debentures which may be made the basis of a credit under this subdivision(e) shall be Two million Dollars ($2,000,000) and that credit may not be taken under this subdivision (e) for any calendar year subsequent to the calendar year 1955. Any Debenture made the basis of a credit under this subdivision (e) shall be surrendered by the holder or owner thereof (including the Company in cases where any Debentures shall be acquired by it) to the trustee under said Debenture Agreement or to the trustee under any other instrument pursuant to which such Debentures may be issued (or if there be no such trustee, to the Company) for cancellation and at the time of using any credit under this subdivision (e) the Company shall furnish to the Trustee a certificate of such trustee (or of the Company) evidencing such cancellation and stating the principal amount of the Debentures purchased, paid, retired or redeemed.

On or before May 1, 1946 and on or before each first day of May thereafter, the Company shall file with the Trustee a Treasurer’s certificate which shall state:

(1) The amount which is either (a) 15% of the gross operating revenue of the Company during said period ending

December 31, 1945 or the preceding calendar year, as the case may be, after deducting from such gross operating revenue the cost to the Company of any gas purchased, including the cost or demand charge for any standby service, or (b) 2 3⁄4% of the average amount of the gross property account of the Company during such calendar year, as the case may be;

(2) If credit is desired under subdivision (a), the amount of expenditures of the character described in subdivision (a) for which credit is desired and that such amount has not theretofore been made the basis of a credit under this Section;

(3) If credit is desired under subdivision (b), the amount of such credit and how the same has been calculated;

(4) If credit is desired under subdivision (c), a statement showing the amount of such credit together with the certificates, instruments and opinions required to be delivered by this Section in connection with such a credit;

(5) If credit is desired under subdivision (d), the principal amount of bonds being surrendered as the basis of such credit;

(6) If credit is desired under subdivision (e), the principal amount of Debentures or other evidences of indebtedness being certified to the Trustee as the basis of such credit together with the certificate of the trustee (or the Company) evidencing the cancellation thereof and stating the amount thereof paid, retired or redeemed;

(7) The amount, if any, set forth pursuant to clause (9) hereof in the next previous Treasurer’s certificate which shall have been filed by the Company pursuant to the provisions of this Section except to the extent that any credits included in such excess amount may have been made the basis of the withdrawal of cash deposited under this Section 9.07;

(8) The aggregate of the amounts set forth in such Treasurer’s certificate pursuant to the foregoing clauses (2) to (7), inclusive;

(9) The amount, if any, by which the amount set forth in such Treasurer’s certificate pursuant to the foregoing clause (8) shall be in excess of the amount stated in such Treasurer’s certificate pursuant to the foregoing clause (1);

(10) The amount, if any, by which the amount set forth in such Treasurer’s certificate pursuant to the foregoing clause (8) shall be less than the amount stated in such Treasurer’s certificate pursuant to the foregoing clause (1).

The Company shall pay to the Trustee in cash on or before the said first day of May the amount set forth in such Treasurer’s certificate pursuant to the foregoing clause (10). Any cash so deposited may be withdrawn on the basis of credits of the character set forth in the foregoing subdivisions (a) to (e) inclusive, to the extent that the same would be available as the basis of a credit against the Company’s obligation to deposit cash under this Section, and shall be certified to the Trustee in the same manner as though such credits were being made the basis of a credit against the Company’s obligation to deposit cash under this Section. In any case where cash so deposited is withdrawn the Company shall furnish to the Trustee a Treasurer’s certificate and an opinion of counsel each to the effect that all conditions precedent to such withdrawal, specified in this Indenture, have been complied with. Any credit so made the basis of withdrawal of cash under this Section may not thereafter be made the basis of a credit of any kind under this Section. Any cash so deposited may, in lieu of being withdrawn as aforesaid, be used or applied to the purchase, payment or redemption of bonds in the manner provided for in subdivisions (2) and (3) of Section 13.05 hereof. Any cash not so withdrawn, used or applied within three years from the date of receipt thereof by the Trustee shall be used or applied by the Trustee to the purchase or redemption of bonds outstanding hereunder in the manner provided by subdivision (II) of Section 13.05 hereof.

In case the Company shall, pursuant to the provisions of subdivision (b) of this Section, elect to make expenditures with respect to any property of the character of property additions the basis of a credit, the Company shall deliver to the Trustee an opinion of counsel to the effect that the property additions, with respect to which the expenditures so certified were made, constituted at the date of the Treasurer’s certificate part of the mortgaged and pledged property.

In case the Company shall, pursuant to the provisions of subdivision (c) of this Section, elect to avail of a credit based upon the right to the authentication and delivery of bonds on the basis of property additions, the Company shall comply with all applicable provisions of this Indenture relating to such authentication and delivery; provided, however, that in no such case shall the Company be required to deliver to the Trustee any resolution or document such as is described in subdivisions (1), (2) and (6) of Section 6.06 hereof or such parts of the opinion of counsel described in subdivision (7) of said Section 6.06 as relate solely to the authorization of the issuance of bonds of the Company by governmental authorities or by the Company or to comply with the provisions of Section 6.05 hereof; and such election shall operate as a waiver by the Company of the right thereafter to make such property additions the basis for the authentication and delivery of bonds hereunder, and such property additions shall have the status of funded property.

(II) For the purposes of this. Section 9.07, the term “gross operating revenue of the Company” shall be deemed to be the gross operating revenue as shown by the books of the Company (but not including any proceeds of the sale of residuals produced); provided, however, that there shall not be included as gross operating revenue any revenue derived from the operation of the property of a successor corporation resulting from a consolidation, merger, conveyance or transfer permitted by Section 17.01 hereof unless and until such property shall be subjected to the lien of this Indenture; and further provided, that any operating revenue of the Company which is in controversy as a result of any litigation or which has been impounded, shall be included in the gross operating revenue of the Company for the purpose of this computation, but only after, and in the year in which, any such operating revenue in controversy or impounded is recovered or, at the option of the Company, after, and in the year in which, it shall have been finally determined that such operating revenue belongs to the Company.

(III) For the purposes of this Section 9.07, the term “average amount of the gross property account” for any calendar year subsequent to December 31, 1945 shall be deemed to be the amount obtained by dividing by two the total resulting from adding the amount of the gross property account at the end of such calendar year to the amount thereof at the beginning of such calendar year. For the purposes of this Section 9.07 the term “amount of the gross property account” at any given date shall be deemed to be the sum of $35,655,332.87 plus the cost of property additions from August 31, 1942 to such date (other than property described in Subdivision (7) of Section 1.04 hereof) less the amount of all retirements during said period (other than retirements of property described in Subdivision (7) of Section 1.04 hereof).

SECTION 9.08. That it will, subject to the provisions of Article XVII hereof, at all times maintain its corporate existence and right to carry on business, and, subject to the provisions of this Indenture, will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it.

SECTION 9.09. That if it shall fail to perform any covenants contained in Sections 9.05, 9.06, 9.07, 9.08 or 9.10 hereof, the Trustee may make advances to perform the same in its behalf and shall make such advances if requested so to do by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder and furnished with funds adequate for the purpose and also adequate to pay any expense incurred in connection with such performance; the Company shall at once repay to the Trustee all sums so advanced with interest at the rate of five per centum (5%) per annum until paid, and all sums so advanced with the interest thereon shall be secured hereby, having the benefit of the lien hereby created in priority to the indebtedness evidenced by the bonds and coupons issued hereunder, but no such advance shall be deemed to relieve the Company from any default hereunder except that, to the extent that any such advances by the Trustee shall be repaid by the Company, such advances shall be deemed to have been payments of the Company as of the date of such repayment.

SECTION 9.10. That it will cause this Indenture to be promptly recorded and filed in such manner and in such places as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Trustee and will furnish to the Trustee:

(1) Promptly after the execution and delivery of this Indenture and of each supplemental indenture, an opinion of counsel either stating that in the opinion of such counsel this Indenture and all indentures supplemental hereto have been properly recorded and filed so as to make effective the lien intended to be created thereby and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to make such lien effective, and

(2) At least annually after the execution and delivery of this Indenture an opinion of counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and all indentures supplemental hereto as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien. As used in clause (2) of this Section, the term “annually” shall be deemed to mean once in each calendar year following the calendar year 1945.

It shall be a compliance with clauses (1) and (2) of this Section if (a) the opinion of counsel therein required to be delivered to the Trustee shall state (i) that the indentures which may be the subject matter of any such opinion have been received for recordation or filing or re-recording or refiling in each jurisdiction in which in the opinion of such counsel they are respectively required to be recorded or filed or re-recorded or refiled and (ii) that, in the opinion of such counsel, no further action is necessary to make effective the lien intended to be created by such indentures, and (b) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of the respective indentures which may be the subject matter of such opinion, as shall be practicable, having due regard to the number and distance of the jurisdictions in which the same are required to be recorded or filed or re-recorded or refiled.

SECTION 9.11. That it will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, and to make subject to the lien hereof, any property hereafter acquired and intended to be subject to the lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees the estate, powers, instruments or funds held in trust hereunder.

SECTION 9.12. That books of record and account will be kept, in which full, true and correct entries will be made, of all dealings or transactions, of, or in relation to, the plants, properties, business and affairs of the Company, and that all books, documents and vouchers relating to the plants, properties, business and affairs of the Company shall at all reasonable times be open to the inspection of such reputable accountant or other agent of recognized standing as the Trustee may from time to time designate, and that the Company will bear all expenses of any such inspection. Except as may be required pursuant to Sections 18.02 and 18.03 hereof, the Trustee shall be under no obligation to cause any such inspection to be made unless requested so to do in writing by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder and furnished with funds sufficient to pay all costs and expenses incurred or to be incurred by it in or in connection with such inspection.

SECTION 9.13. That it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of all indentures supplemental hereto and of the bonds issued hereunder.

SECTION 9.14. I. That it will not withdraw or permit the withdrawal of any cash or purchase money obligations representing the proceeds of insurance on or the release of or the taking by eminent domain of property subject to the lien of this Indenture which shall have been deposited with the trustee of a prior lien unless

(a) such cash is deposited with the Trustee hereunder to be withdrawn, used or applied in the manner and subject to the conditions provided in Section 13.05 hereof, except that any such cash representing proceeds of insurance shall be applied in accordance with the provisions of Section 9.06 hereof; or

(b) the consent of the Trustee hereunder has been given to such withdrawal, which consent shall be given by the Trustee (1) with respect to any such cash representing proceeds of insurance upon compliance with the provisions of Section 9.06 hereof, or (2) with respect to any other cash upon compliance with the provisions of Section 13.05 hereof. Any cash with respect to the withdrawal of which the Trustee shall have given its consent in accordance with the provisions of this subdivision (b) shall for all purposes of this Indenture be deemed to have been originally deposited hereunder and to have been withdrawn, used or applied under the provisions of Section 9.06 or Section 13.05 hereof as the case may be; or,

(c) such cash is deposited with the trustee of another prior lien, such cash to be subject to the restrictions as to withdrawal hereinabove set forth; or

(d) such purchase money obligations are withdrawn for payment and the cash received thereon is deposited with the trustee of such prior lien, such cash to be subject to the restrictions as to withdrawal hereinabove set forth.

II. That, upon the cancellation and discharge of any prior lien, it will

(a) cause the balance of any cash and purchase money obligations of the character described in paragraph I of this Section which shall have been deposited with the trustee of such prior lien and shall not theretofore have been withdrawn or permitted to be withdrawn in accordance with the provisions of said paragraph I to be deposited either (1) with the Trustee to be held and applied in the same manner as though such cash and purchase money obligations had originally been deposited with the Trustee hereunder, or (2) with the trustee of another prior lien, such cash and purchase money obligations to be subject to the restrictions as to withdrawal hereinabove set forth; and

(b) cause any prior lien bonds then held by the trustee of such prior lien to be cancelled.

III. That, so long as any prior lien continues to be a prior lien, the Company will not permit prior lien bonds secured by such prior lien to be increased unless the prior lien bonds representing such increase shall be deposited with the Trustee to be held under the provisions of Article XI hereof.

SECTION 9.15. That, while any of the bonds of the 1965 Series are outstanding, it will not (a) declare or pay any dividends (other than stock dividends) or make any other distribution on any shares of its capital stock or to its stockholders, or (b) purchase, redeem or otherwise acquire or retire for value (otherwise than from the proceeds of new stock financing) any shares of its capital stock, if, after giving effect to such declaration, payment, distribution, purchase, redemption, acquisition or retirement (any such declarations, payments, distributions, purchases, redemptions, acquisitions or retirements being hereinafter referred to as “Restricted Payments”), the aggregate amount of such Restricted Payments made by the Company during the period from the date of this Indenture to and including the effective date (as hereinafter defined in this Section 9.15) of the Restricted Payment in respect of which the determination is being made, shall exceed the amount of the “Net Income” (as hereinafter defined in this Section 9.15) for the period commencing with the date of this Indenture, and running to and including the effective date of such Restricted Payment.

That within forty-five (45) days after the date of the declaration of any dividend, the making of any other payment or distribution on its capital stock, or the purchase, redemption, acquisition or retirement of any shares of its capital stock (such date being herein referred to as the “effective date”) it will notify the Trustee of such action and will deliver to the Trustee a Treasurer’s certificate showing in reasonable detail the amount of the Net Income for the period to and including the effective date of the Restricted Payment in respect of which the certificate is filed, stating that such Net Income has been determined as provided in this Section 9.15, showing all Restricted Payments previously made, and stating that the making of the Restricted Payment in respect of which the certificate is filed was not in violation of the provisions of this Section.

The term “Net Income” for any period shall mean the amount shown as net income on the books of the Company computed in accordance with the Classification of Accounts of the Missouri Public Service Commission; provided, however, that irrespective of any change in such classification there shall always be deducted as an operating expense, income, excess profits and other taxes based on or measured by income and provision for retirements and/or depreciation; and further provided that the amount of all expenditures and accruals for maintenance, and of provision for retirements and/or depreciation shall in no event be less than the amount of the Maintenance and Improvement Fund requirement (prior to any deductions therefrom or credits thereagainst) specified in Section 9.07 hereof for the period in which the computation is being made; and also provided that in computing such net income no deduction or adjustment shall be made for or in respect of (a) expenses or amortization of expenses incurred in connection with the redemption or retirement of any securities issued by the Company, or by any corporation which may merge or consolidate with or into, or all or substantially all of the operating property of which may be acquired by, the Company, including any amount paid in excess of the principal amount of securities redeemed or retired and, in the event that such redemption or retirement is effected by the use of the proceeds of the sale of other securities of the Company or such other corporation, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (b) profits and losses from sales of capital assets of the Company, or of any corporation which may merge or consolidate with or into, or all or substantially all of the operating property of which may be acquired by the Company, or taxes on or in respect of any such profits; (c) any earned surplus adjustment applicable to any period prior to August 31, 1942; (d) amortization of utility plant adjustment or acquisition accounts or other intangibles; or (e) amortization of the book values of gas manufacturing and storage facilities owned by the Company on August 31, 1942 which shall hereafter become no longer used or useful by reason of the substitution of natural gas.

SECTION 9.16. That, while any of the bonds of the 1965 Series are outstanding, it will not make any charges against capital surplus except charges arising out of adjustments to be made in its accounts as a result of orders of the Securities and Exchange Commission or the Public Service Commission of Missouri in connection with the effectuation of the reorganization of the Company in accordance with Section 11 of the Public Utility Holding Company Act of 1935 pursuant to which reorganization this Indenture has been executed, and such other charges as are expressly directed to be made against capital surplus at any time by orders of the Securities and Exchange Commission or the Public Service Commission of Missouri.

ARTICLE X.

BONDHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.

SECTION 10.01. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between March 15 and March 31 and between September 15 and September 30 in each year beginning with the period between September 15 and September 30 in the year 1945, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

SECTION 10.02. (a) The Trustee shall preserve in as current a form as is reasonably practicable all information as to the names and addresses of the holders of the bonds outstanding under this Indenture (1) contained in the most recent list furnished to it, as provided in Section 10.01 hereof, (2) received by it in the capacity of paying agent with respect to the principal of and interest on the bonds outstanding under this Indenture, and (3) filed with it within the two (2) preceding years pursuant to the provisions of paragraph (2) of subdivision (c) of Section 10.04 hereof.

The Trustee may (1) destroy any information or portion thereof furnished to it as provided in said Section 10.01 upon receipt of new information so furnished to it in substitution therefor; (2) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the bonds, a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon receipt of a new list so delivered; and (4) destroy any information received by it pursuant to the provisions of paragraph (2) of subsection (c) of said Section 10.04 but not until two (2) years after such information has been filed with it.

(b) In case three or more holders of such bonds (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a bond outstanding under this Indenture for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five (5) business days after the receipt of such application, at its election, either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision (a) of this Section; or

(2) inform such applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (a) of this Section, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each bondholder whose name and address appears in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment of, the reasonable expenses of such mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all of the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under subdivision (b) of this Section.

SECTION 10.03. The Company covenants and agrees

(1) To file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports, and of the information, documents and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports, pursuant to either of such Sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) To file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

(3) To transmit to the holders of bonds outstanding under this Indenture in the manner and to the extent provided in subdivision (c) of Section 10.04 hereof with respect to reports pursuant to subdivision (a) of said Section, such summaries of any information, documents and reports required to be filed by the Company, pursuant to subdivisions (1) and (2) of this Section, as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

SECTION 10.04. (a) The Trustee shall transmit, within sixty (60) days after May 15 in each year, beginning with the year 1946, to the bondholders as hereinafter in this Section provided a brief report dated as of such May 15 with respect to

(1) Its eligibility and its qualifications under Sections 18.01 and 18.14 hereof, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect:

(2) The character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds upon the mortgaged and pledged property, or upon property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one percentum (1⁄2 of 1%) of the aggregate principal amount of bonds outstanding under this Indenture on the date of such report;

(3) The amount, interest rate and maturity date of all other indebtedness owing by the Company, or any other obligor on the bonds secured hereby, to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subdivision (b) of Section 18.15 hereof;

(4) The property and funds physically in the possession of the Trustee, as such Trustee, or of a depositary for it, on the date of such report;

(5) Any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centum (1%) of the principal amount of bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

(6) Any additional issue of bonds issued under this Indenture which it has not previously reported; and

(7) Any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which, in its opinion, materially affects the bonds outstanding under this Indenture, or materially affects the mortgaged and pledged property, except action in respect of a default, notice of which has been or is to be withheld by it, in accordance with the provisions of Section 14.02.

(b) The Trustee shall transmit to the bondholders as hereinafter provided a brief report with respect to—

(1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor,

if any) unless the fair value of such property, as set forth in the certificate or. opinion required by Sections 13.03 or 13.05 is less than ten per centum (10%) of the principal amount of bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time; and

(2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 10.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds on the mortgaged and pledged property or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than ten per centum (10%) of the principal amount of bonds outstanding at such time, such report to be transmitted within ninety (90) days after such time.

(c) Reports, pursuant to this Section, shall be transmitted by mail

(1) to all registered holders of bonds outstanding under this Indenture as the names and addresses of such holders appear upon the registration books of the Company;

(2) to such holders of bonds outstanding under this Indenture as have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

(3) except in the case of reports pursuant to subsection (b) of this Section, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (a) of Section 10.02.

(d) A copy of each such report shall, at the time of such transmission to the bondholders, be filed by the Trustee with each Stock Exchange upon which any of the bonds are listed, and also with the Securities and Exchange Commission.

ARTICLE XI.

CONCERNING PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE.

SECTION 11.01. Each prior lien bond in coupon form deposited with the Trustee shall have all unmatured coupons attached when so deposited, or shall be accompanied by evidence satisfactory to the Trustee (which may be a certificate of the mortgagee or trustee under the prior lien securing the same) that the discharge of the mortgage or other lien securing such prior lien bond may be obtained without the production of any coupon or coupons that may be missing; and each prior lien bond so deposited shall be uncanceled. Each prior lien bond deposited hereunder shall be in bearer form or accompanied by appropriate instruments of transfer; and the Trustee may cause any or all registered prior lien bonds to be registered in its name as Trustee, or otherwise, or in the name or names of its nominee or nominees.

SECTION 11.02. All prior lien bonds received by the Trustee for the purposes of this Article XI shall be held by the Trustee, as part of the mortgaged and pledged property and without impairment of the lien thereof, for the protection and further security of the bonds issued hereunder. Except during the continuance of a completed default specified in Section 14.01 of this Indenture, no payment by way of interest or otherwise on any of the prior lien bonds held by the Trustee shall be made or demanded and the coupons thereto appertaining as they mature shall be canceled by the Trustee and delivered so canceled to the Company, unless the Company shall, by an instrument in writing, signed by its President or a Vice-President or its Treasurer or an Assistant Treasurer, and delivered to the Trustee, elect, with respect to any of such prior lien bonds, to have such payments made and demanded. In any event, except during the continuance of a completed default as aforesaid, all moneys received by the Trustee on account of the principal of or interest or premium on said prior lien bonds (to the extent that a Treasurer’s certificate delivered to the Trustee shall state that such moneys do not represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain of, mortgaged and pledged property, including the proceeds of and substitutes for any thereof), shall be paid over by the Trustee to or upon the order of the Company signed as aforesaid; provided that if and to the extent that such Treasurer’s certificate shall not state that such moneys do not represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain of, mortgaged and pledged property, including the proceeds of and substitutes for any thereof, the same shall be retained by the Trustee and held as part of the mortgaged and pledged property, to be withdrawn, used or applied, in the manner, to the extent, and for the purposes, and subject to the conditions provided in Section 13.05 hereof.

SECTION 11.03. Except during the continuance of a completed default specified in Section 14.01 hereof, the Trustee, if so directed by an instrument in writing signed by the President or a Vice-President or the Treasurer or an Assistant Treasurer of the Company, shall cause any prior lien bonds held by it to be canceled, and the obligation thereby evidenced to be satisfied and discharged, provided that it shall have received notice from the trustee or other holder of the prior lien securing the same that such trustee or other holder, on receipt of the prior lien bonds held by the Trustee, will cause the prior lien to be satisfied and discharged of record ; provided, however, that the Trustee shall not be required to cause any prior lien bonds so held by it to be canceled or surrendered for cancellation pursuant to the provisions of this Section unless and until the Trustee shall have received an opinion of counsel to the effect that there is no outstanding lien (other than excepted encumbrances) covering any part of the property upon which such prior lien exists junior to such prior lien and senior to the lien of this Indenture; and provided, further, that if all of the property subject to the prior lien securing prior lien bonds deposited with the Trustee shall have been released from the lien of this Indenture, such prior lien bonds as shall thereupon cease to be prior lien bonds shall be surrendered forthwith by the Trustee to the Company upon the written order of its President or a Vice-President or its Treasurer or an Assistant Treasurer. In connection with each direction or order under this Section the Trustee shall be furnished with a Treasurer’s certificate and an opinion of counsel each to the effect that all conditions precedent to the action directed or ordered have been complied with.

SECTION 11.04. Upon the occurrence of any completed default specified in Section 14.01 hereof, the Trustee may exercise any and all rights of a bondholder with respect to the prior lien bonds then held by it or may take any other action which shall in its judgment be desirable or necessary to avail of the security created for such prior lien bonds by the prior liens securing the same. The Trustee shall be reimbursed from the trust estate for all expenses by it properly incurred by reason of any such action taken without negligence or bad faith, with interest upon all such expenditures at the rate of five per centum (5%) per annum; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged and pledged property prior to the lien of the bonds and coupons issued hereunder.

ARTICLE XII.

REDEMPTION OR PURCHASE OF BONDS.

SECTION 12.01. Such of the bonds of any series issued hereunder as are, by their terms, redeemable before maturity may, at the option of the Company evidenced by a resolution, be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of the three next succeeding Sections numbered from 12.02 to 12.04, both inclusive.

SECTION 12.02. In case of a redemption of a part only of any series of said bonds, the particular serial numbers of the coupon bonds so to be redeemed shall be selected by the Trustee by lot, according to such method as it shall deem proper in its discretion. In any selection by lot, each registered bond without coupons shall be represented by the distinguishing numbers of the coupon bonds assigned for exchange for such registered bonds without coupons. Notice of intention to redeem (including in case a part only of the bonds of any particular series are to be redeemed, the numbers of the bonds to be redeemed in whole or in part) shall be given, by or on behalf of the Company, by publication in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri, and in one daily newspaper printed in the English language and published and of general circulation in each other city (if any) where the interest on or principal of the bonds to be redeemed is payable, for such period of time before the date fixed for redemption as is specified in Section 2.12 hereof as to bonds of the 1965 Series and as to the bonds of any other series for such periods as may be fixed for the bonds of such other series by the supplemental indenture establishing such series of bonds, or. if no such period be fixed, then at least once in each of four (4) successive calendar weeks (on any secular day of such calendar week which need not be the same day in each week) immediately preceding the date fixed for redemption. A copy of such notice shall also be mailed by or on behalf of the Company, not less than twenty (20) days before the date fixed for redemption, to each holder of any fully registered bond or of any coupon bond registered as to principal which is to be redeemed, at his last address, if any, appearing upon the registry books, but such mailing shall not be a condition precedent to such redemption and failure so to mail any such notice shall not affect the validity of the proceedings for the redemption of such bonds.

If the bonds to be redeemed are bonds of a series of which there are outstanding only fully registered bonds or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, a copy of such notice shall be mailed to each such registered holder directed to his registered address at such time as may be stated in the bonds of such series.

In the event that the Company shall complete the giving of notice of its intention to redeem any bonds so redeemable, the Company shall furnish to the Trustee a Treasurer’s certificate and an opinion of counsel each to the effect that all conditions precedent, as provided in this Section 12.02, have been complied with.

SECTION 12.03. In the event that the Company shall complete the giving of notice of its intention to redeem any bonds so redeemable, the Company shall, and it hereby convenants that it will, on or before the redemption date specified in such notice, deposit with the Trustee a sum of money sufficient to redeem all such bonds so to be redeemed on such date and/or irrevocably direct the Trustee to apply from money held by it available to be used for the redemption of bonds, a sum of money sufficient to redeem such bonds. If the Company shall fail so to deposit or direct the application of the money for the redemption of said bonds and such failure shall continue for a period of ten days after the redemption date, such failure, so continued, shall constitute a completed default under this Indenture and the said bonds so called for redemption shall thereupon immediately become due and payable, and the holders of said bonds shall be entitled to receive and the Company shall be obligated to pay the redemption price of said bonds and thereupon and without the lapse of any period of time all the remedies provided for in Article XIV hereof with respect to a default in the payment of principal of bonds outstanding hereunder shall be available to and enforceable by the Trustee.

SECTION 12.04. All moneys deposited by the Company with the Trustee under the provisions of this Article XII for the redemption of bonds or which the Company directs shall be applied by the Trustee to the redemption of bonds shall, subject to the provisions of Section 21.03 hereof, be held by the Trustee in trust for account of the holders of the bonds so to be redeemed, and shall be paid to them respectively, upon presentation and surrender of said bonds in bearer form or if registered, accompanied by a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, with all unmatured coupons, if any, appertaining thereto. Coupons maturing on or prior to the redemption date shall remain payable in accordance with their terms. On and after such redemption date, if the moneys for the redemption of the bonds to be redeemed shall have been deposited or directed to be applied as aforesaid, such bonds shall cease to bear interest and the coupons for interest, if any, maturing subsequent to the redemption date shall be void.

If any serial number shall be drawn by the Trustee at any selection by lot as in Section 12.02 hereof provided for, which is assigned to any fully registered bond of a denomination larger than One thousand dollars ($1,000), such fully registered bond shall be presented properly endorsed for transfer at or after the date fixed for the redemption of said bonds so drawn for redemption, and the payment with respect to said bond shall be made upon surrender of said bond so endorsed; and coupon bonds or fully registered bonds for the unpaid balance, if any, of the principal amount of the fully registered bond so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor. On and after the date fixed for such redemption, interest shall be payable only on the portion of said fully registered bond not so called for redemption and only such portion shall continue to be entitled to the benefit of the lien of this Indenture.

SECTION 12.05. At any time, upon the request of the Company, expressed by resolution, the Trustee shall, to the extent that such bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture (except cash deposited under the provisions of Section 2.13 hereof or under any like devices for the retirement of bonds and except moneys deposited for the payment or redemption of a particular series of bonds) or any cash deposited with it by the Company for the purpose, to the purchase of bonds then outstanding hereunder of such series as the Company may designate. Such purchase shall be at public or private sale, as the Trustee may determine, at the lowest prices at which such bonds can be obtained, not exceeding the current redemption price of such bonds as shall be by their terms redeemable before maturity, or at not more than one hundred and five per centum (105%) of the principal of bonds not so redeemable, plus accrued interest. The Company shall have the right to tender bonds for sale by it to the Trustee under the provisions of this Section. Before making any such purchase the Trustee may, and upon request of the Company, shall, by notice published once in each of two (2) successive calendar weeks (on any secular day in the week which need not be the same day in each week) in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date bonds of the series designated by the Company then outstanding hereunder; and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the bonds whose proposals may be accepted. Should there be two or more proposals at the same price aggregating more than the amount which the Trustee has available for investment, after having accepted all proposals at lower prices, the Trustee shall invest the amount so available, by acceptance of proposals so as to acquire the requisite amount of bonds at the lowest cost possible, provided, however, that to the extent consistent with the acquisition of such amount of bonds at the lowest cost possible the Trustee shall (a) in accepting proposals, give preference to such proposals as are subject to acceptance of a portion thereof as against proposals not subject to such acceptance, (b) as between proposals subject to acceptance of a portion thereof, accept the same pro rata, and (c) as between proposals not subject to such acceptance, select by lot, according to such method as the Trustee shall deem proper in its discretion, the proposals to be accepted. The Trustee may also in its discretion, and upon request of the Company so to do, shall invite offers of bonds for sale to it in any other usual manner. The Trustee may reject any or all proposals in whole or in part. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state.

The Company shall pay to the Trustee, on demand, the amount of accrued and unpaid interest upon all bonds purchased pursuant to this Section or redeemed in the manner and as provided in this Article XII.

The term “current redemption price”, as used in this Section with respect to the bonds of any particular series, shall be deemed to be the current redemption price at which bonds of such series are redeemable at the option of the Company other than by the application of cash deposited with the Trustee pursuant to Sections 2.13 or 9.07 hereof or under other similar devices for the retirement of bonds of one or more series issued hereunder or pursuant to the provisions of paragraph B of Section 13.06 hereof.

SECTION 12.06. All bonds issued hereunder paid, retired or redeemed under any of the provisions of this Indenture or purchased by the Trustee as provided in Section 12.05 hereof and all appurtenant coupons, if any, shall forthwith be canceled by the Trustee, and at the request of the Company the Trustee may cremate the same and deliver to the Company a certificate of such cremation.

ARTICLE XIII.

POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY.

SECTION 13.01. Unless the Company is in default in the payment of the interest on any of the bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy the mortgaged and pledged property (except such cash as is expressly required to be deposited with the Trustee and except, to the extent not herein otherwise provided, such securities as are expressly required to be deposited with the Trustee), and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, product and profits thereof, with power in the ordinary course of business freely and without let or hindrance on the part of the Trustee or of the bondholders, to use, consume and dispose of supplies acquired for the purpose and except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims and to alter, repair and change the position of any of its buildings, structures, plants, mains, conduits, service pipes or other property whatsoever, except that the position of none of the mortgaged and pledged property may be changed so as to impair the lien of this Indenture thereon.

SECTION 13.02. Unless the Company is in default in the payment of the interest on any of the bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by the Trustee, or accountability thereto for any consideration received by the Company:

(1) sell or otherwise dispose of, free from the lien of this Indenture any machinery, equipment, tools, implements or other property, which shall have become old, inadequate, obsolete, worn out or unfit or unadapted for use in the operations of the Company, upon replacing the same by or substituting for the same other property (not then within the term funded property) of at least equal value to that of the property sold or otherwise disposed of and subject to no liens prior hereto except liens to which the property sold or otherwise disposed of was subject;

(2) abandon any property if in the opinion of the Board of Directors the abandonment of such property is desirable in the proper conduct of the business and in the operation of the properties of the Company, or is otherwise in the best interests of the Company;

(3) cancel or make changes or alterations in or substitutions of any and all contracts, leases, easements and/or right of way grants;

(4) surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which it may be operating, provided that such surrender or modification is, in the opinion of the Board of Directors of the Company (such opinion to be stated in a resolution to be filed with the Trustee), desirable in the conduct of the business of the Company and does not impair the security of the bonds outstanding hereunder.

SECTION 13.03. Unless the Company is in default in the payment of the interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing, the Company may obtain the release of any of the mortgaged and pledged property, except cash then held by the Trustee (provided, however, that prior lien bonds deposited with the Trustee shall not be released except as provided in Article XI hereof), and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of

(1) a resolution describing in reasonable detail the property to be released and requesting such release and stating that the Company has disposed of, exchanged or dedicated, or agreed to dispose of, exchange or dedicate the same;

(2) a Treasurer’s certificate stating that the Company is not in default in the payment of the interest on any bonds then outstanding hereunder, that none of the completed defaults specified in Section 14.01 hereof has occurred and is continuing, and that all conditions precedent, specified in this Indenture, to the granting of such release have been complied with;

(3) if the fair value of the property to be released, as set forth in the certificate required by this subdivision (3), is equal to or more than the greater of (i) Twenty-five thousand Dollars ($25,000) or (ii) one per centum (1%) of the aggregate principal amount of the bonds outstanding, and if the fair value of the property to be released and of all other property released since the commencement of the current calendar year, as set forth in the certificates required by this subdivision (3) and by Section 13.04 hereof, is ten per centum (10%) or more of the aggregate principal amount of bonds at the time outstanding, then an independent engineer’s certificate; otherwise an engineer’s certificate; such engineer’s certificate or independent engineer’s certificate, as the case may be, shall be made and dated not more than ninety (90) days prior to the date of such application and shall state: (a) the fair value, in the opinion of the signers, of the property to be released; (b) what portion, if any, of the property to be released is funded property; (c) that such release is in the opinion of the signers desirable in the conduct of the business of the Company; and (d) that such release will not impair the security under this Indenture in contravention of the provisions hereof;

(4) an opinion of counsel to the effect that all conditions precedent, specified in this Indenture, to the granting of such release have been complied with;

(5) an amount in cash, to be held by the Trustee as part of the mortgaged and pledged property, equivalent to the amount if any, by which the then fair value of the property to be released, as specified in the engineer’s certificate or in the independent engineer’s certificate, as the case may be, provided for in subdivision (3) above, exceeds the aggregate (subject to the limitations hereinafter contained in clause (c) of this subdivision with respect to obligations secured by purchase money mortgages upon the property released) of the following items to the extent that the Company desires to include the same:

(a) the principal amount of any obligations secured by purchase money mortgage upon the property released delivered to the Trustee, to be held as part of the mortgaged and pledged property; and

(b) ten sixths (10/6ths) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture (other than those contained in Section 8.01 hereof and except that against bonds authenticable under Section 7.01 hereof, credit may be taken under this subdivision in an amount equal only to one hundred per centum (100%) of the principal amount of such bonds) by virtue of compliance with all applicable provisions of this Indenture (except any earnings requirements or net earnings certificates) relating to such authentication and delivery but which have not been authenticated and delivered; provided, however, that any application for such release of property shall, to the extent, and to the extent only, that the property so to be released is funded property operate as a waiver by the Company of the right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released; and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder and, to such extent, any property additions which were the basis of such right to the authentication and delivery of bonds so waived shall have the status of funded property; and

(c) the principal amount of any obligations secured by purchase money mortgage upon the property to be released and/or any amount in cash, that is evidenced to the Trustee by a certificate of the trustee or other holder of a prior lien or a lien prior hereto, as the case may be, stating that such trustee or other holder has received and holds the same in accordance with the provisions of such prior lien or lien prior hereto in consideration for the release of such property or any part thereof from such prior lien or lien prior hereto;

provided, however, that for the purposes of this subdivision (5) obligations secured by purchase money mortgages upon the property to be released shall be included in determining such aggregate only to the extent of a sum which shall not exceed sixty per centum (60%) of the fair value of the property released and only if the principal amount of the purchase money obligations so included plus the principal amount of all purchase money obligations then held by the Trustee or by the trustee or other holder of a prior lien or lien prior hereto under the provisions of this subdivision (5) and theretofore included in making the computation herein provided for shall not exceed five per centum (5%) of the principal amount of all bonds then outstanding under this Indenture;

(6) in case any obligations secured by purchase money mortgage upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the trustee or other holder of a prior lien or a lien prior hereto in connection with any release of such property, an opinion of counsel to the effect that in his or their opinion, such obligations are valid obligations, and that any purchase money mortgage securing the same is sufficient to afford a valid purchase money lien upon the property to be released, subject to no lien prior thereto except such liens, if any, as shall have existed thereon just prior to such release as liens prior to the lien of this Indenture.

In case the release of property is in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under clause (5) (b) of this Section) the Company, except as otherwise in this Section provided, shall comply with all applicable provisions of this Indenture relating to such authentication and delivery; provided, however, that in no such case shall the Company be required to deliver to the Trustee any resolution or document such as is described in subdivisions (1), (2) and (6) of Section 6.06 hereof or such parts of the opinion of counsel described in subdivision (7) of said Section 6.06 as relate solely to the authorization of the issuance of bonds of the Company by governmental authorities or by the Company, or to comply with the provisions of Section 6.05 hereof; and provided further, that if the property to be released is not funded property (i) the Company shall not be required to comply with the provisions of Section 6.04 hereof, (ii) that portion of the opinion of counsel required by clause (d) of subdivision (7) of said Section 6.06 may state that the property additions made the basis of the application for release are subject to prior liens which secure prior lien bonds which have not ceased to be outstanding under the provisions of Section 1.06 hereof, and (iii) the principal amount of such prior lien bonds, unless previously deducted, shall be deducted from the principal amount of bonds the waiver of the right to the authentication and delivery of which is being made the basis of such release; and provided further, that if any such application for release on the basis of property additions shall not operate as a waiver by the Company of the right to the authentication and delivery of bonds on the basis of such property additions, then none of the computations set forth in subdivision (II) of Section 1.04 hereof need be made; and provided further that the cost of any property additions received or to be received by the Company in whole or in part, as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the engineer’s certificate or in the independent engineer’s certificate, as the case may be, provided for in subdivision (3) of this Section to be the fair value of the property to be released (a) plus the amount of any cash or the fair value of any other consideration to be stated in such engineer’s certificate or independent engineer’s certificate, as the case may be, paid and/or delivered or to be paid and/or delivered by the Company in connection with such exchange as additional consideration for such property additions or (b) less the amount of any cash or the fair value of any other consideration, which shall also be stated in such engineer’s certificate or independent engineer’s certificate, as the case may be, received or to be received by the Company in connection with such exchange in addition to such property additions.

Any bonds issued under this Indenture deposited with the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee and at the request of the Company the Trustee shall cremate the same and deliver a certificate of such cremation to the Company, and any prior lien bonds deposited with the Trustee pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of Article XI hereof and any moneys and/or purchase money obligations and/or other property and/or the proceeds of any thereof and/or substitutes therefor received by the Trustee under this Section shall be held as part of the mortgaged and pledged property and such moneys and/or purchase money obligations shall be paid over, withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 13.05 hereof.

SECTION 13.04. Unless the Company is in default in the payment of the interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing, the Trustee shall whenever from time to time requested by the Company (such request to be evidenced by a resolution) and without requiring compliance with any of the provisions of Section 13.03 hereof, release from the lien hereof real estate unimproved for use in the conduct of the business of the Company, and the retention of which is, in the opinion of the Board of Directors of the Company, no longer desirable in the conduct of the business of the Company, provided the aggregate value of such real estate so released without such compliance in any period of five (5) consecutive calendar years shall not exceed the sum of Two hundred-fifty thousand Dollars ($250,000). Prior to the granting of any such release, there shall be delivered to the Trustee (i) an engineer’s certificate (or an independent engineer’s certificate if an independent engineer’s certificate would be required under subdivision (3) of Section 13.03, if the release was being applied for under Section 13.03) which shall state (a) the fair value in the opinion of the signers of the property to be released, (b) what portion, if any, of the property to be released is funded property, and (c) that the release thereof will not impair the security under this Indenture in contravention of the provisions hereof, and (ii) a Treasurer’s certificate and an opinion of counsel each to the effect that all conditions precedent, specified in this Indenture, to the granting of such release have been complied with. The Company covenants that it will deposit with the Trustee, to be dealt with in the manner provided in Section 13.05 hereof, the consideration, if any, received by it upon the sale or other disposition of any such real estate so released (to the extent that the same shall not have been paid or delivered to the trustee or other holder of a mortgage or other instrument constituting a prior lien or constituting a lien prior to the lien of this Indenture in accordance with the provisions thereof and a

Treasurer’s certificate to that effect shall have been furnished to the Trustee).

SECTION 13.05. (I) Any money received in consideration of any release by the Trustee under this Article XIII, including payment on account of the principal of any obligations secured by purchase money mortgage so received, shall be paid to and held by the Trustee; and, unless the Company is in default in the payment of the interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing, such money, and any other money which by the provisions of this Indenture are to be applied as in this Section provided (subject to the provisions of paragraph B of Section 13.06 hereof),

(1) may be withdrawn from time to time by the Company in an amount equal to ten-sixths (10/6ths) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture (other than those contained in Section 8.01 hereof and except that against bonds authenticable under Section 7.01 hereof, money may be withdrawn under this subdivision in an amount equal only to one hundred per centum (100%) of the principal amount of such bonds) by virtue of compliance with all applicable provisions of this Indenture (except any earnings requirements or net earnings certificates) relating to such authentication and delivery but which have not been authenticated and delivered; provided, however, that any request for such withdrawal of money shall, to the extent, and to the extent only, that the money to be so withdrawn is funded cash, operate as a waiver by the Company of the right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such funded cash is withdrawn; and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder and, to such extent, any property additions which were the basis of such right to the authentication and delivery of bonds so waived shall have the status of funded property; or

(2) may, upon the request of the Company, evidenced by a

resolution delivered to the Trustee, be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of Section 12.05 hereof; or

(3) may, upon the request of the Company, evidenced by a resolution delivered to the Trustee, be applied by the Trustee to the payment at maturity or the redemption of any bonds issued hereunder as are by their terms redeemable before maturity, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article XII hereof.

Such moneys shall, from time to time, be paid out or used or applied by the Trustee, as aforesaid, upon the request of the Company evidenced by a resolution, and upon receipt by the Trustee of a Treasurer’s certificate stating that the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and that none of the completed defaults specified in Section 14.01 hereof has occurred and is continuing. In case the withdrawal of cash is, in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under subdivision (1) of this Section) the Company, except as otherwise in this Section provided, shall comply with all applicable provisions of this Indenture relating to such authentication and delivery; provided, however, that in no such case shall the Company be required to deliver to the Trustee any resolution or document such as is described in subdivisions (1), (2) and (6) of Section 6.06 hereof or such parts of the opinion of counsel described in subdivision (7) of said Section 6.06 as relate solely to the authorization of the issuance of bonds of the Company by governmental authorities or by the Company, or to comply with the provisions of Section 6.05 hereof; and provided further, that if the cash to be withdrawn is not funded cash (i) the Company shall not be required to comply with the provisions of Section 6.04 hereof, (ii) that portion of the opinion of counsel required by clause (d) of subdivision (7) of said Section 6.06 may state that the property additions made the basis of the application for the withdrawal are subject to prior liens which secure prior lien bonds which have not ceased to be outstanding under the provisions of Section 1.06 hereof, and (iii) the principal amount of such prior lien bonds, unless previously deducted, shall be deducted from the principal amount of bonds the waiver of the right to the authentication and delivery of which is being made the basis of such withdrawal; and provided further, that if any such application for withdrawal of cash on the basis of property additions shall not operate as a waiver by the Company of the right to the authentication and delivery of bonds on the basis of such property additions, then none of the computations set forth in subdivision (II) of Section 1.04 hereof need be made. In any case where cash is withdrawn pursuant to subdivision (I) of this Section or is requested to be used or applied as specified in subdivisions (2) or (3) of said subdivision (I), the Company shall furnish to the Trustee a Treasurer’s certificate and an opinion of counsel each to the effect that all conditions precedent, specified in this Indenture, to such withdrawal or to such request have been complied with.

(II) Any such money which shall not have been withdrawn, used or applied pursuant to the foregoing provisions of this Section within three (3) years from the date of receipt thereof by the Trustee, shall be used or applied by the Trustee (unless the Company is in default in the payment of interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing), as promptly as the Trustee shall deem reasonable or desirable, to the purchase, payment or redemption of bonds in the manner provided in subdivisions (2) and (3) of subdivision (I) of this Section 13.05, except that (a) the Trustee, in its sole discretion, shall determine whether and at what time or times bonds shall be purchased, paid or redeemed, (b) the request by the Company referred to in said subdivisions (2) and (3) shall not be required, and (c) if more than one series of bonds issued hereunder shall at the time be outstanding, the Trustee, in its sole discretion, shall determine the amount of such cash which shall be so used or applied to the purchase, payment or redemption of the bonds of each such series. The Company hereby authorizes the Trustee on its behalf to give notice of intention to redeem any bonds which are to be redeemed pursuant to the foregoing provisions, in the manner provided by Section 12.02 hereof.

Any purchase money mortgage received or to be received by the Trustee under any of the provisions of this Indenture in consideration of the release of any property by the Trustee and/or the obligations secured by such purchase money mortgage, may be released upon payment by the Company to the Trustee of the principal of such purchase money mortgage or any unpaid portion thereof and/or of the obligations thereby secured. The Trustee shall be entitled to collect the principal of and interest on any such purchase money mortgage, and/or of the obligations thereby secured, as and when the same shall become payable and the Trustee may take any action which in its judgment may be desirable or necessary to avail of the security of such purchase money mortgage. Unless the Company is in default in the payment of the interest on any of the bonds then outstanding hereunder or one or more of the completed defaults specified in Section 14.01 hereof shall have occurred and be continuing, the interest received by the Trustee on any such purchase money mortgage or on the obligations thereby secured shall be paid over to the Company.

Any property acquired by the Company to take the place of any property released under any provisions of this Article XIII shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged and pledged property; but the Company shall, if requested by the Trustee, convey the same, or cause the same to be conveyed, to the Trustee as may be so requested by appropriate instruments of conveyance upon the trusts and for the purposes of this Indenture.

Any bonds issued under this Indenture deposited with the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee and at the request of the Company the Trustee shall cremate the same and deliver a certificate of such cremation to the Company, and any prior lien bonds deposited with the Trustee pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of Article XI hereof.

SECTION 13.06. A. Should any of the mortgaged and pledged property be taken by exercise of the power of eminent domain or should any governmental body or agency, at any time, exercise any right which it may have to purchase or designate a purchaser of any part of the mortgaged and pledged property, the Trustee may release the property so taken or purchased, upon being furnished with an opinion of counsel to the effect that such property has been taken by exercise of the power of eminent domain, or purchased in the exercise of a right which a governmental body or agent had to purchase or designate a purchaser of the same. The proceeds of all property so taken or purchased shall be paid over to the Trustee (unless the same shall have been paid or delivered to the trustee or other holder of a mortgage or other lien constituting a prior lien or lien prior hereto in accordance with the provisions thereof and a Treasurer’s certificate to that effect shall have been furnished to the Trustee), and, if paid over to the Trustee hereunder, (a) shall be applied in the manner set forth in paragraph B of this Section if the provisions of said paragraph B shall be applicable, or (b) if the provisions of said paragraph B shall not be applicable, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 13.05 hereof.

B. Notwithstanding the provisions set forth in Sections 13.03 or 13.05 hereof or in paragraph A of this Section relating to the withdrawal, use or application of moneys or other proceeds paid over to the Trustee, which provisions shall be inapplicable in the events hereinafter stated, should all or substantially all of the mortgaged and pledged property be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, then, and in any of such events, the Company shall have the right to redeem and shall promptly take all steps as shall be necessary to redeem all bonds outstanding under this Indenture at the principal amounts thereof and accrued interest to the date of redemption together with the premiums specified in Section 2.12 hereof with respect to the bonds of the 1965 Series, and with such premiums, if any, as may be provided with respect to any other series of bonds secured hereby, for the redemption ’of bonds pursuant to the provisions of this paragraph B. The Company covenants that in any of such events it will deposit with the Trustee such an amount in cash, if any, as, when added to any moneys then held by the Trustee hereunder, shall be required to redeem all bonds outstanding under this Indenture, and the Trustee shall forthwith take such steps as may be necessary to effect such redemption and shall apply and use for such redemption the moneys so deposited with or held by it. If the Company fails to take any steps necessary to effect the prompt redemption of said bonds, the Trustee shall have the power in the name of the Company, or otherwise, to take such steps, but the Trustee shall be under no obligation to take any such steps unless the amount of cash on deposit with the Trustee shall be sufficient to effect such redemption. If in any of the events described in this paragraph B there shall be deposited with the Trustee any moneys or other proceeds which are not required for the redemption of the bonds outstanding hereunder, such cash shall (subject to the Trustee’s lien thereon for its charges, expenses and disbursements) be forthwith paid over by the Trustee to the Company.

SECTION 13.07. In case the mortgaged and pledged property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the mortgaged and pledged property or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the fact that the Company may be in default and any request, certificate or appointment made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the mortgaged and pledged property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding the fact that the Company may be in default. Notwithstanding the existence of a default in the payment of interest on any bonds then outstanding hereunder or the existence of a completed default specified in Section 14.01 hereof, the Trustee may release from the lien hereof any part of the mortgaged and pledged property or permit the withdrawal of cash upon compliance with the conditions specified in this Article in respect thereof, if the Trustee in its discretion shall deem such release for the best interest of the bondholders.

SECTION 13.08. No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition.

ARTICLE XIV.

REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT.

SECTION 14.01. Upon the occurrence of any one or more of the following events (herein called “completed defaults”), viz.:

(a) Default in the payment of the principal of any bond hereby secured when the same shall have become due and payable, whether at maturity as therein expressed or by declaration or by virtue of the contingency provided in Section 12.03, or otherwise; or

(b) Default continued for sixty (60) days in the payment of any interest upon any bond hereby secured; or

(c) Default in the payment of any interest upon or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any outstanding prior lien bonds continued beyond the period of grace, if any, specified in the prior lien securing the same if the Company shall not have complied with the provisions of Section 9.14 hereof to the extent that such provisions may be applicable thereto; or

(d) By decree of a court of competent jurisdiction the Company shall be adjudicated a bankrupt, or an order shall be made approving a petition filed by any creditors or stockholders of the Company seeking reorganization or readjustment of the Company under the federal bankruptcy laws or other law or statute of the United States of America or any State thereof, or, by order of a court of competent jurisdiction, a trustee or a receiver or receivers shall be appointed of all or substantially all of the property of the

Company or of all or any part of the property of the Company subject to the lien of this Indenture, and any such decree or order shall have continued unstayed on appeal or otherwise and in effect for a period of ninety (90) days; or

(e) The Company shall admit in writing its inability to pay its debts generally as they mature or shall file a petition in voluntary bankruptcy or shall make any general assignment for the benefit of creditors or shall consent to the appointment of a receiver or trustee of all or any part of its property, or shall file in any court of competent jurisdiction, a petition or answer seeking reorganization or readjustment under the federal bankruptcy laws or other law or statute of the United States of America or any State thereof, or shall file a petition to take advantage of any debtors’ act; or

(f) Default continued for ninety (90) days after notice to the Company from the Trustee in the performance of any other covenant, agreement or condition contained herein or in any indenture supplemental hereto or in any bond secured hereby;

the Trustee may, and upon written request of the holders of a majority in principal amount of the bonds then outstanding hereunder, shall, by notice in writing delivered to the Company, declare the principal of all bonds hereby secured then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of at least a majority in principal amount of all outstanding bonds, by written notice to the Company and to the Trustee to annul such declaration and destroy its effect at any time before any sale hereunder, if before any such sale all agreements with respect to which default shall have been made shall be fully performed or made good, and all arrears of interest upon all bonds outstanding hereunder and the reasonable expenses and charges of the Trustee, its agents and attorneys, and all other indebtedness secured hereby, except the principal of any bonds not then due by their terms and interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto.

SECTION 14.02. The Trustee shall, within ninety (90) days after the occurrence thereof, give to the bondholders, in the manner and to the extent provided in subsection (c) of Section 10.04 hereof, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section being hereby defined to be the events specified in subdivisions (a), (b), (c), (d), (e) and (f) of Section 14.01 hereof not including any periods of grace provided for in said subdivisions); and provided that, except in the case of default in the payment of the principal of or interest on any of the bonds, or in the payment of any sinking or purchase fund instalment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.

SECTION 14.03. Upon the occurrence of one or more completed defaults, the Company, upon demand of the Trustee, shall forthwith surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to take possession of all the mortgaged and pledged property (with the books, papers and accounts of the Company), and to hold, operate and manage the same, and from time to time to make all needful repairs and such extensions, additions and improvements as to the Trustee shall seem wise; and to receive the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and out of the same to pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, subject to the provisions of Section 14.12 hereof with respect to extended, transferred or pledged coupons or claims for interest, first to the payment of the instalments of interest which are due and unpaid, in the order of their maturity, and next, if the principal of any of said bonds is due, to the payment of the principal and accrued interest thereon at the same rate as is expressed in the bonds pro rata without any preference or priority whatever, except as aforesaid. Whenever all that is due upon such bonds and instalments of interest and under any of the terms of this Indenture shall have been paid and all defaults made good, the Trustee shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent default.

SECTION 14.04. Upon the occurrence of one or more completed defaults it shall be lawful for the Trustee, by such officer or agent as it may appoint, with or without entry, to sell all the mortgaged and pledged property as an entirety, or in such parcels as the holders of a majority in principal amount of the bonds outstanding hereunder shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient place in St. Louis, Missouri, or such other place or places as may be required by law, having first given notice of such sale by publication in at least one daily newspaper of general circulation, published in St. Louis, Missouri (if there be such a daily newspaper), at least once in each of four (4) successive calendar weeks (on any secular day of each such calendar week) next preceding such sale, and by like publication in at least one daily newspaper published and of general circulation in the Borough of Manhattan, The City of New York, and any other notice which may be required by law, and from time to time to adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale to make and deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same, which sale shall be a perpetual bar, both at law and in equity, against the Company and all persons, firms and corporations lawfully claiming or who may claim by, through or under it.

SECTION 14.05. In case of the breach of any of the covenants or conditions of this Indenture, the Trustee shall have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders hereunder. In case of a completed default hereunder, the Trustee may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the bonds then outstanding hereunder and to foreclose this Indenture and to sell the mortgaged and pledged property under the judgment or decree of a court of competent jurisdiction; and it shall be obligatory upon the Trustee to take action either by such proceedings or by the exercise of its powers with respect to entry or sale upon being requested so to do by the holders of a majority in principal amount of the bonds then outstanding hereunder and upon being indemnified, except to the extent that such indemnity is precluded under the provisions of Sections 18.02 and 18.03.

No remedy by the terms of this Indenture conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any default hereunder shall extend to or shall affect any subsequent default or shall impair any rights or remedies consequent thereon.

SECTION 14.06. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in principal amount of the bonds then outstanding hereunder shall have the right, at any time, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken for any sale of the mortgaged and pledged property, or for the foreclosure of this Indenture, or for the appointment of a receiver or any other proceedings hereunder for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee under this Indenture; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

SECTION 14.07. In case of a completed default hereunder, and upon the filing of a bill in equity, or other commencement of judicial proceedings to enforce the rights of the Trustee and of the bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the mortgaged and pledged property, and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending and/or during such proceedings, with such powers as the court making such appointment shall confer.

SECTION 14.08. Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all bonds then secured hereby, if not previously due, shall at once become and be immediately due and payable.

SECTION 14.09. Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any bondholder or bondholders may bid for and purchase the mortgaged and pledged property or any part thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in his, their or its own absolute right without further accountability, and any purchasers at any such sale may, in paying the purchase money, turn in any of the bonds and coupons or claims for interest outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, subject, however, to the provisions in respect to extended, pledged and transferred coupons and claims for interest contained in Section 14.12 hereof. Said bonds and coupons, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.

SECTION 14.10. Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or nonapplication thereof.

SECTION 14.11. Any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, of, in and to the property so sold, and shall be a perpetual bar both at. law and in equity against the Company, its successors and assigns and against any and all persons, firms or corporations claiming or who may claim the property sold or any part thereof, from, through or under the Company, its successors or assigns.

SECTION 14.12. The proceeds of any sale made either under the power of sale hereby given, or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustee as part of the mortgaged and pledged property, shall be applied, as follows:

First—To the payment of all taxes, assessments, governmental charges or liens prior to the lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such foreclosure and sale, including reason-able compensation to the Trustee, its agents and attorneys, and of all other sums payable to the Trustee hereunder as compensation for all other services and/or by reason of any expenses or liabilities incurred without negligence or bad faith on the part of the Trustee or advances made in connection with the management or administration of the trusts hereby created;

Second—To the payment in full of the amounts then due and unpaid for principal and interest upon the bonds then secured hereby; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, with interest on the overdue principal at the rates expressed in the bonds, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest; provided, however, that if the time for the payment of any coupon or claim for interest upon any of the bonds secured hereby shall have been extended (except pursuant to action taken under Article XX hereof) by or with the consent of the Company, or if any coupon or claim for interest at or after maturity shall have been transferred or pledged separate from the bond to which they relate, such coupons or claims for interest shall not be entitled in case of default hereunder to the benefit or security of this Indenture except after the prior payment in full of the principal of all bonds issued hereunder and then secured hereby and of all coupons and claims for interest on such bonds the payment of which has not been so extended, or not so transferred or pledged; but the foregoing proviso shall not be applicable to any coupon or claim for interest, the time for the payment of which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of bonds then outstanding and accepted by or binding upon the holder of such coupon or claim for interest;

Third—Any surplus thereof remaining to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same.

SECTION 14.13. In case of a default on its part, as aforesaid, neither the Company nor any one claiming through or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation stay, extension or redemption laws now or hereafter in force in any locality where any of the mortgaged and pledged property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the mortgaged and pledged property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives the benefit of all such laws and hereby waives all right of appraisement and redemption to which it may be entitled under the laws of the State of Missouri or of any other state where any of the mortgaged and pledged property may be situated. And the Company, for itself and all who may claim through or under it, waives any and all right to have the estates comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the mortgaged and pledged property as an entirety.

SECTION 14.14. The Company covenants that if default shall be made in the payment of the principal of any bonds hereby secured when the same shall become payable, whether by the maturity of said bonds or otherwise, or if default shall be made in the payment of any interest on any bonds hereby secured for a period of sixty (60) days after such interest shall have become due and payable, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the bonds and coupons then secured hereby the whole amount due and payable on all such bonds and coupons for principal and interest, with interest upon the overdue principal at the same rate borne by the bonds which are overdue; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee in its own name and as trustee of an express trust shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid.

The Trustee, to the extent permitted by law, shall be entitled to sue and recover judgment either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture upon the mortgaged and pledged property, and in case of a sale of any of the mortgaged and pledged property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the bonds and coupons then outstanding hereunder, for the benefit of the holders thereof, and the Trustee shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the mortgaged and pledged property or upon any other property shall in any manner or to any extent affect the lien of this Indenture upon the mortgaged and pledged property or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of the said bonds, but such lien, rights, powers and remedies of the Trustee and of the bondholders shall continue unimpaired as before.

Any moneys thus collected or received by the Trustee under this Section shall be applied by it first, to the payment of its expenses, disbursements and compensation and the expenses, disbursements and compensation of its agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such bonds and coupons in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 14.12 hereof with respect to extended, transferred or pledged coupons and claims for interest) according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several bonds and coupons and upon stamping such payment thereon, if partially paid, and upon surrender thereof, if fully paid.

In case of any reorganization, receivership, insolvency or bankruptcy proceedings affecting the Company or its property or any other obligor on the bonds or its property, the Trustee shall have power to intervene and take any action therein that may be permitted by the Court and shall be entitled to file and prove a claim for the entire amount due and payable by the Company or such other obligor under this Indenture at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor hereunder after such date.

The Trustee is hereby irrevocably appointed (and the successive respective holders of bonds and coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the bonds and coupons issued hereunder, with authority to make or file, irrespective of whether the bonds or any of them are in default as to payment of principal or interest, in the respective names of the holders of the bonds or coupons or in behalf of all holders of the bonds or coupons as a class, any proof of debt, amendment to proof of debt, petition or other document, and to do and perform any and all acts and things for and in behalf of the respective holders of the bonds or coupons as a class, as may be necessary or advisable, in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the bonds or coupons against the Company or any other obligor on the bonds allowed in any equity receivership, insolvency, liquidation, bankruptcy, reorganization or other similar proceedings relative to the Company, or any other obligor on the bonds, its creditors, or its property and to receive payment of or on account of such claims; and any receiver, assignee or trustee in bankruptcy is hereby authorized by each of the bondholders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the bondholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees, incurred by it up to the date of such distribution. Nothing herein contained shall be construed to authorize the Trustee to accept any composition or plan of reorganization on behalf of bondholders or to surrender any rights of bondholders.

SECTION 14.15. All rights of action (including the right to file proof of claim) under this Indenture or under any of the bonds or coupons, may be enforced by the Trustee without the possession of any of the bonds or coupons or the production thereof on any trial or other proceeding relative thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be for the equal benefit of the holders of the outstanding bonds and coupons, subject to the provisions of Section 14.12 hereof with respect to extended, transferred or pledged coupons and claims for interest.

SECTION 14.16. No holders of any bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless such holder shall have previously given to the Trustee written notice of a completed default, nor unless also the holders of twenty-five per centum (25%) in principal amount of the bonds then outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended that no one or more holders of the bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of outstanding bonds and coupons.

Notwithstanding the provisions of Section 14.12 or any other provision of this Indenture or any indenture supplemental hereto, nothing in this Indenture or in any such supplemental indenture contained shall affect or impair the right of any bondholder, which is absolute and unconditional, to enforce the payment of the principal of and interest on his bonds at and after the maturity thereof as therein expressed or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest on each of the bonds issued hereunder to the respective holders thereof at the time and place in said bonds and the appurtenant coupons expressed.

SECTION 14.17. Notwithstanding any other provision of this Indenture, all the parties hereto agree, and each holder or owner of any bond by his acceptance thereof after the date of the execution hereof shall be deemed to have agreed, that any Court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such Court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder or group of bondholders, holding in the aggregate more than ten per centum (10%) in principal amount of the bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

SECTION 14.18. The Company may waive any period of grace provided for in this Article.

In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the mortgaged and pledged property, arid all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

ARTICLE XV.

EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS.

SECTION 15.01. Any request, declaration or other instrument, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and shall be signed or executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, may be made in the following manner:

(a) The fact and date of the execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution;

(b) The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder, and the series and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, the bonds described in such certificate. The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

Any request, consent or vote of the owner of any bond shall bind all future owners of the same in respect of anything done or suffered by the Company or the Trustee in pursuance thereof.

SECTION 15.02. The Company and the Trustee may deem and treat the bearer of any temporary or coupon bond outstanding hereunder, which shall not at the time be registered as to principal as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

The Company and the Trustee may deem and treat the person in whose name any fully registered bond outstanding hereunder shall be registered upon the books of the Company as herein authorized, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered holder or upon his order, shall be valid and effectual to satisfy and discharge the liability upon such bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

Neither the Company nor the Trustee shall be bound to recognize any person as the holder of a bond outstanding under this Indenture unless and until his bond is submitted for inspection, if required, except as may otherwise be provided by regulations made under Section 20.03 hereof, and his title thereto satisfactorily established, if disputed.

ARTICLE XVI.

IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS.

SECTION 16.01. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in any bond or coupon hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture, any indenture supplemental hereto and the obligations hereby and thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, stockholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any indenture supplemental hereto or in any of the bonds or coupons hereby secured, or implied therefrom, and that any and all such personal liability of any name and nature, and any and all rights and claims against every such incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the bonds and interest obligations secured hereby; provided, however, that nothing contained in this Indenture or in the bonds is intended or shall be construed to constitute a waiver of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations thereunder.

ARTICLE XVII.

EFFECT OF MERGER, CONSOLIDATION, ETC.

SECTION 17.01. Nothing in this Indenture shall prevent any lawful consolidation of the Company with, or lawful merger of the Company into, any other corporation or any conveyance, transfer or lease, subject to the lien of this Indenture, of all or substantially all the mortgaged and pledged property as an entirety to any corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the lien or security of this Indenture, or any of the rights or powers of the Trustee or the bondholders hereunder; and provided, further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a completed default hereunder, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided further that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, the due and punctual payment of the principal and interest of all said bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by an indenture with the Trustee executed and caused to be recorded by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all the mortgaged and pledged property as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby.

SECTION 17.02. In case the Company, as permitted by Section 17.01 hereof, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of this Indenture, all or substantially all the mortgaged and pledged property as an entirety, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid—upon executing and causing to be recorded an indenture with the Trustee, satisfactory to the Trustee whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal and interest of the bonds issued hereunder in accordance with the provisions of said bonds and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this Indenture to be kept or performed by the Company—shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereupon may cause to be executed, authenticated and delivered, either in its own name or in the name of The Laclede Gas Light Company, as its name shall then exist, in respect of property of the character defined in Section 1.04 hereof as property additions (including, without limitation, property acquired from St. Louis County Gas Company, or any successor thereto) such bonds as could or might have been executed, issued and delivered by the Company had it acquired such property, of such character by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds which shall have been previously signed and delivered by the officers of the Company to the Trustee for authentication, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of the property of such character, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property or otherwise, the same powers and rights which the Company might or could exercise had it acquired the property of such character by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued shall in all respects have the same legal right and security as the bonds theretofore issued in accordance with the terms of this Indenture as though all of said bonds had been authenticated and delivered at the date of the execution hereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or the withdrawal of cash or the release of property under any of the provisions of this Indenture or a credit under the provisions of Sections 2.13 or 9.07 hereof, on the basis of property of the character defined in Section 1.04 hereof as property additions acquired, made or constructed by the successor corporation, or by any corporation with which the Company or any successor corporation may be so consolidated or into which the Company or any successor corporation may be so merged or to which the Company or any successor corporation may make any such conveyance, the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Article XVII provided or a subsequent indenture shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the lien hereof; and provided further that the lien created thereby and the lien thereof shall have similar force, effect and standing as the lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, all or substantially all the mortgaged and pledged property as an entirety, as aforesaid, to such successor corporation, and should itself on the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and request the authentication and delivery of bonds or the withdrawal of cash or the release of property under the provisions of this Indenture in respect thereof or a credit under the provisions of Sections 2.13 or 9.07 hereof.

To the extent permitted by Sections 18.02 and 18.03, the Trustee may receive an opinion of counsel as conclusive evidence that any such assumption and any such lien and any such indenture comply with the foregoing conditions and provisions of this Section.

SECTION 17.03. In case the Company, as permitted by Section 17.01 of this Indenture, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to this Indenture, all or substantially all the mortgaged and pledged property as an entirety as aforesaid, neither this Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Article XVII hereof provided, shall, unless such indenture shall otherwise provide, become or be a lien upon any of the property or franchises of the successor corporation except (a) those acquired by it from the Company and appurtenant thereto and property which the successor corporation shall thereafter acquire or construct which shall form an integral part of, and be essential to the use or operation of, any property then or thereafter subject to the lien hereof, (b) the property made and used by the successor corporation as the basis under any of the provisions of this Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under the provisions of Sections 2.13 or 9.07 hereof and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by this Indenture or to maintain the mortgaged and pledged property as an operating system or systems in good repair, working order and condition, or (2) in pursuance of some covenant or agreement hereof to be kept or performed by the Company. Unless and until the successor corporation shall subject all the properties of the successor corporation to the lien of this Indenture, it shall in case of any merger, consolidation or transfer keep the accounts of the successor corporation so that the earnings of the mortgaged and pledged property may be at all times distinguished, and all covenants herein contained affecting the mortgaged and pledged property be fully performed.

ARTICLE XVIII.

CONCERNING THE TRUSTEE.

SECTION 18.01. The Trustee shall at all times be a bank or trust company having its principal office and place of business in the Borough of Manhattan, The City of New York, or in the City of St. Louis, Missouri, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a bank or trust company organized as a corporation and doing business under the laws of the United States or of the State of New York or of the State of Missouri, with a capital and surplus of at least $3,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in this Section, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

The Company covenants that whenever necessary to avoid or fill a vacancy in the office of Trustee, it will, in the manner provided in Section 18.18 hereof, appoint a Trustee so that there shall at all times be a Trustee eligible under this Section.

SECTION 18.02. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to a completed default, and after the curing of all completed defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of a completed default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

SECTION 18.03. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(a) prior to completed default hereunder and after the curing of all completed defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee, prior to completed default and after the curing of all completed defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and

(b) prior to completed default hereunder and after the curing of all completed defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and

(c) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time outstanding (determined as provided in Section 1.02 hereof) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

SECTION 18.04. The recitals of fact contained herein and in the bonds (except the Trustee’s authentication certificate) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the mortgaged and pledged property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder.

SECTION 18.05. Subject to the provisions of Sections 18.02 and 18.03, the Trustee shall not be personally liable in case of entry by it upon the mortgaged and pledged property for debts contracted or liability or damages incurred in the management or operation of said property.

SECTION 18.06. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given or served, for all purposes, by being deposited postage prepaid in a post-office letter box addressed (until another address is filed by the Company with the Trustee for the purposes of this Section), as follows: The Laclede Gas Light Company, St. Louis, Missouri.

SECTION 18.07. To the extent permitted by Sections 18.02 and 18.03:

(1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and

(2) The Trustee may consult with counsel (who may be of counsel to the Company) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

SECTION 18.08. The Trustee shall not be under any responsibility for the approval or selection of any expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to the approval or selection of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

Any resolution of the Board of Directors or Executive Committee shall be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted.

Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after a completed default (which has not been cured) the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 18.02.

SECTION 18.09. The Trustee, in its individual or any other capacity, may become the owner or pledgee of bonds or coupons secured hereby with the same rights it would have if it were not Trustee.

SECTION 18.10. Subject to the provisions of Section 21.03 hereof, all moneys received by the Trustee whether as Trustee or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, as may be agreed upon with the Company from time to time and as may be permitted by law.

SECTION 18.11. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The obligations of the Company to the Trustee under this Section shall constitute additional indebtedness secured hereby. Such additional indebtedness shall be secured by a lien prior to that of the bonds upon the trust estate, including all property or funds held or collected by the Trustee as such.

SECTION 18.12. Whenever in the administration of the trusts of this Indenture, prior to a completed default hereunder and after the curing of all completed defaults which may have occurred, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company and delivered to the

Trustee, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

SECTION 18.13. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

SECTION 18.14. (a) If the Trustee has or acquires any conflicting interest, as defined by subsection (d) of this Section, the Trustee shall within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor’s acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 18.18. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week. If the resigning Trustee fails to publish such notice within ten days after giving written notice of its resignation to the Company, the Company shall publish such notice.

(b) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section, the Trustee shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the bondholders, in the manner and to the extent provided in subsection (c) of Section 10.04 hereof with respect to reports pursuant to subsection (a) of Section 10.04 hereof.

(c) Subject to the provisions of Section 14.17 hereof any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (a) of this Section.

(d) The Trustee shall be deemed to have a conflicting interest if—

(1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, except as otherwise provided in paragraph (1) of subsection (b) of Section 310 of the Trust Indenture Act of 1939, and provided that there shall be excluded from the operation of this paragraph the Mortgage or Deed of Trust dated April 1, 1904, and Supplemental Indenture thereto dated as of May 15, 1942, by and between the Company and Bankers Trust Company and the Trustee, as trustees, securing the Company’s Refunding and Extension Mortgage Five Per Cent. Gold Bonds, and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of an obligor upon the bonds are outstanding, if the issuer shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

(2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;

(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subsection, to act as trustee whether under an indenture or otherwise;

(5) ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of the Company, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for the Company;

(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per centum (5%)

or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per centum (50%) or more of the voting securities of the Company; or

(9) the Trustee owns on May 15th in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15th, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15th. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same become due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7), and (8) of this subsection (d).

The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.

For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (d) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

For the purposes of this subsection (d) only, the term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

For the purposes of this subsection (d) only, the term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

For the purposes of this subsection (d) only, the term “executive officer” shall mean the President, every Vice-President, every Trust Officer, the Cashier, the Secretary and the Treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the Chairman of the Board of Directors.

For the purposes of this subsection (d) only, the term “underwriter” when used with reference to the Company means every person who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has sold for the Company in connection with, the distribution of any security of the Company, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

For the purposes of this subsection (d) only, the term “Company” shall include any obligor on bonds secured hereby.

(e) The percentages of voting securities and other securities specified in subsection (d) of this Section shall be calculated in accordance with the following provisions:

(i) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this subsection (e) ) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(iii) The term “amount”, when used in regard to securities, means the principal amount, if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(iv) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise;

(4) Securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

(f) If a separate or co-trustee is appointed pursuant to Section 18.19, the provisions of this Section which have been made specifically applicable to the Trustee, shall also apply to any separate or co-trustee, except that in case of the resignation of a separate or co-trustee such resignation and the appointment of a successor shall (subject to the provisions of subsection (c) of this Section) be governed by the provisions of paragraph (3) of Section 18.19.

SECTION 18.15. (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in the last paragraph of this subsection), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the bonds, and the holders of other indenture securities (as defined in the last paragraph of this subsection)

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

(A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subsection would occur within four months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula. To the extent that the claim of the Trustee has been reduced in amount or satisfied by the receipt of moneys or property which later have been apportioned to the bondholders and the holders of other indenture securities on an accounting, as hereinabove provided, such claim of the Trustee shall be reinstated in amount.

Any Trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this subsection if and only if the following conditions exist—

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months’ period; and

(ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

As used in this Section, the term “default” means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subsection, and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

(b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from—

(1) the ownership or acquisition of securities issued under

any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee; and for the purposes of this paragraph the term “security” shall mean any note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate, certificate of deposit for a security, or, in general, any interest or instrument commonly known as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase, any of the foregoing;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other liens or encumbrances, prior to the lien of this Indenture, on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subsections (a), (b) and (c) of Section 10.04 hereof with respect to advances by the Trustee as such;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subsection;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subsection.

As used in this Section, the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; the term “Trustee” shall include any separate or co-trustee appointed pursuant to Section 18.19 hereof; and the term “Company” shall include any obligor on bonds secured hereby.

SECTION 18.16. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 18.18, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to Section 18.14.

SECTION 18.17. The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Trustee and signed arid acknowledged by the holders of a majority in principal amount of the bonds then outstanding (determined as provided in Section 1.02 hereof) or by their attorneys in fact duly authorized.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 18.01, then the Trustee shall resign immediately in the manner and with the effect specified in Section 18.16, and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the President or a Vice-President of the Company with its corporate seal attested by the Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in principal amount of the bonds then outstanding or by their attorneys in fact duly authorized.

SECTION 18.18. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in subsection (c) of Section 18.14 in which event the vacancy shall be filled as provided in said subsection) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then outstanding hereunder (determined as provided in Section 1.02 hereof), by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and delivered to such new trustee, notification thereof being given to the Company and the retiring trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors or Executive Committee and duly acknowledged by its President or a Vice-President, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 18.16. Any new trustee appointed by the Company shall, immediately and without further act, be superseded by a trustee appointed by the bondholders as above provided, if such appointment by the bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new trustee by the Company.

If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within six (6) months after a vacancy shall have occurred in the office of trustee, the holder of any bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

If the Trustee resigns because of a conflict of interest as provided in subsection (a) of Section 18.14 and a successor has not been appointed by the Company or the bondholders or, if appointed, has not accepted the appointment within thirty (30) days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

Any trustee appointed under the provisions of this Section in succession to the Trustee shall be a bank or trust company eligible under Section 18.01 and qualified under Section 18.14.

Any trustee which has resigned or been removed shall nevertheless retain the lien upon the mortgaged or pledged property, including all property or funds held or collected by the trustee as such, to secure the amounts due to the trustee as compensation, reimbursement, expenses and indemnity, afforded to it by Section 18.11.

SECTION 18.19. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the mortgaged and pledged property then subject to this Indenture may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee the Company shall for such purpose join with the Trustee in the execution, delivery and performance of, all instruments and agreements necessary or proper to appoint another corporation or one or more persons approved by the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee, of all or any of the property subject to the lien hereof. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to Mississippi Valley Trust Company shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

(1) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(2) The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by Mississippi Valley Trust Company or its successor in the trust hereunder;

(3) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section;

(4) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing, by or on behalf of the holders of the bonds delivered to Mississippi Valley Trust Company, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to Mississippi Valley Trust Company shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with Mississippi Valley Trust Company or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with Mississippi Valley Trust Company or its successor in the trust hereunder. Any separate trustee or trustees or any co-trustee or co-trustees, may at any time by an instrument in writing constitute Mississippi Valley Trust Company or its successor in the trust hereunder his, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do all acts and things and exercise all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall be vested in and be exercised by Mississippi Valley Trust Company or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

If a separate or co-trustee is appointed pursuant to this Section 18.19, the provisions of Sections 10.04, 14.02, 18.02 and 18.03 hereof which have been made specifically applicable to the Trustee, shall also apply to any separate or co-trustee, other than any trustee which may be appointed as successor to Mississippi Valley Trust Company.

SECTION 18.20. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten percentum (10%) in principal amount of the bonds then outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the mortgaged and pledged property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of this Indenture, including any pledged securities, which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

SECTION 18.21. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 18.01 and qualified under Section 18.14 shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver the said bonds so authenticated; and in case any of said bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of the Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

ARTICLE XIX.

DISCHARGE OF MORTGAGE.

SECTION 19.01. The Trustee (and any trustee or trustees or co-trustee or co-trustees appointed pursuant to Article XVIII hereof) may, and upon request of the Company shall, cancel and discharge the lien of these presents and of all indentures supplemental hereto, and execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy the lien hereof and of all indentures supplemental hereto, and reconvey and transfer to the Company the mortgaged and pledged property, whenever all indebtedness secured hereby shall have been paid, including all proper charges of the Trustee hereunder. Such request shall be accompanied by a Treasurer’s certificate and an opinion of counsel each to the effect that all conditions precedent, specified in this Indenture, to the cancellation and discharge of the lien of these presents and of all indentures supplemental hereto have been complied with.

Bonds and interest obligations for the payment of which and bonds for the redemption of which moneys shall have been set apart by or deposited with the Trustee with irrevocable direction so to apply the same, subject to the provisions of Section 21.03 hereof (with or without any additional right given to the holders to surrender their bonds and obtain therefrom payment therefor prior to the redemption date) shall for all purposes of this Article XIX be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made insuring to the satisfaction of the Trustee that the same will be given.

ARTICLE XX.

MEETINGS OF BONDHOLDERS.

SECTION 20.01. Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the holders of outstanding bonds and coupons issued hereunder may be made as provided in the nine next succeeding Sections hereof numbered 20.02 to 20.10, both inclusive.

SECTION 20.02. The Trustee may at any time call a meeting of the bondholders affected by the business to be submitted to the meeting and it shall call such a meeting on the written request of the Company, given pursuant to a resolution of its Board of Directors. The holders of fifteen per centum (15%) or more in principal amount of the bonds affected by the business to be submitted to the meeting outstanding hereunder at the time of such request may request the Trustee to call such a meeting. In the event of the Trustee’s failing for ten (10) days to call a meeting after being thereunto requested by the Company or the bondholders as above set forth, holders of outstanding bonds affected by the business to be submitted to the meeting to the amount above specified in this Section or the Company, pursuant to resolution of its Board of Directors, may call such meeting. Every such meeting called by and at the instance of the Trustee shall be held at the principal office of the Trustee, or, at the election of the Trustee, at such place in the Borough of Manhattan, The City of New York, as shall be selected by the Trustee or, with the written approval of the Company, at any other place in the United States of America, and written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than thirty (30) days before such meeting (a) to each registered holder of bonds affected by the business to be submitted to the meeting then outstanding hereunder addressed to him at his address appearing on the registry books, (b) to each holder of any such bond payable to bearer who shall have filed with the Trustee an address for notices to be addressed to him, (c) to all other bondholders whose names and addresses are preserved at the time by the Trustee, as provided in subdivision (a) of Section 10.02 hereof, and (d) to the Company addressed to it at St. Louis, Missouri (or at such other address as may be designated by the Company from time to time) and shall be published by the Trustee at least once a week for four (4) successive calendar weeks immediately preceding the meeting in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri ; provided, however, that the mailing of such notice to any bondholders affected by the business submitted to the meeting shall in no case be a condition precedent to the validity of any action taken at such meeting. If such meeting is called by or at the instance either of the Company or the bondholders affected by the business submitted to the meeting, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in general terms the business to be transacted. Any meeting of bondholders shall be valid without notice if the holders of all bonds affected by the business submitted to the meeting then outstanding hereunder are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds affected by the business submitted to the meeting outstanding hereunder or by such as are not present in person or by proxy and by the Trustee.

SECTION 20.03. Officers and nominees of the Trustee and of the Company may attend and be heard at such meeting, but as such shall not be entitled to vote thereat. Attendance by bondholders may be in person or by proxy. In order that the holders of bonds payable to bearer and their proxies may attend and vote without producing their bonds, the Trustee, with respect to any such meeting called by the Trustee, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with any banks, bankers or trust companies, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued, and any regulations so made shall be binding and effective. If any such meeting shall have been called by bondholders affected by the business submitted to the meeting or by the Company as aforesaid upon failure of the Trustee to call the same after having been so requested to do under the provisions of Section 20.02 hereof, regulations to like effect for such deposit of bonds with an issue of certificates by any bank or trust company organized under the laws of the United States of America or of any state thereof, having a capital of not less than One hundred thousand Dollars ($100,000), shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee.

SECTION 20.04. Subject to the restrictions specified in Section 20.03 hereof, any registered holder of bonds affected by the business to be submitted at the meeting outstanding hereunder and any holder of a certificate provided for in Section 20.03 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by any authorized representative of the Trustee or the Company or by any other bondholder affected by the business to be submitted at the meeting, produce the bonds claimed to be owned or represented at such meeting, and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for. Proxies shall be acknowledged as required for an instrument to be recorded in the State of Missouri, and all proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Trustee.

SECTION 20.05. Persons named by the Trustee if represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders and proxies present and entitled to vote shall by a majority vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancy or vacancies. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders and proxies present and entitled to vote by a majority vote irrespective of the amount of their holdings. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall count’ all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid, and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails’ to attend the meeting the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

SECTION 20.06. Subject to the provisions of this Section and of Section 20.10 hereof, the holders of not less than sixty-six and two-thirds per centum (66 2⁄3%) in principal amount of the bonds outstanding hereunder (computed as provided in Section 1.02 hereof) when such meeting is held must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn; provided, however, that in case more than one series of bonds shall be outstanding under this Indenture, and any business to be submitted to such meeting shall affect the rights of holders of the bonds of one or more series and shall not affect the rights of holders of the bonds of one or more of the other series, then only holders of the bonds of the series to be affected shall have the right to notice of or to attend or vote at any such meeting or shall be counted for the purpose of a quorum. The determination of the Trustee as to what series of bonds the rights of the holders of which are affected shall be conclusive. If such meeting is adjourned by less than a quorum for more than fourteen (14) days, notice thereof shall forthwith be mailed by the Trustee if such meeting shall have been called by the Trustee (a) to the Company addressed to it at St. Louis, Missouri (or at such other address as may be designated by the Company in writing from time to time), (b) to each registered holder of bonds entitled to notice then outstanding hereunder addressed to him at his address appearing on the registry books, and (c) to each holder of any such bond payable to bearer who shall have filed with the Trustee an address for notices, and (d) to every other bondholder whose name and address is preserved at the time by the Trustee, as. provided in subdivision (a) of Section 10.02 hereof, in each case addressed to him at such address, and shall be published at least once in each fourteen (14) day period of such adjournment in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in the City of St. Louis, State of Missouri. Failure to mail such notice to any such bondholder as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called by bondholders or by the Company after the failure of the Trustee to call the same after being requested so to do in accordance with the provisions of Section 20.02 hereof, notice of such adjournment shall be given by the permanent Chairman and permanent Secretary of the meeting in the newspapers and for the number of times above specified in this Section and shall be sufficient if so given.

SECTION 20.07. Subject to the provisions of Section 20.06 and Section 20.10 hereof, any modification or alteration of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the holders of bonds and coupons issued hereunder in any particular may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of the holders of sixty-six and two-thirds per centum (66 2⁄3%) or more in principal amount of the bonds entitled to vote at such meeting outstanding hereunder (computed as provided in Section 1.02 hereof) when such meeting is held, and approved by resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, permit (1) the extension of the maturity of the principal of such bond, or (2) the reduction in the rate of interest thereon or any other modification in the terms of payment of such principal or interest except that the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding may consent on behalf of the holders of all bonds at the time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date, or (3) the creation of any lien ranking prior to, or on a parity with, the lien of this Indenture with respect to any of the property mortgaged or pledged hereunder, or (4) the deprivation of any non-assenting bondholder of a lien upon the mortgaged and pledged property for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then due and delinquent and to any mortgage or other liens existing upon said property which are prior hereto at the date of the calling of any such bondholders’ meeting) or (5) the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond outstanding hereunder; and provided, further, that notwithstanding the provisions of this Section 20.07 or any other Section of this Article XX the holders of not less than a majority in principal amount of all bonds at the time outstanding may (A) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, or (B) on behalf of the holders of all such bonds, to consent to the waiver of any past default and its consequences. For all purposes of this Article, the Trustee, subject to the provisions of Sections 18.02 and 18.03, shall be entitled to rely upon an opinion of counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of bonds then outstanding hereunder.

SECTION 20.08. A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under the provisions of Section 20.06 hereof, and showing that said notices were mailed and published as provided in Section 20.02 hereof and, in a proper case, as provided in Section 20.06 hereof. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to each registered holder of bonds entitled to vote at such meeting outstanding hereunder addressed to him at his address appearing on the registry books and to each holder of any such bond payable to bearer who shall have filed with the Trustee an address for notices, and to every other bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (a) of Section 10.02 hereof, in each case addressed to him at such address, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by resolution of the Board of Directors of the Company, a copy of which resolution of approval, if any, shall be certified by the Secretary or an Assistant Secretary of the Company and filed by the Company with the Trustee, but if such resolution of the Board of Directors of the Company is adopted and a certified copy thereof is filed with the Trustee, the resolution so adopted shall be deemed conclusively to be binding upon the Company, the Trustee and the holders of all bonds and coupons issued hereunder, at the expiration of sixty (60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period, provided, however, that no such resolution of the bondholders, or of the Company, shall in any manner be so construed as to change or modify any of the rights, immunities or obligations of the Trustee without its written assent thereto.

SECTION 20.09. Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond outstanding at the date of any such meeting and affected thereby and upon presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified as in the opinion of the Trustee and the Board of Directors of the Company to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then outstanding and affected thereby shall be exchanged without cost to such bondholder for bonds then outstanding hereunder upon surrender of such bonds with all unmatured coupons appertaining thereto. The Company or the Trustee may require bonds outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders’ meeting and approved by resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustee and the Company and upon demand of the Trustee or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustee.

Any supplemental indenture executed pursuant to the provisions of this Article shall comply with all applicable provisions of the Trust Indenture Act of 1939 as then in force.

SECTION 20.10. Notwithstanding anything in this Article XX contained, the Company may at any time, or from time to time, by resolution of the Board of Directors filed with the Trustee, stipulate that from and after the date of the filing of such resolution with the Trustee none of the provisions of this Article XX shall be of any force and effect whatever either as respects (1) all bonds theretofore authenticated and delivered by the Trustee hereunder and then outstanding and/or (2) as to any bonds and/or all bonds thereafter authenticated and delivered by the Trustee hereunder, and in any such event a supplemental indenture setting out in detail the stipulations contained in such resolution shall be made.

ARTICLE XXI.

MISCELLANEOUS.

SECTION 21.01. Nothing in this Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person,

firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding hereunder.

SECTION 21.02. Any money which has been deposited with the Trustee (other than money which has been deposited with the Trustee for the purpose of effecting payment or redemption of or payment of interest on any bonds issued hereunder or which the Trustee has been directed to hold and apply for the purpose of such payment or redemption) shall, at the request of the Company evidenced by a resolution, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company maturing not more than two years from the date of their purchase by the Trustee, and until a completed default specified in Section 14.01 hereof shall have occurred and be continuing, any interest on such bonds and obligations which may be received by the Trustee shall be forthwith paid to the Company. Such bonds and obligations shall be held by the Trustee as a part of the mortgaged and pledged property and subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds and obligations so sold. If such sale (or any payment on the maturity of any such obligations so held by the Trustee) shall produce a net sum less than the cost of the bonds or other obligations so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash as with the net proceeds from such sale or such payment will equal the cost of the bonds or other obligations so sold or paid, and if such sale (or any payment on the maturity of any such obligations so held by the Trustee) shall produce a net sum greater than the cost of the bonds or obligations so sold or paid, the Trustee shall promptly pay to the Company an amount in cash equal to such excess.

SECTION 21.03. In the event that any bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof, the Company, having deposited with the Trustee, or with a paying agent of the Company appointed herein or as permitted hereunder, for the purpose, or having left with it if previously so deposited, moneys sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the date of the maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof, the Trustee or paying agent with which such deposit was made shall hold the money so deposited for the benefit of the holder of such bond or overdue coupon, as the case may be. In case the holder of any such bond or coupon shall not, within ten (10) years after such redemption or maturity date, claim the amount deposited as above stated, for the payment thereof, the Trustee and such paying agent shall, on demand pay over to the Company such amount so deposited, if the Company is not at the time in default hereunder; and the Trustee and such paying agent shall thereupon be relieved from all responsibility to the holder thereof.

SECTION 21.04. Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of this Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued hereunder and provide that a breach thereof shall be equivalent to a default under this Indenture or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained herein or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien hereof shall be situated. The Trustee is hereby authorized to join with the Company in the execution of any such instrument or instruments. Such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon if such instrument shall have been signed by the Trustee any modification of the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and the holders of the bonds and coupons hereby secured. Anything herein to the contrary notwithstanding, this Section shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then outstanding hereunder.

SECTION 21.05. Subject to the provisions of Articles XVII and XVIII hereof, whenever in this Indenture either of the parties hereto is named or referred to (except in subdivision (1) of Section 1.05 hereof), this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 21.06. The due date of this Indenture shall be the date of maturity of that series of bonds issued or that may at any time hereafter be issued under and secured by this Indenture which, of all the series of bonds issued hereunder, has the latest date of maturity; provided, however, that nothing in this Section shall affect or limit any of the rights or remedies of the Trustee or the bondholders prescribed in Article XIV hereof.

SECTION 21.07. If any provision of this Indenture limits, qualifies or conflicts with another provision of this Indenture which has been included pursuant to any requirements of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provisions shall control.

SECTION 21.08. Except where the context specifically requires otherwise, whenever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as approved August 3, 1939.

SECTION 21.09. The titles of the several Articles of this Indenture, the marginal notations and the table of contents shall not be deemed to be any part hereof.

SECTION 21.10. This Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, THE LACLEDE GAS LIGHT COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or a Vice-President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and MISSISSIPPI VALLEY TRUST COMPANY, party hereto of the second part, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by a Vice-President and its corporate seal to be attested by its Assistant Secretary.

THE LACLEDE GAS LIGHT COMPANY,

By /s/ L.W. Childress
President

Attest:
/s/ M.P. McVey
Asst. Secretary	MISSISSIPPI VALLEY TRUST COMPANY,

By /s/ W.J. Hein C.H.
Vice President

Attest: /s/ C.M. Walter Assistant Secretary

STATE OF MISSOURI	}	ss.:
CITY OF ST. LOUIS

On this 23rd day of March, in the year 1945, before me appeared L.W. Childress, to me personally known who, being by me duly sworn, did say : that he resides at St. Louis County, MO; that he is the President of THE LACLEDE GAS LIGHT COMPANY, a corporation organized under the laws of Missouri and one of the corporations described in and which executed the foregoing instrument; that he knew the seal of said corporation; that the seal affixed to the foregoing instrument is such corporate seal; that said instrument was signed and scaled on behalf of said corporation by authority of its Board of Directors and said L.W. Childress acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the City of St. Louis, Missouri, the day and year first above written.

My Commission Expires:
April 16, 1948	Lee R. Timehurst
Notary Public

STATE OF MISSOURI	}	ss.:
CITY OF ST. LOUIS

On this 23 day of March, in the year 1945, before me appeared W.J. Hein, to me personally known who, being by me duly sworn, did say : that he resides at St. Louis County; that he is the Vice-President of MISSISSIPPI VALLEY TRUST COMPANY, a corporation organized under the laws of Missouri and one of the corporations described in and which executed the foregoing instrument; that he knew the seal of said corporation; that the seal affixed to the foregoing instrument is such corporate seal; that said instrument was signed and scaled on behalf of said corporation by authority of its Board of Directors and said    acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the City of St. Louis, Missouri, the day and year first above written.

My Commission Expires:
June 28, 1948	E.J. Heigold
Notary Public

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